UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by Party other than the Registrant	☐

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

MCORPCX, INC.

(Exact name of Registrant as specified in its charter.)

Commission File number 000-54918

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11: Not applicable
1.	Title of each class of securities to which transaction applies: Not applicable
2.	Aggregate number of securities to which transaction applies: Not applicable
3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

4.	Proposed maximum aggregate value of transaction: $1,108,000
5.

Total fee paid: $143.82

The filing fee was calculated in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended and was determined by multiplying $0.0001298 by the proposed maximum aggregate value of the proposed transaction.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid;
2.	Form, Schedule or Registration Statement No.
3.	Filing Party:
4.	Date Filed:

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

 MCORPCX, INC.

[___________], 2020

Dear Stockholders of McorpCX, Inc.:

We previously announced that McorpCX, Inc. (the “Company”) entered into an agreement for the sale of our professional and related consulting services business operated by our wholly-owned subsidiary McorpCX, LLC, to a company controlled by Michael Hinshaw, the current President of McorpCX, LLC, for aggregate proceeds of $352,000 in cash and a $756,000 promissory note. Assuming this transaction is consummated, the Company intends to focus on growing its technology services business. Because the Company’s professional and related consulting services business currently constitutes substantially all of the Company’s operations, the sale of McorpCX, LLC constitutes the sale of substantially all of the Company’s assets under the California Corporations Code, and as such, the Company will be seeking stockholder approval of this transaction at the upcoming special meeting of stockholders of the Company, to be held in lieu of an annual meeting of stockholders.

You are cordially invited to attend a virtual special meeting of stockholders to be held in lieu of an annual meeting of stockholders, which will be conducted via online live audio webcast, at 9:00 a.m. Pacific Time on [        ], 2020 (the “Special Meeting”). There will not be a physical meeting location. The Special Meeting can be accessed by visiting www.meetingcenter.io/[    ], where you will be able to participate in the meeting live and vote online. Please note that you will not be able to attend the Special Meeting in person. We have chosen to hold a virtual, rather than an in-person, meeting in light of public health concerns associated with the ongoing coronavirus (COVID-19) situation.

At the Special Meeting, you will be asked to consider and vote on resolutions: (1) to approve the sale of all of the outstanding limited liability company membership units of McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement, dated April 15, 2020, by and between the Company and mfifty, LLC (the “LLC Sale Proposal”); (2) to approve the Company’s application for the delisting of its shares of common stock from the TSX Venture Exchange; (3) to elect five directors nominated by the Company’s board of directors to serve until the next annual meeting of stockholders; (4) to amend the Company’s articles of incorporation to establish a quorum threshold of one-third of the total outstanding shares of common stock for future stockholder meetings; (5) to amend the Company’s bylaws to change the composition of the Company’s board of directors from five directors to a range of between five and nine directors, with the specific number to be determined by the Company’s board of the directors in their discretion from time-to-time; (6) to amend the Company’s articles of incorporation to change the name of the corporation from McorpCX, Inc. to MCX Technologies Corporation; (7) to ratify the selection of MaloneBailey LLP as the independent auditor for the Company to conduct the audit of the year ended December 31, 2020; (8) to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the enclosed proxy statement; (9) to conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and (10) to consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the LLC Sale Proposal if there are not sufficient votes at the time of the Special Meeting to approve the LLC Sale Proposal. Each of these proposals is described in detail in the accompanying Notice of the Special Meeting of Stockholders and Proxy Statement.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the Special Meeting, please vote your shares over the Internet or via the toll-free telephone number, as instructed on the enclosed proxy card. You may also vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provider, whether or not you plan to attend the Special Meeting.

After careful consideration, our Board of Directors unanimously recommends that you vote “FOR” each of the foregoing proposals.

We hope to see you at the Special Meeting of Stockholders.

Sincerely,

Matthew Kruchko
Chief Executive Officer

NOTICE OF SPECIAL MEETING in lieu of annual meeting OF STOCKHOLDERS

[          ], 2020

NOTICE IS HEREBY GIVEN that the virtual special meeting of stockholders of McorpCX, Inc. (the “Company”) to be held in lieu of an annual meeting will be held via online live audio webcast at 9:00 a.m. Pacific Time on [         ], 2020 (the “Special Meeting”). There will not be a physical meeting location. The Special Meeting can be accessed by visiting www.meetingcenter.io/[      ], where you will be able to participate in the meeting live and vote online. In order to be able to enter the Special Meeting, you will need your meeting password, which is included on your proxy card if you are a shareholder of record as of [            ], 2020 or included with the form and voting instructions you received from your broker if you hold your shares in “street name.” Please note that you will not be able to attend the Special Meeting in person. We have chosen to hold a virtual, rather than an in-person, meeting in light of public health concerns associated with the ongoing coronavirus (COVID-19) situation. We are holding the Special Meeting for the following purposes:

(1)	To approve the sale of all of the outstanding limited liability company membership units of McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement, dated April 15, 2020, by and between the Company and mfifty, LLC (the “LLC Sale Proposal”);

(2)	To approve the Company’s application for delisting of its shares of common stock from the TSX Venture Exchange;

(3)	To elect five directors nominated by the Company’s board of directors to serve until the next annual meeting of stockholders;

(4)	To amend the Company’s articles of incorporation to establish a quorum threshold of one-third of the total outstanding shares of common stock for future stockholder meetings;

(5)	To amend the Company’s bylaws to change the composition of the Company’s board of directors from five (5) directors to a range of between five (5) and nine (9) directors, with the specific number to be determined by the Company’s board of the directors in their discretion from time-to-time;

(6)	To amend the Company’s articles of incorporation to change the name of the Company from McorpCX, Inc. to MCX Technologies Corporation;

(7)	To ratify the selection of MaloneBailey LLP as the independent auditor for the Company to conduct the audit of the year ended December 31, 2020;

(8)	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the enclosed proxy statement;

(9)	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation;

(10)	To consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the LLC Sale Proposal if there are not sufficient votes at the time of the Special Meeting to approve the LLC Sale Proposal; and

(11)	To transact any other business properly brought before the meeting.

The board of directors of the Company has fixed the close of business on [         ], 2020 as the record date for the determination of stockholders entitled to vote at the meeting or any adjournment, postponement or rescheduling thereof.

For information on how to vote, please refer to the instructions on the accompanying proxy card, or review the section titled “Commonly Asked Questions and Answers” beginning on page 9 of the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Gregg Budoi
Chairman of the Board

[         ], 2020

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [          ], 2020: Our proxy statement and our Annual Report on Form 10-K are available at www.investorvote.com/MCCX a site that does not have “cookies” that identify visitors to the site.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO CAST YOUR VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM. AS AN ALTERNATIVE TO VOTING ONLINE AT THE SPECIAL MEETING, YOU MAY VOTE BY PROXY OVER THE INTERNET, OVER THE TELEPHONE, OR BY MAIL. A PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

PROXY STATEMENT

GENERAL INFORMATION	- 1 -
SUMMARY TERM SEET	- 2 -
COMMONLY ASKED QUESTIONS AND ANSWERS	- 10 -
RISK FACTORS	- 17 -
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	- 20 -
THE SPECIAL MEETING	- 21 -
Recommendation of the Board	- 22 -
Record Date, Stockholders Entitled to Vote and Voting Power	- 22 -
Quorum	- 23 -
Required Vote	- 23 -
Voting	- 23 -
Solicitation of Proxies	- 24 -
Revocability of Proxies	- 24 -
Communicating with Members of the Board of Directors	- 24 -
PROPOSAL 1– Approval of the Sale of McorpCX LLC Membership Interests	- 25 -
Background of the LLC Sale Transaction	- 25 -
Reasons for the LLC Sale Transaction and the Valuation Report	- 27 -
Parties to the Unit Purchase Agreement	- 31 -
The Unit Purchase Agreement	- 32 -
Regulatory Approvals required for the LLC Sale Transaction	- 34 -
Expected Timing of the sale of McorpCX, LLC	- 34 -
Use of Proceeds and Future Operations	- 34 -
Certain United States Federal and State Income Tax Consequences of the Sale of McorpCX, LLC	- 35 -
No Dissenters’ Rights	- 35 -
Interests of the Company’s Directors and Executive Officers in the Sale of McorpCX, LLC	- 35 -
Required Vote	- 36 -
PROPOSAL 2 – Delisiting from TSX-V	- 37 -
Background of Listing on the TSX Venture Exchange	- 37 -
Rationale for the Proposed Delisting	- 37 -
Process to Delist the Shares	- 37 -
Consequences of the Proposed Delisting	- 37 -
Determination and Recommendation by the Board	- 38 -
Required Vote	- 38 -
PROPOSAL 3 - ELECTION OF DIRECTORS	- 39 -
Nominees for Election as Directors	- 39 -
EXECUTIVE OFFICERS	- 41 -
Background of Officers	- 42 -
Involvement in Certain Legal Proceedings	- 42 -
CORPORATE GOVERNANCE AND BOARD MATTERS	- 44 -
Board Meetings and Attendance	- 44 -
Independence of Directors	- 44 -
Board Leadership Structure	- 44 -
Risk Oversight	- 44 -
Our Director Nominations Process	- 45 -
The Committees of the Board	- 46 -

Special Committee – Selection of President and Chief Executive Officer	- 46 -
Compensation Committee Functions	- 47 -
Audit Committee and Charter	- 47 -
Audit Committee Financial Expert	- 47 -
Code of Ethics	- 47 -
Whistleblower Policy	- 48 -
Stockholder Communications with Board	- 48 -
Delinquent Section 16(a) Reports	- 48 -
EXECUTIVE COMPENSATION	- 49 -
Compensation Committee Interlocks and Insider Participation	- 54 -
CERTAIN RELATIONSHIPS AND TRANSACTIONS	- 54 -
Related Party Transactions	- 54 -
Review and Approval of Related Party Transactions	- 55 -
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	- 56 -
Securities Authorized for Issuance under Equity Compensation Plans	- 57 -
PROPOSAL 4 – AMENDMENT TO THE ARTICLES OF INCORPORATION TO DECREASE THE QUORUM REQUIREMENT FOR STOCKHOLDER MEETINGS	- 59 -
PROPOSAL 5 – AMENDMENT TO THE BYLAWS TO CHANGE THE COMPOSITION OF THE BOARD FROM A SET FIVE DIRECTORS TO A RANGE OF BETWEEN FIVE AND NINE DIRECTORS	- 61 -
PROPOSAL 6- NAME CHANGE AMENDMENT TO ARTICLES	- 62 -
PROPOSAL 7- INDEPENDENT ACCOUNTANTS AND AUDITORS	- 63 -
Ratification of Independent Auditors	- 63 -
AUDIT COMMITTEE REPORT	- 64 -
PROPOSAL 8 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	- 65 -
PROPOSAL 9 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	- 66 -
STOCKHOLDER PROPOSALS	- 67 -
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING	- 67 -
DUPLICATE ANNUAL REPORT AND PROXY STATEMENT	- 68 -
OTHER MATTERS	- 68 -
MISCELLANEOUS	- 68 -
ANNEX A	- 69 -
ANNEX B	- 70 -
ANNEX C	- 71 -
ANNEX D	- 72 -
ANNEX E	- 73 -
ANNEX F	- 77 -

i

MCORPCX, INC.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) and the accompanying proxy card are furnished in connection with the solicitation by the board of directors (the “Board” or the “Board of Directors”) of McorpCX, Inc. (the “Company” or “McorpCX”) of proxies to be used at the virtual special meeting of stockholders of the Company to be held in lieu of an annual meeting of stockholders, which will be conducted via online live [audio] webcast, at 9:00 a.m. Pacific Time on [       ], 2020 (the “Special Meeting”), and any adjournments or postponements thereof. The Company’s mailing address is 201 Spear Street, Suite 1100, San Francisco, California 94105. There will not be a physical meeting location. The Special Meeting can be accessed by visiting www.meetingcenter.io/[     ], where you will be able to participate in the meeting live and vote online. In order to be able to enter the Special Meeting, you will need your meeting password, which is included on your proxy card if you are a shareholder of record as of [            ], 2020 or included with the form and voting instructions you received from your broker if you hold your shares in “street name.” Please note that you will not be able to attend the Special Meeting in person. We have chosen to hold a virtual, rather than an in-person, meeting in light of public health concerns associated with the ongoing coronavirus (COVID-19) situation.

If a proxy in the accompanying form (“Proxy”) is properly executed and received by us prior to the Special Meeting or any adjournment, postponement or rescheduling thereof, our shares of common stock, no par value per share (“Shares”) represented by such Proxy will be voted in the manner directed. In the absence of voting instructions, the Shares will be voted for the proposals set out in the accompanying Notice of Special Meeting of Stockholders. Please see the Proxy for voting instructions.

A Proxy may be revoked at any time prior to its use by filing a written notice of revocation of proxy or a later dated Proxy with Computershare Investor Services, the Company's registrar and transfer agent, at 250 Royall St, Canton, Massachusetts, 02021. A Proxy may also be revoked by submitting another Proxy with a later date over the Internet, to our registrar and transfer agent or by voting online at the Special Meeting. Attending the Special Meeting will not, in and of itself, constitute revocation of a Proxy.

Proxies for the Special Meeting will be solicited by the Company primarily by mail. Proxies may also be solicited personally by the Company’s directors, officers or regular employees without additional compensation. We may reimburse banks, broker-dealers or other nominees for their reasonable expenses in forwarding the proxy materials for the Special Meeting to beneficial owners of Shares. The costs of this solicitation will be borne by the Company.

Section 602(a) of the California Corporations Code provides that a majority of the shares entitled to vote shall constitute a quorum at a meeting of stockholders. Abstentions, withheld votes and Shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present.

The approximate date on which this Proxy Statement, our annual report on Form 10-K for the fiscal year ended December 31, 2019 and the enclosed Proxy are first being given or sent to stockholders is [ ], 2020.

Your vote is important — we urge you to vote by Proxy even if you plan to attend the Special Meeting.

SUMMARY TERM Sheet

This summary together with the question and answer section that follows highlight selected information from this Proxy Statement and may not contain all of the information that is important to you. We urge you to carefully read the entire Proxy Statement, including the appendices, for a more complete description of the transactions contemplated under the Unit Purchase Agreement dated April 15, 2020 (the “Unit Purchase Agreement”) between the Company and mfifty, LLC . Each item in this summary refers to the page of this Proxy Statement on which that subject is discussed in more detail.

Parties to the Unit Purchase Agreement (page 31)

McorpCX, Inc.

McorpCX, Inc.

201 Spear Street, Suite 1100,

San Francisco, California 94105

McorpCX, Inc. is a California corporation, incorporated on December 14, 2001, and headquartered in San Francisco, California. McorpCX is a customer experience (CX) management solutions company dedicated to helping organizations improve customer experiences, increase customer loyalty, reduce costs and increase revenue.

McorpCX’s consulting and professional services business is currently operated exclusively through its wholly-owned subsidiary McorpCX, LLC.

McopCX’s principal executive office is located a 201 Spear Street, Suite 1100, San Francisco, CA 94105 and its telephone number is (415) 526-2655.  McorpCX’s website can be accessed at www.mcorp.cx. Information contained in McorpCX’s website does not constitute part of, and is not incorporated into, this proxy statement.

mfifty, LLC.

mfifty, LLC.

525 San Anselmo Ave., Suite 147

San Anselmo, California 94960

Mfifty, LLC. is a limited liability company formed under the laws of the State of California and is controlled by Michael Hinshaw, who is its manager.

The Unit Purchase Agreement (page 31 and Annex A)

On April 15, 2020, the Company entered into the Unit Purchase Agreement with mfifty, LLC, pursuant to which the Company agreed, subject to certain conditions, including the authorization and approval of the Unit Purchase Agreement by our stockholders at the Special Meeting, to sell all of the membership units of the Company’s wholly-owned subsidiary, McorpCX, LLC, to mifity, LLC, a company controlled by Michael Hinshaw, the current President of McorpCX, LLC (the “Purchaser”), who has beneficial ownership over 5,200,000 Shares, representing approximately 25% of the total outstanding Shares, for aggregate consideration of $1,108,000 consisting of a $100,000 cash payment received upon signing of the Unit Purchase Agreement as well as $252,000 in cash and a $756,000 promissory note to be received by the Company upon the closing of the sale of McorpCX, LLC to the Purchaser.

A copy of the Unit Purchase Agreement is attached as Annex A to this Proxy Statement. You are encouraged to read the Unit Purchase Agreement carefully and in its entirety.

Conditions That Must Be Satisfied or Waived for the sale of McorpCX, LLC to occur (page 33)

Currently, the Company expects to complete the sale of McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement by June 2020. As more fully described in this Proxy Statement and in the Unit Purchase Agreement, the completion of the sale of all the outstanding limited liability company membership units of McorpCX, LLC depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, approval of the sale of all of the outstanding limited liability company membership units of McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement being approved by a majority of the outstanding Shares held by disinterested stockholders on the Record Date (defined below), TSX Venture Exchange approval of the transactions outlined in the Unit Purchase Agreement, Michael Hinshaw selling all of his Shares to third parties pursuant to the terms of the Unit Purchase Agreement, and certain other customary closing deliverables from each party to the Unit Purchase Agreement.

The Company cannot be certain when, or if, the conditions to the closing of the sale of all of the outstanding limited liability membership units of McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement (the “LLC Sale Transaction”) will be satisfied or waived, or that the LLC Sale Transaction will be completed.

Termination of the Unit Purchase Agreement (page 33)

The Unit Purchase Agreement contains certain termination rights for the Company and the Purchaser, as the case may be, applicable upon:

●	the parties mutual agreement to terminate the Unit Purchase Agreement in writing;

●	September 1, 2020, if the LLC Sale Transaction has not been completed by that date;

●	any court of competent jurisdiction prohibits the transactions contemplated by the Unit Purchase Agreement, or a new legal requirement makes such transaction illegal; or

●

the election by one party when representations and warranties of the other party have become inaccurate in any material respect or the other party has failed to comply with its covenants in any material respect.

Indemnification Obligations under the Unit Purchase Agreement (page 34)

In addition to customary indemnification protections to both parties, since Michael Hinshaw is expected to continue to act as President of McorpCX, LLC until up to the closing of the LLC Sale Transaction, the Purchaser has also agreed to indemnify the Company from any liability arising from, or related to, the conduct of the business of McorpCX, LLC prior to the closing of LLC Sale Transaction, excluding any liability related to conduct that was explicitly approved by the Board or any Undisclosed Liability (as defined in the Unit Purchase Agreement).

Regulatory Approvals required for the LLC Sale Transaction (page 34)

The Company has agreed to use reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the Unit Purchase Agreement, which include approval from the TSX Venture Exchange. The Company has filed, or is in the process of filing, applications and notifications to obtain the required regulatory approval from the TSX Venture Exchange.

Although the Company does not know of any reason the Company cannot obtain approval from the TSX Venture Exchange in a timely manner, the Company cannot be certain when or if it will obtain them.

Special Meeting (page 20)

Date, Time and Place

The Special Meeting will be conducted via online live audio webcast, at 9:00 a.m. Pacific Time on [ ], 2020. There will not be a physical meeting location. The Special Meeting can be accessed by visiting www.meetingcenter.io/[      ], where you will be able to participate in the meeting live and vote online. Please note that you will not be able to attend the Special Meeting in person.

If the Company experiences technical difficulties during the special meeting (e.g., a temporary or prolonged power outage), the Company will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, the Company will promptly notify stockholders of the decision via www.meetingcenter.io/[ ]. If you encounter technical difficulties accessing the Special Meeting or asking questions during the Special Meeting, a support line is expected to be available on the login page of the Special Meeting website.

 Purpose

The Special Meeting is being held to consider and vote on:

●	a proposal to approve the sale of all of the outstanding limited liability company membership units of McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement (the “LLC Sale Proposal”);

●	a proposal to approve the Company’s application for delisting of its shares of common stock from the TSX Venture Exchange (the “TSX-V Delisting Proposal”);

●	a proposal to elect five directors nominated by the Board to serve until the next annual meeting of stockholders;

●	a proposal to amend the Company’s articles of incorporation to establish a quorum threshold of one-third of the total outstanding Shares for future stockholder meetings;

●

a proposal to amend the Company’s bylaws to change the composition of the Board from five (5) directors to a range of between five (5) and nine (9) directors, with the specific number to be determined by the Board in their discretion from time-to-time;

●	a proposal to amend the Company’s articles of incorporation to change the name of the corporation from McorpCX, Inc. to MCX Technologies Corporation;

●	a proposal to ratify the selection of MaloneBailey LLP as the independent auditor for the Company to conduct the audit of the year ended December 31, 2020;

●	a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the enclosed proxy statement;

●	a proposal to conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation;

●

a proposal to adjourn the Special Meeting, if necessary and appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the LLC Sale Proposal; and

●	to transact any other business properly brought before the meeting.

Record Date, Stockholders Entitled to Vote and Voting Power

Only holders of our Shares as of the close of business on [ ], 2020, the record date for the Special Meeting (the “Record Date”), will be entitled to receive notice of, and vote at, the Special Meeting or any adjournments or postponements of the Special Meeting, unless a new record date is fixed in connection with any such adjournment or postponement. At the close of business on the Record Date, there were [ ] Shares, outstanding and entitled to vote at the Special Meeting.

Each holder of the Company’s common stock will be entitled to one vote for each Share held by such holder as of the close of business on the record date.

Quorum

The presence at the Special Meeting, in person or by proxy, of at least a majority of the issued and outstanding Shares entitled to vote at the Special Meeting is necessary to constitute a quorum for transacting business at the Special Meeting. Failure of a quorum to be represented at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and will subject the Company to additional cost and expense.

Required Vote

Under the California Corporations Code, the LLC Sale Proposal will require the affirmative vote of holders of a majority of the outstanding Shares entitled to vote. Under the policies of the TSX Venture Exchange, the LLC Sale Proposal will require the affirmative vote of a majority of the Shares that are held by disinterested stockholders as of the Record Date in person or by proxy at the Special Meeting. Disinterested stockholders for the purposes of this vote includes all stockholders who do not have an interest in the LLC Sale Transaction as of the Record Date. Votes by stockholders who are not disinterested stockholders will not be counted for the purposes of approving the LLC Sale Proposal under the policies of TSX Venture Exchange. In particular, for the purposes of this vote, any Shares held by Michael Hinshaw, or Luckfound.org, as of the Record Date will not be counted for the purposes of approving this proposal.

The approval of the TSX-V Delisting Proposal will require the affirmative vote of a majority of the Shares that are voted by stockholders as of the Record Date in person or by proxy at the Special Meeting, excluding for the purposes of this vote promoters, directors or officers of the Company, stockholders who have direct or indirect beneficial ownership or control, directly or indirectly, of 10% or more of the outstanding Shares as of the Record Date and any other insiders of the Company, in accordance with the requirements of the TSX Venture Exchange.

The approval of the ratification of the appointment of MaloneBailey LLP and the approval of the compensation of the Company’s named executive officers, will each require the affirmative vote of a majority of the Shares represented at the Special Meeting and entitled to vote thereon. The approval of the amendments to our articles of incorporation and our bylaws will require the affirmative vote of the majority of Shares outstanding on the Record Date. With respect to the proposal to provide an advisory vote on the frequency of the advisory vote on executive compensation, the option that receives the greatest number of votes cast shall be considered the frequency for the advisory vote on executive compensation selected by the Company’s stockholders.

Voting

If your Shares are registered directly in your name with the Company’s transfer agent, you are considered a “stockholder of record” and you may vote your Shares online at www.meetingcenter.io/[     ] at the Special Meeting through the use of the ballot given to you at the Special Meeting or you may vote your Shares by proxy by mail, over the Internet or by telephone using the instructions provided elsewhere in this Proxy Statement and on the proxy card provided with this Proxy Statement. In order to be able to enter the Special Meeting, you will need your meeting password, which is included on your proxy card if you are a shareholder of record as of [            ], 2020 or included with the form and voting instructions you received from your broker if you hold your shares in “street name.” If you hold Shares in “street name” through your broker, bank or other nominee, you are considered the beneficial owner of these Shares and, in order to vote, will need to instruct your broker, bank or other nominee on how to vote your Shares using the instructions provided to you by your broker, bank or other nominee.

Your vote is very important, regardless of the number of Shares that you own. Accordingly, whether or not you plan to attend the Special Meeting, we encourage you to vote as soon as possible:

●	by proxy over the Internet or by telephone or by completing and mailing the proxy card provided with this proxy statement, if you are a stockholder of record; or

●	by providing proper instructions to your broker, bank or other nominee if you hold your shares in “street name.”

Solicitation of Proxies

The Company is soliciting proxies on behalf of the Board and will be bearing the entire costs of soliciting proxies. The solicitation of proxies will initially be made by mail or e-mail, if applicable. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of our Shares, in which case such parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of the Company’s directors, officers or employees. Any of the Company’s directors, officers or employees participating in the solicitation will not receive additional compensation for their efforts.

The Board of Directors Unanimously Recommends that the Company’s Vote “FOR” Approval of the LLC Sale Proposal and each of the other proposals outlined in this Proxy Statement (page 21)

The Board determined that the LLC Sale Transaction is advisable and in the best interests of the Company and its stockholders and has unanimously approved the Unit Purchase Agreement and the transactions contemplated thereunder. The Board unanimously recommends that the Company’s stockholders vote “FOR” the LLC Sale Proposal.

Additionally, as further described in this Proxy Statement, the Board recommends stockholders vote “FOR” the TSX-V Delisting Proposal, “FOR” each of the nominees to the Board of Directors, “FOR” each of the proposed amendments to the Company’s articles of incorporation and bylaws, “FOR” the ratification of MaloneBailey LLP as the Company’s independent auditors for the 2020 fiscal year, “FOR” the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, and to hold future advisory votes on executive compensation every year.

Reasons for the LLC Sale Transaction and Valuation Report (page 26 and Annex F)

In evaluating the potential sale of McorpCX LLC, the Board consulted with the Company’s management, outside legal advisors, and received a comprehensive valuation report (the “Valuation Report”) of McorpCX, LLC dated March 18, 2020 prepared by Evans & Evans, Inc. (“Evans & Evans”). The Valuation Report is attached as Annex F to this Proxy Statement. The Valuation Report, determined the fair market value of all of the issued and outstanding membership units of McorpCX, LLC to be in the range of $870,000 to $1,030,000, below the value of the total consideration to be received by the Company for McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement.

The full text of the Valuation Report is attached as Annex F to this Proxy Statement. You should read the Valuation Report in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Evans & Evans in rendering its estimated fair market value of McorpCX LLC.

For further information, please see the discussion under the caption “Proposal 1 —The Approval of the Sale of McorpCX LLC – Reasons for LLC Sale Transaction” and the “Valuation Report” commencing on page 26.

Expected timing of the sale of McorpCX, LLC (page 33)

The Company expects to complete the LLC Sale Transaction in June 2020, promptly following the Special Meeting, if the LLC Sale Proposal is approved by disinterested stockholders in accordance with the requirements of the California Corporations Code and the policies of the TSX Venture Exchange and the various other conditions to closing contained in the Unit Purchase Agreement are satisfied or waived. However, there can be no assurance that the LLC Sale Transaction will be completed as currently anticipated. Certain factors, including factors outside of the control of Company could result in the LLC Sale Transaction being delayed or not occurring at all.

Use of Proceeds and Future Operations (page 33)

If the LLC Sale Proposal is passed by disinterested stockholders in accordance with the requirements of the California Corporations Code and the policies of the TSX Venture Exchange, and the closing conditions outlined in the Unit Purchase Agreement are satisfied or waived then the LLC Sale Transaction will be completed. Following the completion of the LLC Sale Transaction, the Company intends to use the transaction proceeds for the purpose of growing the Company’s software development and technology services business. Currently, the Company’s business mostly consists of providing professional and related consulting services through McorpCX, LLC. Upon the completion of the sale of McorpCX, LLC, the Company intends to change its focus from a consulting business to a business focused on providing technology services to clients.

If the LLC Sale Proposal is not approved by disinterested stockholders in accordance with the requirements of the California Corporations Code and the policies of the TSX Venture Exchange, or if the other conditions outlined in the Unit Purchase Agreement are not satisfied or waived, then either the Company or the Purchaser may terminate the Unit Purchase Agreements and the Board, along with the Company’s management, will reassess the Company’s options in light of the Company’s strategic goals and any alternatives that may be available to the Company.

Certain U.S. Federal and State Income Tax Consequences of the Sale of McorpCX, LLC (page 34)

The Company anticipates that the LLC Sale Transaction will not result in any material U.S. federal or state income tax consequences to the Company’s disinterested United States stockholders. The LLC Sale Transaction will be a taxable event for the Company for U.S. federal, state and foreign income tax purposes. Management of the Company anticipates that the LLC Sale Transaction could result primarily in losses but also some taxable gain to the Company in an amount equal to the difference between the purchase price received and the Company’s adjusted tax basis in the membership units being sold. Any gain recognized by the Company for U.S. federal income tax purposes as a result of LLC Sale Transaction is expected to be fully offset by available net operating loss carryovers. Any gain recognized by the Company for U.S. state income tax purposes may not be fully offset by net operating loss carryovers, but is not expected to be material.

The United States federal income tax consequences described above may not apply to all holders of Shares. Your tax consequences will depend on your individual situation. Accordingly, the Company strongly urges you to consult your tax advisor for a full understanding of the particular tax consequences of the LLC Sale Transaction to you.

No Dissenters’ Rights (page 34)

No dissenters’ rights are available to our stockholders under the California Corporations Code or the Company’s articles of incorporation or bylaws in connection with the LLC Sale Transaction.

Interests of the Company’s Directors and Executive Officers in the Sale of McorpCX, LLC (page 34)

In considering the recommendation of the Board to vote for the LLC Sale Proposal, you should be aware that some of our directors and executive officers may have personal interests in this transaction that are, or may be, different from, or in addition to, your interests.

 The Purchaser is an entity controlled by Michael Hinshaw, the current president of McorpCX, LLC. As a consequence. Michael Hinshaw, who it is anticipated will no longer be affiliated with the Company at the conclusion of the LLC Sale Transaction, will have effective control over McorpCX, LLC after the conclusion of the LLC Sale Transaction. Additionally, the terms of the Unit Purchase Agreement provide that the Company will find one or more third party purchasers to acquire all 5,200,000 Shares beneficially held by Mr. Hinshaw for aggregate gross proceeds of $52,000

With the exception of Stephen Shay, all of the Company’s directors and executive officers own Shares and/or options to purchase Shares, and to that extent, their interests in the sale of MCorpCX, LLC are the same as that of other holders of our outstanding Shares. See “Security Ownership of Certain Beneficial Owners and Management,” beginning on page 55.

Security Ownership of Certain Beneficial Owners and Management (page 55)

As of May 8, 2020, the Company’s directors and executive officers collectively beneficially owned in the aggregate 5,245,001 Shares, representing approximately 25.68% of the Shares outstanding and entitled to vote at the Special Meeting.

Risk Factors (page 16)

In evaluating the LLC Sale Proposal, in addition to the other information provided elsewhere in this Proxy Statement and the annexes hereto, you should carefully consider the risk factors relating to the LLC Sale Transaction and the Company’s future operations that are discussed beginning on page 16 below.

COMMONLY ASKED QUESTIONS AND ANSWERS

Q:	Why am I receiving this Proxy Statement and Proxy?

A:

This Proxy Statement describes the proposals upon which you, as a stockholder, will vote. It also gives you information on the proposals, as well as other information so that you can make an informed decision.

Q:	What is the Proxy?

A:

The Proxy enables you to appoint Matthew Kruchko as your representative at the Special Meeting. By completing and returning the Proxy, you are authorizing Mr. Kruchko to vote your Shares at the Special Meeting as you have instructed on the Proxy. This way your Shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete and return your Proxy before the date of the Special Meeting just in case your plans change.

Q:	What happens if you do not indicate how your Shares are to be voted?

A:

If you submit your executed Proxy designating Mr. Kruchko as the individual authorized to vote your Shares, but you do not indicate how your Shares are to be voted, then your Shares will be voted by Mr. Kruchko in accordance with the Board’s recommendations, which are described in this Proxy Statement. In addition, if any other matters are properly brought up at the Special Meeting (other than the proposals contained in this Proxy Statement), then Mr. Kruchko will have the authority to vote your Shares on those other matters in accordance with his discretion and judgment. The Board currently does not know of any matters to be raised at the Special Meeting other than the proposals contained in this Proxy Statement.

Q:	Who can vote at the Meeting?

A:

Registered stockholders who own our Shares on the Record Date may attend and vote online at www.meetingcenter.io/[   ]. Each Share is entitled to one vote. There were [      ] Shares outstanding on the Record Date. If you own your Shares through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your Shares should be voted. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this Proxy Statement.

The list of stockholders entitled to vote at the Special Meeting will be open for the examination by any stockholder for any purpose relevant to the Special Meeting during normal business hours for 10 days before the Special Meeting at the Company’s registered office in our statutory registered agent's office at Computershare Investor Services, 250 Royall St, Canton, Massachusetts, 02021. The list will also be available during the Special Meeting for inspection by stockholders.

You are entitled to attend the Special Meeting only if you are a stockholder of record or a beneficial owner (in which case you must hold a valid proxy from the record holder, if you are not the record holder) as of the close of business on the Record Date.

Q:	How can Shares held through a brokerage account be voted?

A:

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record, then your name will not appear in the Company’s register of stockholders. Those Shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your Shares. Your nominee is required to vote your Shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your Shares with respect to “discretionary” items. On non-routine items, nominees cannot vote without instructions from the beneficial owner, which if such instructions are not given result in “broker non-votes”. For the purposes of the Special Meeting, brokers are able to vote on the ratification of MaloneBailey LLP as our independent auditors without instructions from the beneficial owner of the Shares being voted, while all of the other matters to be voted on require voting instructions from the underlying beneficial owner of such Shares or will be considered broker non-votes.

Q:	What am I voting on?

A:

We are asking you to: (i) approve the LLC Sale Proposal; (ii) approve the TSX-V Delisting Proposal; (iii) vote for the election of the Company's directors for the ensuing year; (iv) approve an amendment to the Company’s articles of incorporation to establish a quorum threshold of one-third of the total outstanding Shares for future stockholder meetings; (v) approve an amendment to the Company’s bylaws to change the composition of the Board from a set five (5) directors to a range of between five (5) and nine (9) directors, with the specific number to be determined by the Board, at the Board’s discretion within this range, from time-to-time, (vi) approve an amendment to the Company’s articles of incorporation to change the name of the Company to MCX Technologies Corporation (vii) ratify the selection of MaloneBailey LLP as the Company’s independent auditor; (viii) approve, on a non-binding advisory basis, the compensation of the Company’s executive officers as disclosed in this Proxy Statement, (ix) vote for a frequency of future advisory votes on the compensation of the Company’s executive officers, and (x) consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the LLC Sale Proposal if there are not sufficient votes at the time of the Special Meeting to approve the LLC Sale Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THESE PROPOSALS.

Q:	How do I vote?

A:	Registered stockholders may vote online at the Special Meeting, by mail, by phone, or on the Internet.

Voting Online at Special Meeting. There will not be a physical meeting location. You will be able to vote online at the Special Meeting by visiting www.meetingcenter.io/[          ]. You will need your meeting password, which is included on your proxy card if you are a shareholder of record as of [            ], 2020 or included with the form and voting instructions you received from your broker if you hold your shares in “street name.”

Voting by Mail. Complete, date, sign and mail the Proxy in the enclosed postage pre-paid envelope. If you mark your voting instructions on the Proxy, your Shares will be voted as you instruct. Please see the Proxy for voting instructions. In order for your Proxy to be validly submitted and for your Shares to be voted in accordance with your instructions, we must receive your mailed proxy card by 11:59 p.m. Pacific Time on [            ], 2020.

Voting by Telephone. Call the toll-free number listed on the Proxy from any touch-tone telephone and follow the instructions. You should have your Proxy in hand when you call.

Voting on the Internet. Go to www.investorvote.com/MCCX and follow the instructions. You should have your Proxy in hand when you access the website.

If you own your Shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the record holder to see which voting methods are available.

Your vote is very important to us. If you do not plan to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your completed Proxy prior to the Special Meeting in accordance with the above instructions so that your Shares will be represented and voted in accordance with your instructions.

Even if you plan to attend the Special Meeting in person, we recommend that you vote your Shares in advance as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:	How can I attend the Special Meeting?

A:

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Special Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held.

You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/[       ]. You also will be able to vote your shares online by attending the Special Meeting by webcast.

To participate in the Special Meeting, you will need to review the information included on your on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is on your proxy card.

If you hold your Shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online Special Meeting will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the Special Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

If the Company experiences technical difficulties during the special meeting (e.g., a temporary or prolonged power outage), the Company will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, the Company will promptly notify stockholders of the decision via www.meetingcenter.io/[     ]. If you encounter technical difficulties accessing the Special Meeting or asking questions during the Special Meeting, a support line is expected to be available on the login page of the Special Meeting website.

Q:	How do I register to attend the Special Meeting virtually on the Internet?

A:

If you are a registered stockholder (i.e., you hold your shares through the Company’s transfer agent, Computershare), you do not need to register to attend the Special Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.

If you hold your Shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting virtually on the Internet.

To register to attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Share holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on [         ], 2020.

You will receive a confirmation of your registration by email after Computershare receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare
COMPANY Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q:	What does it mean if I receive more than one Proxy?

A:	It means that you hold Shares in multiple accounts. Please complete and return all Proxies to ensure that all your Shares are voted in accordance with your instructions.

Q:	What if I change my mind after returning my Proxy?

A:	If you are a registered stockholder, you may revoke your Proxy and change your vote at any time before it is voted at the Special Meeting. You may do this by:

●

sending a signed notice of revocation of proxy to Computershare Investor Services, our registrar and transfer agent, at 250 Royall St, Canton, Massachusetts, 02021, stating that the Proxy is revoked; or

●	submitting another Proxy with a later date over the Internet, by telephone, or to our registrar and transfer agent at the address set out above; or

●	voting at the Special Meeting.

If you wish to revoke your submitted Proxy and submit new voting instructions by mail or by telephone then we must receive a new Proxy with your new voting instructions by 11:59 p.m. Pacific Time on [        ], 2020.

Your Proxy will not be revoked if you attend the Special Meeting but do not vote.

If you own your Shares through a broker or other nominee and wish to change your vote, you must send those instructions to your broker or nominee.

Q:	Will my Shares be voted if I do not sign and return my Proxy?

A:

If your Shares are registered in your name, they will not be voted unless you submit your Proxy or vote in person at the Special Meeting. If your Shares are held in street name, your broker/dealer or other nominee will not have the authority to vote your Shares unless you provide instructions.

Q:	Who will count the votes?

A:

Agents of the Company will tabulate the Proxies. Additionally, votes cast by stockholders voting in person at the Special Meeting are tabulated by a person who is appointed by our management before the Special Meeting.

Q:	How many Shares must be present to hold the Meeting?

A:

Section 602(a) of the California Corporations Code provides that a majority of the Shares entitled to vote shall constitute a quorum at a meeting of stockholders. Consequently, to hold the Special Meeting and conduct business, at least a majority of the outstanding Shares entitled to vote at the Special Meeting must be present at the Special Meeting. This is called a quorum.

Votes are counted as present at the Special Meeting if a stockholder either:

●	is present and votes in person at the Meeting; or

●	has properly submitted a Proxy.

Abstentions and broker non-votes (Shares held by a broker/dealer or other nominee that are not voted because the broker/dealer or other nominee does not have the authority to vote on a particular matter) will be counted for the purposes of establishing a quorum.

Q:	How many votes are required to elect directors?

A:

To be elected, a director nominee must receive a plurality of the votes cast at the Special Meeting. Only votes cast FOR a nominee will be counted. Votes withheld and broker non-votes will be excluded entirely from the vote.

Q:	What is the LLC Sale Proposal?

A:

The LLC Sale Proposal is the proposal for stockholders to approve the sale of all of the outstanding limited liability company membership interests in McorpCX, LLC to the Purchaser pursuant to the terms of the Unit Purchase Agreement.

Q:	How many votes are required to approve the LLC Sale Proposal?

A:

Under the California Corporations Code, the LLC Sale Proposal will require the affirmative vote of holders of a majority of the outstanding Shares entitled to vote. Under the policies of the TSX Venture Exchange, the LLC Sale Proposal will require the affirmative vote of a majority of the Shares that are held by disinterested stockholders as of the Record Date in person or by proxy at the Special Meeting. Disinterested stockholders for the purposes of this vote includes all stockholders who do not have an interest in the LLC Sale Transaction as of the Record Date. Votes by stockholders who are not disinterested stockholders will not be counted for the purposes of approving the LLC Sale Proposal under the policies of TSX Venture Exchange. In particular, for the purposes of this vote, any Shares held by Michael Hinshaw, or Luckfound.org, as of the Record Date will not be counted for the purposes of approving this proposal.

Q:	Am I entitled to appraisal or dissenter’s rights in connection with LLC Sale Transaction?

A:	No. Holders of outstanding Shares will not have appraisal or dissenter’s rights in connection with LLC Sale Transaction.

Q:	When is the LLC Sale Transaction expected to be consummated?

A:

If the LLC Sale Proposal is approved by disinterested stockholders in accordance with the requirements of the California Corporations Code and the policies of the TSX Venture Exchange and the various other conditions to closing contained in the Unit Purchase Agreement are satisfied or waived, the Company expects to complete the LLC Sale Transaction in June 2020 promptly following the Special Meeting,

Q:	Will the Company continue to file periodic reports with the SEC following the LLC Sale Transaction?

A:

The Company will continue to be subject to the reporting requirements under the United States Securities Exchange Act of 1934, as amended whether or not the LLC Sale Transaction closes. Additionally, the Company will also continue to be a reporting issuer in the provinces of British Columbia and Alberta and will be subject to all of the reporting requirements under the applicable Canadian securities laws regardless of whether the LLC Sale Transaction is completed or not.

Q:	How does the Company plan to use the cash proceeds from the LLC Sale Transaction?

A:

Following the completion of the LLC Sale Transaction, the Company intends to use the transaction proceeds for the purpose of growing the Company’s software development and technology services business. Currently, the Company’s business mostly consists of providing professional and related consulting services through McorpCX, LLC. Upon the completion of the sale of McorpCX, LLC, the Company intends to change its focus from a consulting business to a business focused on providing technology services to clients.

Q:	What are the U.S. federal income tax consequences of the LLC Sale Transaction to U.S. Stockholders?

A:

The LLC Sale Transaction is a corporate action. The Company’s United States. stockholders will not realize any gain or loss for United States federal income tax purposes as a result of the LLC Sale Transaction.

Q:	What if the LLC Sale Proposal is not adopted?

A:

If the LLC Sale Proposal is not approved by stockholders in accordance with the requirements of the California Corporations Code and the policies of the TSX Venture Exchange, or if the other conditions outlined in the Unit Purchase Agreement are not satisfied or waived, then either the Company or the Purchaser may terminate the Unit Purchase Agreements and the Board, along with the Company’s management, will reassess the Company’s options in light of the Company’s strategic goals and any alternatives that may be available to the Company.

Q:	How many votes are required to adopt the other proposals?

A:

The approval of the TSX-V Delisting Proposal will require the affirmative approval of the majority of Shares that are voted by stockholders as of the Record Date in person or by proxy at the Special Meeting, excluding for the purposes of this vote promoters, directors or officers of the Company, stockholders who have direct or indirect beneficial ownership or control, directly or indirectly, of 10% or more of the outstanding Shares as of the Record Date and any other insiders of the Company, in accordance with the requirements of the TSX Venture Exchange. The approval of the ratification of the appointment of MaloneBailey LLP, and the approval of the compensation of the Company’s named executive officers, will all require the affirmative vote of a majority of the Shares represented at the Special Meeting and entitled to vote thereon. The approval of the amendments to our articles of incorporation and our bylaws will require the affirmative vote of the majority of outstanding Shares outstanding on the Record Date. With respect to the proposal to provide an advisory vote on the frequency of the advisory vote on executive compensation, the option that receives the greatest number of votes cast shall be considered the frequency for the advisory vote on executive compensation selected by the Company’s stockholders.

Q:	What is the effect of withholding votes or “abstaining”?

A:

You can withhold your vote for any nominee in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. On other proposals, you can “Abstain”. If you abstain, your Shares will be counted as present at the Special Meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

Q:	How are votes counted?

A:

You may vote "For" or "Withhold" your vote on the proposal to elect directors. You may vote "For" or "Against" or "Abstain" on the proposals concerning the LLC Sale Proposal, TSX-V Delisting Proposal, the ratification of the appointment of MaloneBailey LLP, the compensation of our named executive officers, and the amendments to our articles of incorporation and our bylaws, each as outlined in this Proxy Statement. If you abstain from voting on any of these proposals, it will have the practical effect of voting against such proposal.

You may vote for “1 year”, “2 years”, “3 years” or “Abstain” in regard to the frequency of the advisory vote on executive compensation.

If you sign and return your Proxy without voting instructions, your Shares will be voted in accordance with the Board’s recommendations for the proposals described in this Proxy Statement.

Q:	Could other matters be discussed at the Meeting?

A:

We do not know of any other matters to be brought before the Special Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Special Meeting for consideration, the person named in the Proxy will have the discretion to vote on those matters on your behalf.

Q:	Where and when will I be able to find the voting results?

A:

You can find the official results of voting at the Special Meeting in a current report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Special Meeting.

Additionally, we will disclose how we are implementing the results of the advisory vote on the frequency of the advisory vote on executive compensation in a current report on Form 8-K filed with the SEC within 150 days of the date of the Special Meeting.

Q:	Who do I contact if I have any further questions?

A:

If you have questions or require any assistance with voting your Shares, please contact Matthew Kruchko at McorpCX, Inc., 201 Spear Street, Suite 1100, San Francisco, California 94105, Telephone (415) 526-2655. Mr. Kruchko is also the Company’s President and Chief Executive Officer.

RISK FACTORS

You should carefully consider the risk factors described below as well as other information provided to you or referenced in this Proxy Statement in deciding whether to vote to adopt the LLC Sale Proposal. The risk factors described below are not the only ones facing us. For a discussion of additional risk considerations, we refer you to the documents we file from time to time with the SEC, particularly our Form 10-K for the year ended December 31, 2019. Additional considerations not presently known to the Company or that the Company currently believes are immaterial may also adversely affect the Company’s business operations. If any of the following risk factors actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, and the value of the Shares could decline.

While the LLC Sale Transaction is pending, it creates uncertainty about the Company’s future that could have a material adverse effect the Company’s our business, financial condition and results of operations.

While the LLC Sale Transaction is pending, it creates uncertainty about the Company’s future. As a result of this uncertainty, the Company’s current or potential business partners and clients may decide to delay, defer or cancel entering into new business arrangements with the Company pending closing or termination of the LLC Sale Transaction. In addition, while the LLC Sale Transaction is pending, the Company is subject to a number of risks, including:

●	the diversion of management and employee attention from our day-to-day business;

●	the potential disruption to business partners and clients; and

●	the possible inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could have a material adverse effect on the Company’s business, financial condition and results of operation.

You are not guaranteed any of the proceeds from the LLC Sale Transaction.

The consideration for McorpCX, LLC is expected to be paid by the Purchaser directly to the Company. The Company could spend or invest the net proceeds from the LLC Sale Transaction in ways with which our stockholders may not agree. The investment of these proceeds may not yield a favorable return.

The Company will be a very small public company.

Once the LLC Sale Transaction is completed, the Company is expected to continue to file periodic annual, quarterly and current reports, as well as proxy statements with the SEC. As a result, the Company will continue to incur additional ongoing operating expenses and the Company cannot assure how much of the cash proceeds, if any, will ultimately be distributed to stockholders or invested in growing the Company’s technology services business.

The Company’s ability to execute its strategy following the LLC Sale Transaction depends on the Company’s ability to retain and recruit qualified management and/or advisors.

The Company’s ability to execute its strategy following the closing of the LLC Sale Transaction requires that the Company retain and recruit personnel with technology services experience. There are no assurances that the Company will be able to find and/or be able to recruit qualified personnel required to build the Company’s technology services business, and if the Company is not able to recruit such personnel the Company may not be able to successfully grow its technology services business and consequently may not develop a revenue generating business after the completion of the LLC Sale Transaction.

Following the LLC Sale Transaction, the Company’s profitability and growth will depend on the success of the Company’s planned development of its technology services business, which is subject to a variety of business risks and uncertainties.

After completion of the LLC Sale Transaction, the Company is expected to be focused on growing its technology services business. Any evaluation of our technology services business and our prospects following the LLC Sale Transaction must be considered in light of the risks and uncertainties stated above, as well as the following:

●	the ability to maintain our relationships with our existing clients;
●	the ability to attract new clients; and
●	potential capital costs used for investment in the technology services business;

If the Company is unable to address these risks, the Company’s business, results of operations and prospects following the closing of the LLC Sale Transaction could suffer and the company may not be able to successfully able to develop a revenue generating business.

The Company will incur significant expenses in connection with the LLC Sale Transaction, regardless of whether the LLC Sale Transaction is completed.

The Company expects to incur significant expenses related to the LLC Sale Transaction. These expenses include, but are not limited to, financial advisory fees and expenses, legal fees, accounting fees and expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by the Company regardless of whether the LLC Sale Transaction is completed.

If the Company fails to complete the LLC Sale Transaction, the Company’s business may be harmed.

The Company cannot assure you that the LLC Sale Transaction will be completed. The closing of the LLC Sale Transaction is subject to the satisfaction of a number of conditions, including, among others, the requirement that stockholders adopt the LLC Sale Proposal and that the Company receives approval of the TSX Venture Exchange. The Company cannot guarantee that it will be able to meet all of the closing conditions in the Unit Purchase Agreement. The Company also cannot be sure that other circumstances will not arise that would allow the Purchaser to terminate the Unit Purchase Agreement prior to the closing of the LLC Sale Transaction. If the LLC Sale Proposal is not adopted or the LLC Sale Transaction does not close, the Board will be forced to evaluate other alternatives, which may be less favorable to the Company than the proposed LLC Sale Transaction.

In addition, if the LLC Sale Transaction is not consummated, the Company’s directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the LLC Sale Transaction and the Company will have incurred significant transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on the Company’s stock price and results of operations.

If the proposed LLC Sale Transaction is not completed, the Company may explore other potential transactions, but alternatives may be less favorable to us.

If the proposed LLC Sale Transaction is not completed, the Company may explore other strategic alternatives. An alternative transaction may have terms that are less favorable to the Company than the terms of the proposed LLC Sale Transaction, or the Company may be unable to reach agreement with any third party on an alternate transaction that the Company would consider to be reasonable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the attached annexes contain “forward-looking statements” within the meaning of United States federal securities laws as well as applicable Canadian securities legislation. These forward-looking statements include statements concerning the Company’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” or “anticipates,” or the negative thereof or other variations thereon or other comparable terminology. The forward-looking statements included in this Proxy Statement or the attached annexes are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statement. These risks and uncertainties include, but are not limited to:

●	the Company’s stockholders failing to approve the LLC Sale Proposal;

●	the failure of one or more conditions to the closing of the LLC Sale Transaction to be satisfied or waived by the applicable party;

●	an increase in the amount of costs, fees, expenses and other charges related to the Unit Purchase Agreement or LLC Sale Transaction;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Unit Purchase Agreement;

●	risks arising from the diversion of management’s attention from the Company’s ongoing business operations;

●	risks associated with the Company’s ability to identify and realize business opportunities following the LLC Sale Transaction;

●	fluctuations in demand for products and services of the Company and its subsidiaries;

●	risks of losing key personnel or customers;

●	protection of the Company’s intellectual property and government policies and regulations, including, but not limited to those affecting the Company’s industry; and

●	the other factors discussed under the heading “Risk Factors” in this Proxy Statement.

Readers are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date that it was made and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information or otherwise.

THE SPECIAL MEETING

The Company is providing this Proxy Statement to its stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (or any adjournment or postponement thereof) that the Company has called to consider and vote on the proposals described below.

Date, Time and Place

The Special Meeting will be conducted via online live audio webcast, at 9:00 a.m. Pacific Time on [         ], 2020. There will not be a physical meeting location. The Special Meeting can be accessed by visiting www.meetingcenter.io/[           ], where you will be able to participate in the meeting live and vote online. You will need your meeting password, which is included on your proxy card if you are a shareholder of record as of [            ], 2020 or included with the form and voting instructions you received from your broker if you hold your shares in “street name.” Please note that you will not be able to attend the Special Meeting in person.

If the Company experiences technical difficulties during the special meeting (e.g., a temporary or prolonged power outage), the Company will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, the Company will promptly notify stockholders of the decision via www.meetingcenter.io/[               ]. If you encounter technical difficulties accessing the Special Meeting or asking questions during the Special Meeting, a support line is expected to be available on the login page of the Special Meeting website.

Purpose

The Special Meeting is being held to consider and vote on:

●	the LLC Sale Proposal;

●	the TSX-V Delisting Proposal

●	a proposal to elect five directors nominated by the Board of Directors to serve until the next annual meeting of stockholders;

●	a proposal to amend the Company’s articles of incorporation to establish a quorum threshold of one-third of the total outstanding Shares for future stockholder meetings;

●

a proposal to amend the Company’s bylaws to change the composition of the Board of Directors from five (5) directors to a range of between five (5) and nine (9) directors, with the specific number to be determined by the Board of the Directors in their discretion from time-to-time;

●	a proposal to amend the Company’s articles of incorporation to change the name of the corporation from McorpCX, Inc. to MCX Technologies Corporation;

●	a proposal to ratify the selection of MaloneBailey LLP as the independent auditor for the Company to conduct the audit of the year ended December 31, 2020;

●	a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the enclosed proxy statement;

●

a proposal to adjourn the Special Meeting, if necessary and appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the LLC Sale Proposal; and

●	a proposal to conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

Recommendation of the Board

The Board determined that the sale of all of the membership interests in McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement is advisable and in the best interests of the Company and its stockholders and has unanimously approved the Unit Purchase Agreement and the transactions contemplated thereunder. The Board unanimously recommends that the Company’s stockholders vote “FOR” the LLC Sale Proposal.

Additionally, as further described in this Proxy Statement, the Board recommends stockholders vote “FOR” each of the nominees to the Board of Directors, “FOR” each of the proposed amendments to the Company’s articles of incorporation and bylaws, “FOR” the ratification of MaloneBailey LLP as the Company’s independent auditors for the 2020 fiscal year, “FOR” the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, “FOR” the TSX-V Delisting Proposal and to hold future advisory votes on executive compensation every year.

Record Date, Stockholders Entitled to Vote and Voting Power

Only holders of our Shares as of the close of business on the Record Date, will be entitled to receive notice of, and vote at, the Special Meeting or any adjournments or postponements of the Special Meeting, unless a new record date is fixed in connection with any such adjournment or postponement. At the close of business on the Record Date, there were [          ] Shares, outstanding and entitled to vote at the Special Meeting.

Each holder of our common stock will be entitled to one vote for each Share held by such holder as of the close of business on the record date.

Quorum

The presence at the Special Meeting, in person or by proxy, of at least a majority of the issued and outstanding Shares entitled to vote at the Special Meeting is necessary to constitute a quorum for transacting business at the Special Meeting. Failure of a quorum to be represented at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and will subject the Company to additional cost and expense.

Required Vote

Under the California Corporations Code, the LLC Sale Proposal will require the affirmative vote of holders of a majority of the outstanding Shares entitled to vote. Under the policies of the TSX Venture Exchange, the LLC Sale Proposal will require the affirmative vote of a majority of the Shares that are held by disinterested stockholders as of the Record Date in person or by proxy at the Special Meeting. Disinterested stockholders for the purposes of this vote includes all stockholders who do not have an interest in the LLC Sale Transaction as of the Record Date. Votes by stockholders who are not disinterested stockholders will not be counted for the purposes of approving the LLC Sale Proposal under the policies of TSX Venture Exchange. In particular, for the purposes of this vote, any Shares held by Michael Hinshaw, or Luckfound.org, as of the Record Date will not be counted for the purposes of approving this proposal.

The approval of the TSX-V Delisting Proposal will require the affirmative vote of a majority of the Shares that are voted by stockholders as of the Record Date in person or by proxy at the Special Meeting, excluding for the purposes of this vote promoters, directors or officers of the Company, stockholders who have direct or indirect beneficial ownership or control, directly or indirectly, of 10% or more of the outstanding Shares as of the Record Date and any other insiders of the Company, in accordance with the requirements of the TSX Venture Exchange.

The approval of the ratification of the appointment of MaloneBailey LLP and the approval of the compensation of the Company’s named executive officers, will all require the affirmative vote of a majority of the Shares represented at the Special Meeting and entitled to vote thereon. The approval of the amendments to our articles of incorporation and our bylaws will require the affirmative vote of the majority of outstanding Shares outstanding on the Record Date. With respect to the proposal to provide an advisory vote on the frequency of the advisory vote on executive compensation, the option that receives the greatest number of votes cast shall be considered the frequency for the advisory vote on executive compensation selected by the Company’s stockholders.

Voting

If your Shares are registered directly in your name with the Company’s transfer agent, you are considered a “stockholder of record” and you may vote your Shares in person at the Special Meeting through the use of the ballot given to you at the Special Meeting or you may vote your Shares by proxy by mail, over the Internet or by telephone using the instructions provided elsewhere in this Proxy Statement and on the proxy card provided with this Proxy Statement.

If you hold Shares in “street name” through your broker, bank or other nominee, you are considered the beneficial owner of these Shares and, in order to vote, will need to instruct your broker, bank or other nominee on how to vote your Shares using the instructions provided to you by your broker, bank or other nominee. If you are a beneficial owner of Shares held by a broker, bank or other nominee and would like to vote in person at the Special Meeting, you must bring to the Special Meeting a proxy from the broker, bank or other nominee that holds your Shares authorizing you to vote in person at the Special Meeting.

Your vote is very important, regardless of the number of Shares that you own. Accordingly, whether or not you plan to attend the special meeting, we encourage you to vote as soon as possible:

●	by proxy over the Internet or by telephone or by completing and mailing the proxy card provided with this proxy statement, if you are a stockholder of record; or

●	by providing proper instructions to your broker, bank or other nominee if you hold your shares in “street name.”

Solicitation of Proxies

The Company is soliciting proxies on behalf of the Board and will be bearing the entire costs of soliciting proxies. The solicitation of proxies will initially be made by mail or e-mail, if applicable. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of our Shares, in which case such parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of the Company’s directors, officers or employees. Any of the Company’s directors, officers or employees participating in the solicitation will not receive additional compensation for their efforts.

Revocability of Proxies

Any registered stockholder who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

●	submitting another properly completed proxy with a later date;

●	attending and voting at the Special Meeting; or

●	delivering to the Company’s principal offices (Attention: Corporate Secretary) a written instrument that revokes the proxy.

Simply attending the Special Meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your Shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change your instructions.

Communicating with Members of the Board of Directors

You may communicate with the Board by writing to the Company’s Corporate Secretary at McorpCX, Inc., c/o the Board of Directors (or, at your option, c/o a specific director), 201 Spear Street, Suite 1100, San Francisco, California 94105. The Corporate Secretary will deliver this communication to the Board or the specified director, as the case may be.

PROPOSAL 1– Approval of THE SALE of McorpCX LLC Membership Interests

The following is a description of the material aspects of the LLC Sale Proposal and the LLC Sale Transaction, including background information relating to the proposed LLC Sale Transaction. While the Company believes that the following description covers the material terms of the LLC Sale Transaction, the description may not contain all of the information that is important to you. In particular, please see a copy of the Unit Purchase Agreement attached as Annex A to this Proxy Statement and incorporated by reference herein. You should carefully read this Proxy Statement and the other documents to which we refer, including the Unit Purchase Agreement, for a complete understanding of the terms of the LLC Sale Transaction.

Background of the LLC Sale Transaction

Overview

The Company which was incorporated in the State of California on December 14, 2001, is a customer experience services company, delivering consulting and technology solutions to customer-centric organizations in order to help such organizations improve their customer experiences, increase customer loyalty, reduce costs and increase revenue. The Company’s professional and related services include a range of customer experience management services such as research, training, strategy consulting and process optimization. Currently the Company is engaged in the business of delivering consulting and professional services that are designed to help corporations improve their customer listening and customer experience management capabilities.

On August 16, 2018, the Company completed an internal reorganization by entering into a contribution agreement with McorpCX, LLC pursuant to which the Company transferred to McorpCX LLC all of the Company’s assets and liabilities related to the Company’s customer experience consulting business, excluding the underlying technology and databases related thereto which remained with the Company (the “Internal Reorganization”). In connection with the Internal Reorganization, Michael Hinshaw, resigned as the Company’s President and Chief Executive and was appointed President of McorpCX LLC in order to be able to focus the majority of his time and energies towards building the Company’s consulting business now operated through McorpCX LLC.

The Company’s goal of the Internal Reorganization was to enhance stockholder value by segregating the Company’s professional and related consulting services, which was led by Mr. Hinshaw in McorpCX LLC, thereby allowing the Company to focus on developing and/or acquiring new technology solutions.

Since the Internal Reorganization, the Board has been exploring various options in order to transform the Company’s operations from a focus on professional and related consulting services towards becoming a technology and service provider, which the Board believes will enhance stockholder value.

The Board believes that by completing the LLC Sale Transaction, the Company will be able to utilize the proceeds from the sale of McorpCX LLC towards developing and/or acquiring new technology solutions as part of its strategy to become a technology and service provider.

Discussion

On January 23, 2020, in connection with the Board’s desire to seek potential buyers for McorpCX, LLC, Michael Hinshaw resigned both as Chairman and director on the Board, but continued to serve as President of McorpCX, LLC.

Between January 24, 2020 and February 5, 2020, members of the Company’s management had several informal discussions with Mr. Hinshaw about the possibility of Mr. Hinshaw acquiring McorpCX, LLC.

On February 5, 2020, Company’s management discussed with members of the Board the potential terms of a potential sale of McorpCX, LLC to the Purchaser.

On February 6, 2020, the Company executed a nonbinding term sheet with the Purchaser concerning the sale of McorpCX, LLC.

Between February 10, 2020 and February 18, 2020, Company’s management had discussions with numerous financial advisor firms and discussed the results of such meetings with members of the Board on February 18, 2020.

On February 11, 2020 the Company’s management had discussions with the Company’s legal counsel Davis Wright Tremaine LLP, concerning the structure and timing of the proposed transaction and the required steps needed to complete the transaction.

On February 16, 2020, an initial draft of the Unit Purchase Agreement prepared by the Company’s legal counsel was distributed to the Board for their consideration.

On February 19, 2020, the Company formally engaged Evans & Evans, to prepare a valuation report on McorpCX, LLC.

On February 25, 2020, the Board discussed with Canadian counsel to the Company the TSX Venture Exchange approval process for the LLC Sale Transaction and various other Canadian securities law issues concerning the LLC Sale Transaction.

On March 4, 2020, a revised copy of the Unit Purchase Agreement was distributed by Company counsel to the Board for review and comment. Members of management discuss the Unit Purchase Agreement negotiations with Company counsel and the progress of valuation report being prepared by Evans & Evans.

On March 9, 2020, the Company’s management discusses several transaction issues with the Company’s legal counsel.

From March 16, 2020 to March 26, 2020, the Company’s management engaged in negotiations with the Purchaser to modify the terms of the LLC Sale Transaction as a result of the impact of the Coronavirus crisis.

On March 26, 2020, the Company’s Chief Financial Officer distributed to the Board the Comprehensive Valuation Report of McorpCX, LLC, prepared by Evans & Evans, dated March 18, 2020, for review consideration by the Board.

On March 31, 2020, the Company’s legal counsel distributed to the Board a revised draft of the Unit Purchase Agreement for review and discussion.

From April 1, 2020 to April 8, 2020, members of the Board and Company’s management conducted several discussions with the Company’s legal counsel and representatives of the Purchaser to finalize the terms of the Unit Purchase Agreement.

On April 9, 2020, the Company’s legal counsel provided to the Board a substantially final draft of the Unit Purchase Agreement for review and approval.

On April 13, 2020, the Board determined that selling all of the membership units of McorpCX, LLC to the Purchaser pursuant to the term of the Unit Purchase Agreement was in the best interests of the Company and its stockholders and approved the Unit Purchase Agreement substantially as presented to the Board.

On April 15, the Unit Purchase Agreement was executed by the Company and the Purchaser.

Reasons for the LLC Sale Transaction and the Valuation Report

Reasons for the LLC Sale Transaction

In evaluating the LLC Sale Transaction, the Board consulted with the Company’s management and outside legal and financial advisors. In recommending that the Company’s stockholders vote their Shares to adopt the LLC Sale Proposal, the Board considered a number of factors including the following (not necessarily in order of relative importance):

●	The Company’s business and operations, and its current and historical financial condition and results of operations;

●	The current corporate structure and ongoing challenges of the Company to develop its technological services and software development operations;

●	The decrease in revenues of the Company’s professional services and consulting business and the failure of the Company to generate profits from its operations;

●	The Company’s business plan and strategic priorities;

●	The Company’s inability to raise funds in the capital markets;

●	The instability of the Company’s management team, including a relatively high turnover rate of executive officers with the Company;

●	The fact that the consideration to be received for the sale of McorpCX, LLC exceeded the financial valuation of McorpCX, LLC in the Valuation Report prepared by Evans & Evans;

●

The fact that the Unit Purchase Agreement was the product of arms-length negotiations and contained terms and conditions that were, in the Board’s view favorable to the Company and the Company’s stockholders; and

●

The ability of the Company to use the proceeds from the LLC Sale Transaction to develop the Company’s technology services business and to focus the Company’s entire energies towards developing that business after the conclusion of the LLC Sale Transaction.

After taking into account all of the factors set forth above, as well as other factors, including the “risk factors” outlined elsewhere in this Proxy Statement, the Board agreed that the benefits of the Unit Purchase Agreement and the transactions contemplated thereunder, outweigh the risks and uncertainties associated with the LLC Sale Transaction. In view of the wide variety of factors considered by the Board, and the complexity of these matters, the Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board may have assigned different weights to various factors. The Board unanimously approved the Unit Purchase Agreements and recommends that the Company’s stockholders approve the LLC Sale Proposal based upon the totality of the information presented to and considered by it.

Valuation Report of McorpCX, LLC

Overview

The Company retained Evans & Evans to act as the Company’s financial advisor in connection with the LLC Sale Transaction and to prepare a valuation report to be used by the Board in determining the fairness of the consideration being offered by the Purchaser for McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement.

On March 18, 2020, Evans & Evans delivered to the Board its written Valuation Report that in its opinion, given the scope of its engagement, the fair market value of 100% of the outstanding limited liability membership units of McorpCX, LLC is in the range of between $870,000 to $1,030,000. Evans & Evans provided the Valuation Report to the Board for the information and assistance of the Board in connection with and for the purpose of the Board’s evaluation of the transactions contemplated by the Unit Purchase Agreement. While the Valuation Report was considered by the Board and management in the course of the negotiations between the Company and the Purchaser, the decision to approve and recommend the LLC Sale Transaction and the Unit Purchase Agreement was made independently by the Board. Other than its opinion as to the fair market value of McorpCX, LLC as of the date of the Valuation Report, the Valuation Report does not address any other aspect of the LLC Sale Transaction, or any related transaction, and does not constitute a recommendation to any stockholder of the Company as to how that stockholder should vote or act on any matter relating to the LLC Sale Transaction. The Valuation Report does not express any opinion as to the value of the Shares or the prices at which the Shares will actually trade at any time.

The complete text of the Valuation Report, dated March 18, 2020, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Evans & Evans is attached as Annex F to this Proxy Statement. The summary of the Valuation Report set forth below is qualified in its entirety by reference to the full text of the Valuation Report.

In preparing the Valuation Report, Evans & Evans, among other things:

■	Interviewed representatives of the Company to gain an understanding of the history of the Company and insight into the Company’s current and future plans;

■	Reviewed the Company’s website and news releases for the previous 18 months;

■

Reviewed the Company’s audited financial statements for the years ended 2011-2018 as well as the Company’s Form 10-K for the years ended December 31, 2016, 2017 and 2018, and the Company’s Form 10-Q for the three and nine months ended September 30, 2019;

■

Reviewed the McorpCX LLC’s unconsolidated management-prepared trial balance sheet and the for the 12 months ended December 31, 2019 as well as McorpCX, LLC ‘s unconsolidated management prepared monthly income statement for the 12 months ended December 31, 2018;

■	Reviewed the Company’s management-prepared statement of profits and loss for the Company’s consulting business for the years ended December 31, 2015 to 2017, prior to the formation of McorpCX, LLC.

■	Reviewed details on the breakdown of revenues from new and existing customers of the Company from 2017 to 2019;

■	Reviewed information concerning McorpCX, LLC ‘s staff compensation;

■	Reviewed a template of McorpCX LLC’s services agreement as well as agreements between the Company and McorpCX, LLC;

■

Reviewed information on McorpCX, LLC’s market from sources such as Fortune Business Insights; Forbes; International Data Corporation; MarketandMarkets, Allied Market Research, Reports and Data; and TechSci Research;

■

Reviewed financial and stock market trading date on the following companies whose shares are listed for trading on North American Stock exchanges: Huron Consulting Group Inc., FTI Consulting, Inc., March & McLennan Companies, Inc., Resources Connection, Inc., Genpact Limited, Exponent, Inc., Cynergistek, Inc., and The Hackett Group, Inc.

 In connection with its review and in arriving at its valuation of McorpCX, LLC in the Valuation Report, Evans & Evans assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it for purposes of the Valuation Report and neither attempted to verify independently nor assumed responsibility for verifying any of such information. Evans & Evans further relied upon the assurance of representatives of the management of the Company that they are unaware of any facts that would make the information provided to Evans & Evans incomplete or misleading in any material respect.
The Company imposed no limitations on Evans & Evans with respect to the investigations made or procedures followed by Evans & Evans in preparing the Valuation Report.

The Valuation Report defined “fair market value” as the highest price, expressed in terms of cash equivalents, at which property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arms-length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of relevant facts. Although in the Valuation Report Evans & Evans considered a variety of valuation methodologies, given the nature and status of McorpCX, LLC, Evans & Evans determined that the Guideline Public Company (“GPC”) Method and the Net Asset Method were the most appropriate valuation methodologies to determine the fair market value of McorpCX, LLC.

GPC Method

The objective of the GPC Method is to derive multiples to apply to the fundamental financial variables of McorpCX, LLC. As part of this analysis the following eight companies: Huron Consulting Group Inc., FTI Consulting, Inc., March & McLennan Companies, Inc., Resources Connection, Inc., Genpact Limited, Exponent, Inc., Cynergistek, Inc. and The Hackett Group, Inc. Of these companies, one outliner was removed as was those companies with revenues in excess of $800 million, resulting in Resources Connection, Inc., Cynergistek, Inc. and The Hackett Group, Inc. being used in the analysis. Although none of these companies are direct competitors of McorpCX, LLC, Evan & Evans believes they do offer many similar products and/or services to their target markets and embody similar business, technical and financial risk/reward characteristics that a notional investor would consider as being comparable.

Evans & Evans used a multiple enterprise value (“EV”) to trailing 12-month (“TTM”) revenues as a means of deriving the fair market value of McopCX, LLC, the three companies outlined in the following table utilized in the analysis had EV to TTM revenue multiples in the range of 0.4x to 1.7x, with an average of 0.9x and a median of 0.7x

Company Name	Ticker	Exchange	Market Capitalization	Enterprise Value	TTM REVNUE	TTM EBITDA	EV/ Revenue	EV/ EBITDA

Resources Connection, Inc.	RECN	NASDAQ	489	500	718	61	0.7 x	8.3 x
CynergisTek, Inc.	CTEK	NYSE (America)	40	30	72	7	0.4 x	4.6 x
The Hackett Group, Inc.	HCKT	NASDAQ	462	448	261	40	1.7 x	11.3 x

					Average		0.9 x	8.1 x
					Median		0.7 x	8.3 x
				Coefficient of Variance			0.7	0.4

Source: Company filings, Yahoo Finance.

Evans & Evans selected a multiple of 0.5x, below the average and the median, reflecting McorpCX, LLC’s size and reliance on key individuals. A discount to the EV/TTM revenue multiple was applied to reflect that McorpCX, LLC as a private company is less liquid and that the size of McorpCX LLC is smaller than the publicly traded companies used in the analysis.

McorpCS LLC

EV/TTM Revenue multiple (1)	Discount Range (2)	Adjusted EV/Revenue multiple
0.5 x	35.0%	0.33 x
0.5 x	30.0%	0.35 x

(United States Dollars)	Low	High
Revenue	3,045,591	3,045,591	(Excluding Reimbursable Expenses & SaaS sales
Multiple	0.33 x	0.35 x
Enterprise Value	989,817	1,065,957
Less: Debt	0	0
Plus: Cash (4)	0	0
Fair Market Value of Equity	989,817	1,065,957

FMV of equity – Midpoint		1,030,000

(1) Evans & Evans selected a revenue multiple of 0.5x below the median of the range between 0.4x – 1.7x of revenue multiples of the guideline public companies due to the quantum of the revenues relative to the selected companies. The revenue multiple was also supported by the mergers & acquisitions analysis outlined in Exhibit 9.0 of the Valuation Report.

(2) Support for the discount applied to the selected revenue multiple.

Evans & Evans applied the 0.5x multiple to McorpCX, LLC’s 2019 revenues of approximately $3 million, which resulted in a fair market value of $1,030,000.

Net Asset Value Method

Under the Net Asset Value Method, McorpCX, LLC’s net assets represent the aggregate value of all tangible and identifiable assets, where the latter have value that can be separately determined minus all liabilities.

In connection with this analysis, Evans & Evans utilized a Multi-Period Excess Earnings or “MPEE” Method to arrive at a fair market value for McorpCX, LLC’s customer intangibles. In the MPEE Method the prospective earnings of a single intangible asset must be separated from those of the group of assets by identifying and deducting portions of total earnings that are attributable to the contributory assets to estimate the excess the remaining or “excess earnings” attributable to the subject intangible asset. The MPEE Method resulted in a fair market value of McorpCX, LLC’s customer intangibles in the range of between $504,000 to $529,000.

In applying the Net Asset Value Method, Evans & Evans: i) adjusted McorpCX, LLC’s deferred revenues and included an adjustment for a stub period net income to account for difference between the date of the most recent financial statements and the valuation date, ii) adjusted for certain amounts that will be paid to the Company prior to the completion of the LLC Sale Transaction, and iii) adjusted the book value of McorpCX, LLC’s customer intangibles to reflect the fair market value of such customer intangibles discussed above. Under the Net Asset Method, the fair market value of McorpCX, LLC was determined to be $870,000.

Assumptions, Qualifications and Fees

The summary set forth above does not purport to be a complete description of the analyses performed by Evans & Evans in connection with the rendering of the Valuation Report. The preparation of a valuation report is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an report is not readily susceptible to summary description. Accordingly, Evans & Evans believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors that it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinion. Evans & Evans did not attribute any specific weight to any factor or analysis considered by it. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

 In performing its analyses, Evans & Evans made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in or underlying these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates. Additionally, analyses relating to the values of businesses or assets do not necessarily reflect the prices at which businesses or assets may actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The Valuation Report was only one of many factors considered by the Board in their evaluation of the LLC Sale Transaction and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the consideration to be received by the Company pursuant to the Unit Purchase Agreement.

Evans & Evans is located in Canada and the United States, and has been providing valuation studies for private and public companies since 1998. Evans & Evans provides its services in connection with a variety of transactions, including mergers and acquisitions, private equity, valuation and corporate finance.

The Board selected Evans & Evans to prepare the Valuation Report on the basis of Evans & Evans’ considerable experience in working with small to medium sized clients, its experience in preparing valuations for public companies and its reputation among its peers. There is no material relationship that existed during the past two years or is mutually understood to be contemplated and no compensation received or to be received as a result of the relationship between Evans & Evans or its affiliates and the Company.

Under the terms of its engagement with the Company, Evans & Evans received a fee of $7,750, plus out-of-pocket expenses in connection with rendering the Valuation Report, none of which was contingent upon consummation of LLC Sale Transaction. The terms of the Company’s fee arrangement with Evans & Evans which is customary in transactions of this nature, was negotiated on arms-length basis and the Board was aware of the arrangement.

Parties to the Unit Purchase Agreement

McorpCX, Inc.

McorpCX, Inc.

201 Spear Street, Suite 1100,

San Francisco, California 94105

McorpCX, Inc. is a California corporation, incorporated on December 14, 2001, and headquartered in San Francisco, California.  McorpCX is a customer experience (CX) management solutions company dedicated to helping organizations improve customer experiences, increase customer loyalty, reduce costs and increase revenue.

McorpCX’s consulting and professional services business is currently operated exclusively through its wholly-owned subsidiary McorpCX, LLC.

McopCX’s principal executive office is located a 201 Spear Street, Suite 1100, San Francisco, CA 94105 and its telephone number is (415) 526-2655.  McorpCX’s website can be accessed at www.mcorp.cx. Information contained in McorpCX’s website does not constitute part of, and is not incorporated into, this proxy statement.

mfifty, LLC.

mfifty, LLC.

525 San Anselmo Ave., Suite 147

San Anselmo, California 94960

Mfifty, LLC. is a limited liability company formed under the laws of the State of California and is controlled by Michael Hinshaw, who is its manager.

The Unit Purchase Agreement

Overview

On April 15, 2020, the Company entered into the Unit Purchase Agreement with the Purchaser pursuant to which the Company agreed, subject to certain conditions, including the authorization and approval of the Unit Purchase Agreement by our stockholders at the Special Meeting, to sell all of the membership units in the Company’s wholly-owned subsidiary, McorpCX, LLC to the Purchaser, a company controlled by Michael Hinshaw, the current President of McorpCX, LLC, who has beneficial ownership over 5,200,000 Shares, representing approximately 25% of the total outstanding Shares, for aggregate consideration of $1,108,000 consisting of a $100,000 cash payment received upon signing of the Unit Purchase Agreement as well as $252,000 in cash and a $756,000 promissory note (the “Promissory Note”) to be received by the Company upon the closing of the sale of McorpCX, LLC to the Purchaser.

A copy of the Unit Purchase Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Unit Purchase Agreement carefully and in its entirety.

Representations and Warranties of the Parties

The Unit Purchase Agreement contains a number of customary representations of the parties relating to organization and valid existence, capacity and authority to execute and deliver the Unit Purchase Agreement, and the fact that there are no legal proceedings that would prevent entrance into, or compliance with, the Unit Purchase Agreement.

The Company also gave representations to the Purchaser that it was the record and beneficial owner of all of the outstanding membership units in McorpCX, LLC, free and clear of all encumbrances, and that except for the liabilities assigned by the Company to McorpCX, LLC pursuant to the terms of the Contribution Agreement dated August 16, 2018 between the Company and McorpCX, LLC (the “Contribution Agreement”), the Company has not assigned to McorpCX, LLC any liabilities outside of the ordinary course of McorpCX, LLC’s business and that McorpCX, LLC will not be liable upon completion of the LLC Sale Transaction for any liabilities outside the ordinary course of McorpCX, LLC’s business that were first incurred by the Company after the date of the Contribution Agreement.

The Purchaser gave representations to the Company that the Promissory Note will rank senior in right of payment with all of the Purchaser’s existing and future indebtedness, and that the Purchaser has access to sufficient funds to pay all of the cash consideration to be paid to the Company under the terms of the Unit Purchase Agreement. The Purchaser also represented to the Company that it was an “accredited investor” as defined under the United States Securities Act of 1933, as amended (the “Securities Act”) and that it was acquiring the membership units of McorpCX, LLC for its own account and not with a view to any public distribution of such securities or with the intention of selling, distributing, or otherwise disposing of such securities in a manner that would violate the registration requirements of the Securities Act.

Covenants of the Parties

Each of the Company and the Purchaser agreed to cooperate and use their collective best efforts to obtain all of the required regulatory approvals for the LLC Sale Transaction, including but not limited to, the approval of the TSX Venture Exchange. The Company also agreed to hold a meeting of stockholders for the purposes of approving the LLC Sale Proposal, to prepare this Proxy Statement relating to such meeting, and for the Board to recommend that the Company’s stockholders approve the LLC Sale Proposal at such meeting.

The Purchaser also agreed to cause Michael Hinshaw to sell or otherwise transfer all 5,200,000 Shares he beneficially owned on the date of the Unit Purchase Agreement (the “Hinshaw Shares”) to one or more third parties on terms approved by the Company, to cause Lynn Davison, Stephen Shay and Graham Clark to terminate any rights they have to purchase the Hinshaw Shares, and to cause Luckfound.org to sell or otherwise transfer all 750,000 Shares it beneficially owned on the date of the Unit Purchase Agreement (the “Luckfound Shares”) to one or more third parties on terms approved by the Company.

The Company also agreed to (i) use commercially reasonable efforts to change the name of the Company to a name not bearing any similarity to “McorpCX” as determined by the Company and approved by the Company’s stockholders, (ii) find one or more third parties to purchase the Hinshaw Shares for $52,000 and to purchase the LuckFound Shares, and (iii) not approve or otherwise cause McorpCX, LLC to incur any new liabilities outside of the ordinary course of the McorpCX LLC’s business, or to authorize, vote in favor of, or otherwise accept any distributions, dividends or other similar payments from McorpCX, LLC not contemplated in the Unit Purchase Agreement.

Conditions that must be satisfied or waived for the sale of McorpCX, LLC to occur

The Unit Purchase Agreement provides that the representations and warranties of each of the Company and the Purchaser in the Unit Purchase Agreement must be accurate as of the closing of the LLC Sale Transaction and the obligations and covenants of each of the Company and the Purchaser must be complied with and performed as of such date.

Additional closing conditions of the Company in favor of the Purchaser include: (i) stockholder approval of the LLC Sale Proposal, (ii) TSX Venture Exchange approval of the LLC Sale Transaction, (iii) delivery to the Purchaser of a closing certificate signed by an officer of the Company and (iv) the Company entering into an indemnity agreement with Michael Hinshaw.

Additional closing conditions of the Purchaser in favor of the Company include: (i) execution by the Purchaser of the Promissory Note and related security agreement, (ii) sale of the Hinshaw Shares to third parties on terms reasonably satisfactory to the Company, (iii) each of Lynn Davison, Stephen Shay, and Graham Clark having terminated their rights to receive any Hinshaw Shares, (iv) sale of the LuckFound Shares to third parties on terms reasonably satisfactory to the Company, and (v) delivery to the Company of the cash consideration as well as a closing certificate executed by the Purchaser.

Termination of the Unit Purchase Agreement

The Unit Purchase Agreement contains certain termination rights for the Company and the Purchaser, as the case may be, applicable upon:

●	the parties mutual agreement to terminate the Unit Purchase Agreement in writing;

●	September 1, 2020, if the LLC Sale Transaction has not been completed by that date;

●	any court of competent jurisdiction prohibits the transactions contemplated by the Unit Purchase Agreement, or a new legal requirement makes such transaction illegal; or

●

the election by one party when representations and warranties of the other party have become inaccurate in any material respect or the other party has failed to comply with its covenants in any material respect.

In order to terminate the Unit Purchase Agreement pursuant to the above provisions, the party wishing to terminate must deliver to the other party written notice stating its desire to terminate the Unit Purchase Agreement along with a brief description of the basis on which such party is terminating such agreement. If the basis for such termination is a breach of a representation, warranty or covenant, then the party in breach shall have 10 business days to cure the breach after receiving notification of the breach from the non-breaching party.

If the Unit Purchase Agreement is terminated, all further obligations of the parties under the Unit Purchase Agreement shall terminate, provided that the parties shall not be relieved of any obligation or liability arising from any prior material breach by such party of a representation, warranty or covenant contained in the Unit Purchase Agreement, and each of the parties will in all events remain bound and continue to be subject to the indemnification provisions contained in the Unit Purchase Agreement.

Indemnification Obligations under the Unit Purchase Agreement

In addition to customary indemnification protections to both parties, since Michael Hinshaw is expected to continue to act as President of McorpCX, LLC until up to the closing of the LLC Sale Transaction, the Purchaser has also agreed to indemnify the Company from any liability arising from or related to the conduct of the business of McorpCX, LLC prior to the closing of LLC Sale Transaction, excluding any liability related to conduct that was explicitly approved by the Board or any Undisclosed Liability (as defined in the Unit Purchase Agreement).

Regulatory Approvals required for the LLC Sale Transaction

The Company has agreed to use reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the Unit Purchase Agreement, which include approval from the TSX Venture Exchange. The Company has filed, or is in the process of filing, applications and notifications to obtain the required regulatory approval from the TSX Venture Exchange.

Although the Company does not know of any reason the Company cannot obtain approval from the TSX Venture Exchange in a timely manner, the Company cannot be certain when or if it will obtain them.

The Company believes that the LLC Sale Transaction is not subject to the Hart-Scott Rodino Antitrust Improvements Act of 1976 or the reporting or waiting requirements of any other United States antitrust law. Other than the approval of the TSX Venture Exchange, the Company is not aware of any other material regulatory approvals.

Expected Timing of the sale of McorpCX, LLC

The Company expects to complete the LLC Sale Transaction in June 2020, promptly following the Special Meeting, if the LLC Sale Proposal is approved by stockholders in accordance with the requirements of the California Corporations Code and the policies of the TSX Venture Exchange and the various other conditions to closing contained in the Unit Purchase Agreement are satisfied or waived. However, there can be no assurance that the LLC Sale Transaction will be completed as currently anticipated. Certain factors, including factors outside of the control of Company could result in the LLC Sale Transaction being delayed or not occurring at all.

Use of Proceeds and Future Operations

If the LLC Sale Proposal is passed by stockholders in accordance with the requirements of the California Corporations Code and the policies of the TSX Venture Exchange, and the closing conditions outlined in the Unit Purchase Agreement are satisfied or waived then the LLC Sale Transaction will be completed. Following the completion of the LLC Sale Transaction, the Company intends to use the transaction proceeds for the purpose of growing the Company’s software development and technology services business. Currently, the Company’s business mostly consists of providing professional and related consulting services through McorpCX, LLC. Upon the completion of the sale of McorpCX, LLC, the Company intends to change its focus from a consulting business to a business focused on providing technology services to clients. As part of this strategy, the Company’s management intends to: (i) invest in software and technology development, (ii) pursue the possibility of mergers, acquisitions or joint ventures with companies that provide complimentary products and services, (iii) pursue possible software licensing arrangements, and (v) invest in additional infrastructure within our Company. Prior to implementation, each of these possible actions will be thoroughly vetted by the Board to assess the expected level of enterprise value creation for each action compared to the various risks associated with each possible scenario. In addition, the Company may require financing to pursue these strategies that is beyond the Company’s financial resources. Accordingly, there is no assurance that the Company we will be able to pursue any strategies that are identified by Board.

If the LLC Sale Proposal is not approved by stockholders in accordance with the requirements of the California Corporations Code and the policies of the TSX Venture Exchange, or if the other conditions outlined in the Unit Purchase Agreement are not satisfied or waived, then either the Company or the Purchaser may terminate the Unit Purchase Agreements and the Board, along with the Company’s management, will reassess the Company’s options in light of the Company’s strategic goals and any alternatives that may be available to the Company.

Certain United States Federal and State Income Tax Consequences of the Sale of McorpCX, LLC

The Company anticipates that the LLC Sale Transaction will not result in any material United States federal or state income tax consequences to the Company’s disinterested United States stockholders. The LLC Sale Transaction will be a taxable event for the Company for United States federal, state and foreign income tax purposes. The Company’s management anticipates that the LLC Sale Transaction could result primarily in losses but also some taxable gain to the Company in an amount equal to the difference between the purchase price received and the Company’s adjusted tax basis in the membership units being sold. Any gain recognized by the Company for U.S. federal income tax purposes as a result of LLC Sale Transaction is expected to be fully offset by available net operating loss carryovers. Any gain recognized by the Company for U.S. state income tax purposes may not be fully offset by net operating loss carryovers, but is not expected to be material.

The United States federal income tax consequences described above may not apply to all holders of Shares. Your tax consequences will depend on your individual situation. Accordingly, the Company strongly urges you to consult your tax advisor for a full understanding of the particular tax consequences of the LLC Sale Transaction to you.

No Dissenters’ Rights

No dissenters’ rights are available to our stockholders under the California Corporations Code or the Company’s articles of incorporation or bylaws in connection with the LLC Sale Transaction.

Interests of the Company’s Directors and Executive Officers in the Sale of McorpCX, LLC

Although as of the date of this Proxy Statement Michael Hinshaw has beneficial ownership of 5,200,000 Shares, representing approximately 25% of the total outstanding Shares, the terms of the Unit Purchase Agreement require Mr. Hinshaw to sell all of these Shares to a third party as a closing condition to the LLC Sale Transaction.

In considering the recommendation of the Board to vote for the LLC Sale Proposal, you should be aware that some of the Company’s directors and executive officers may have personal interests in this transaction that are, or may be, different from, or in addition to, your interests.

 The intended purchaser of McorpCX, LLC is Mfifty, LLC, an entity which is controlled by Michael Hinshaw, the current president of McorpCX, LLC. As a consequence. Michael Hinshaw, who it is anticipated will no longer be affiliated with the Company at the conclusion of the LLC Sale Transaction, will have effective control over McorpCX, LLC after the conclusion of the LLC Sale Transaction. Additionally, the terms of the Unit Purchase Agreement provide that the Company will find one or more third party purchasers to acquire all 5,200,000 Shares beneficially held by Mr. Hinshaw for aggregate gross proceeds of $52,000.

With the exception of Stephen Shay, all of the Company’s directors and executive officers own Shares and/or options to purchase Shares, and to that extent, their interests in the sale of MCorpCX, LLC are the same as that of other holders of the Company’s outstanding Shares.

Required Vote

Under the California Corporations Code, the LLC Sale Proposal will require the affirmative vote of holders of a majority of the outstanding Shares entitled to vote. Under the policies of the TSX Venture Exchange, the LLC Sale Proposal will require the affirmative vote of a majority of the Shares that are held by disinterested stockholders as of the Record Date in person or by proxy at the Special Meeting. Disinterested stockholders for the purposes of this vote includes all stockholders who do not have an interest in the LLC Sale Transaction as of the Record Date. Votes by stockholders who are not disinterested stockholders will not be counted for the purposes of approving the LLC Sale Proposal under the policies of TSX Venture Exchange. In particular, for the purposes of this vote, any Shares held by Michael Hinshaw, or Luckfound.org, as of the Record Date will not be counted for the purposes of approving this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE LLC SALE PROPOSAL.

PROPOSAL 2 – Delisiting from TSX-V

Background of Listing on the TSX Venture Exchange

The Shares became listed on the TSX Venture Exchange on February 3, 2016. The goal of the Company listing the Shares on the TSX Venture Exchange was to build investor interest in the Shares in Canada, and to be able to raise money from Canadian investors in the future.

Rationale for the Proposed Delisting

The Board has evaluated, with the assistance of members of the Company’s senior management and its advisors, the TSX-V Delisting Proposal. In reaching its decision to approve the application for delisting of its Shares from the TSX Venture Exchange, subject to requisite stockholder approval being achieved, the Board considered the following factors:

●	Lack of trading volume of the Shares on the TSX Venture Exchange;

●	Compliance costs associated with listing the Shares on the TSX Venture Exchange;

●	Failure of the Company to generate significant investor interest in the either the Company or the Shares in Canada;

●	Failure of the Company to raise any money from the issuance of Shares to Canadian investors since the listing of the Shares on the TSX Venture Exchange; and

●	The Company’s business plan and strategic priorities, which currently does not include a focus on the Canadian capital markets.

Process to Delist the Shares

The Company intends to apply to the TSX Venture Exchange for a voluntary delisting of the Shares following the completion of the LLC Sale Transaction. Where the TSX Venture Exchange does not consider that a satisfactory alternative market exists for the Shares, the Company is required to obtain majority of the minority stockholder approval of the delisting. Accordingly, the Company is seeking approval of the TSX-V Delisting Proposal at the Special Meeting. In addition, TSX Venture Exchange approval of delisting is subject to the TSX Venture Exchange being satisfied that the Company’s public stockholders and the investing public generally will not be prejudiced by the delisting. In most cases, the TSX Venture Exchange will issue a bulletin days before the voluntary delisting becomes effective.

Consequences of the Proposed Delisting

If the Company’s stockholders approve the TSX-V Delisting Proposal in accordance with the requirements of the TSX Venture Exchange, and such delisting is approved by the TSX Venture Exchange, then the Shares will no longer be listed for trading on the TSX Venture Exchange and the Company’s stockholders will no longer be able to trade the Shares on the TSX Venture Exchange. However, the Company will remain a reporting issuer in the provinces of British Columbia and Alberta and will still be required to file periodic reports with Canadian securities regulators.

Determination and Recommendation by the Board

The Board, after considering all factors that the Board deemed relevant and after consulting with management and the Company’s advisors, unanimously approved the application to the TSX Venture Exchange for delisting the Company’s Shares from the TSX Venture Exchange, subject to approval of the Company’s stockholders at the Special Meeting. In connection therewith, the Board also unanimously approved the delisting of the Shares from the TSX Venture Exchange, to present the TSX-V Delisting Proposal to the Company’s stockholders for approval at the Special Meeting and to recommend that the Company’s stockholders approve such resolution.

Required Vote

The approval of the TSX-V Delisting Proposal will require the affirmative vote of a majority of the Shares that are voted by stockholders as of the Record Date in person or by proxy at the Annual Meeting, excluding for the purposes of this vote promoters, directors or officers of the Company, stockholders who have direct or indirect beneficial ownership or control, directly or indirectly, of 10% or more of the outstanding Shares as of the Record Date and any other insiders of the Company, in accordance with the requirements of the TSX Venture Exchange.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DELISTING OF THE COMPANY’S SHARES OF COMMON STOCK FROM THE TSX VENTURE EXCHANGE

PROPOSAL 3 - ELECTION OF DIRECTORS

In the election of directors, every stockholder has the right to vote each Share owned by such stockholder on the Record Date for as many persons as there are directors to be elected. Five directors are to be elected at the Special Meeting to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Cumulative voting is not permitted. To be elected, a nominee must receive a plurality of the votes cast at the Special Meeting. Only votes cast FOR a nominee will be counted. Votes withheld and broker non-votes will be excluded entirely from the vote.

NOMINEES

Gregg R Budoi

Matthew Kruchko

Barry MacNeil

Nii A. Quaye

Giuseppe (Pino) Perone

Each of our directors serves until his or her successor is elected and qualified.

OUR BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

Set forth below is certain information furnished to us by the director nominees. There are no family relationships among any of our current directors, nominees or officers. Unless specifically indicated, none of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary or other affiliate of the Company.

We believe that our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities and other traits discussed below in “Our Director Nominations Process”. We also endeavor to have a Board representing a range of skills and depth of experience in areas that are relevant to and contribute to the Board’s oversight of our operations.

The Board believes its current size is appropriate for the size and scope of our business.

We believe that the following nominees represent a desirable mix of backgrounds, skills and experiences. Additionally, we believe that the specific leadership skills and other experiences of the nominees described below, particularly in the areas of technology, senior executive leadership, financial accounting/reporting, provide us with the perspectives and judgment necessary to guide our strategies and monitor their execution.

Nominees for Election as Directors

Matthew Kruchko, age 49, director since August 31, 2017, and since February 3, 2020 is our President and Chief Executive Officer. Mr. Kruchko is also, since March 2020, our Corporate Secretary. Since 2016, Mr. Kruchko has been a principal and the Chief Strategy Officer of Connect Brands, Inc., a San Francisco based marketing and advertising company. He has also been a member of the board of directors of that company since 2016. Previously, from 2007 to 2015 he was a Managing Director and a member of the board of directors of Applied Storytelling, a brand consultancy/strategy firm, and was previously Executive Vice President of Strategy and Global Marketing for the UK-based SaaS software company Kalibrate Technologies PLC from 2007 to 2015. Mr. Kruchko studied finance and marketing at the University of Southern Maine and is currently an advisory board member for the Detroit Creative Corridor Center (DC3).

Specific Qualifications, Attributes, Skills and Experience. Mr. Kruchko brings to the Board extensive knowledge of global marketing and marketing strategy, including in the SaaS software industry, which the Board believes will important as the Company continues to develop and market its customer experience services. Also, as the Company’s President and Chief Executive Officer, Mr. Kruchko provides the Board with exposure to the Company’s executive team and insight into our specific strategic and operational challenges and opportunities.

Gregg Budoi, age 55, Mr. Budoi has been a director on the Board since August 2018, the Chairman of the Board since March 2020, and was our Interim President and Chief Executive Officer from September 30, 2019 to February 3, 2020. Mr. Budoi previously served as the Company’s Interim President and Chief Executive Officer from August 16, 2018 to June 7, 2019, and the Company’s Interim Chief Financial Officer from September 26, 2017 to November 6, 2018. Prior to becoming the Company’s Interim Chief Financial Officer, Mr. Budoi was from 2014 to 2017 the Chief Financial Officer and member of the Board of Directors of Kalibrate Technologies Plc, a London Stock Exchange (AIM) listed SaaS software and consulting company. Prior to that, from 2007 to 2014 he was a co-founder and former President and CEO of EZ Energy USA, Inc. an Israeli company that operated 69 gas & convenience stores. Mr. Budoi has also been Managing Director at Barnes Wendling Corporate Finance, LLC, a financial advisory firm where from 2006 to 2007 he established a corporate finance advisory services platform and completed several corporate restructurings as well as M&A and capital raising transactions. Prior to that, he was Chief Executive Officer of his own financial advisory firm, Budoi & Company, Inc. from 2003 to 2006 and was from 1999 to 2003 the Chief Financial Officer, Vice President Finance and Treasurer of Dairy Mart Convenience Stores, Inc., where he led the strategic evaluation and recapitalization process for this publicly traded chain of over 850 convenience stores. Mr. Budoi holds a BS in Business Administration/Finance from Ohio State University, and a Masters of Business Administration from Cleveland State University.

Specific Qualifications, Attributes, Skills and Experience. Mr. Budoi brings to the Board extensive executive management experience from several public and private companies, as well as significant experience in the SaaS software industry.

Nii Quaye, age 46, director since August 31, 2017. From 2015 to 2016, Mr. Quaye was the Senior Vice President of Global Head of Service Quality for the Abu Dhabi based First Gulf Bank (FGB). Previously, from 2013 to 2014, Mr. Quaye was Vice President, Group Head of Customer Service for Ecobank Transnational Incorporated. Mr. Quaye also was General Manager and Head of Service and Quality for the Saudi Investment Bank from 2010 to 2012, and was a Senior Vice President at CitiGroup where he was responsible for administering that company’s Global Contact Center. A GE-trained Six Sigma Black Belt, Mr. Quay holds a B.A. from Ottawa University, a J.D. from the University of Maryland Law School, and an MBA in Finance & Investments from The George Washington University in Washington, DC.

Specific Qualifications, Attributes, Skills and Experience. Mr. Quay brings to the Board significant global finance and technology experience with several large global organizations.

Barry MacNeil, age 59, director and our Chief Financial Officer since February 3, 2020. Mr. MacNeil previously served as the Company’s Chief Financial Officer from November 20, 2015 through September 26, 2017. Mr. MacNeil has more than 30 years of accounting experience in public and private practice. Since April 2016, Mr. MacNeil has served as Chief Financial Officer for TAG Oil Ltd., an oil and gas exploration and production company headquartered in Vancouver British Columbia. Mr. MacNeil was previously the Controller of TAG Oil Ltd. from March 2015 through April 2016. Since August 2012, Mr. MacNeil has served as Chief Financial Officer of Interlapse Technologies Corp. (formerly Coronado Resources Ltd.), a Canadian-based fintech applications public company. From October 2004 through March 2008, Mr. MacNeil served as a member of the board of directors, CFO and Secretary for Trans-Orient Petroleum Ltd., a company that invests in early-stage resource and technology companies.  Mr. MacNeil is a Chartered Public Accountant and earned a diploma in Financial Management from the British Columbia Institute of Technology.

Specific Qualifications, Attributes, Skills and Experience. Mr. MacNeil brings to the Board significant accounting and finance experience from a variety of public and private companies.

Giuseppe (Pino) Perone, age 40, director since October 3, 2019. Mr. Perone is a Canadian lawyer serving as an executive and director for various public and private companies in the resource and technology sectors. He has served as a director and executive officer of Interlapse Technologies Corp., formerly Coronado Resources Ltd. since August 2012. Mr. Perone has also served as the Corporate Secretary and General Counsel of TAG Oil Ltd. since December 2010 and was a member of the board of directors from July 2007 to December 2009.

Specific Qualifications, Attributes, Skills and Experience. Mr. Perone brings to the Board experience practicing as a corporate lawyer, and his legal experience in a variety of corporate and commercial matters.

EXECUTIVE OFFICERS

Each of our officers is appointed by the Board to a term of one (1) year and serves until his or her successor is duly appointed and qualified, or until he or she is removed from office. None of our current executive officers were selected to serve as an executive officer as a result of any arrangement or understanding with any other person.

The names, ages and positions of our officers are set forth below: The address of our officers is the same as the Company’s address at 201 Spear Street, Suite 1100, San Francisco, California 94105.

Name and Address	Age	Position(s)

Matthew Kruchko 201 Spear Street, Suite 1100 San Francisco, CA 94105	49	President, Chief Executive Officer, Corporate Secretary and a member of the Board of Directors

Lynn Davison 201 Spear Street, Suite 1100 San Francisco, CA 94105	56	Chief Operating Officer

Barry MacNeil 201 Spear Street, Suite 1100 San Francisco, CA 94105	59	Chief Financial Officer

Stephen Shay 201 Spear Street, Suite 1100 San Francisco, CA 94105	59	Vice President

Michael Hinshaw 201 Spear Street, Suite 1100 San Francisco, CA 94105	58	President, McorpCX, LLC

The people named above are expected to hold their offices/positions until the next annual meeting of our stockholders to be held in early 2021.

There are no family relationships between any of the Company’s directors, director nominees and executive officers.

Background of Officers

The following provides certain background information about each of our officers other than Matthew Kruchko and Barry MacNeil, whose information appears above under "Nominees for Election as Directors":

Michael Hinshaw – President of McorpCX, LLC

Since August 2018 Mr. Hinshaw has been the President of our wholly-owned operating subsidiary, McorpCX, LLC. From March 2006 through January 23, 2020 he served as a director on the Board and from March 2006 to August 2018, Mr. Hinshaw served our President and Chief Executive Officer and from December 2011 to August 2018 as our Treasurer and Principal Accounting Officer. From December 7, 2011 until November 20, 2015, Mr. Hinshaw was our Chief Financial Officer. Mr. Hinshaw founded the Company in 2001.  From 1999 until 2002, Mr. Hinshaw served as President and Chief Executive Officer of Verida Internet Corp.  Prior to its sale in 1999, Mr. Hinshaw served as President of Triad Inc., a brand strategy and management consulting firm. Mr. Hinshaw holds a MFA in Design and Communication and a BFA in Graphic Design from the Academy of Art University in San Francisco.

Lynn Davison – Chief Operating Officer

Since October 9, 2013, Ms. Davison has been our Chief Operating Officer, and has served as our Secretary from February 3, 2012 until November 20, 2015.  Ms. Davison served as our Vice-President from February 7, 2011 to October 9, 2013.  From April 2004 to February 2011, Ms. Davison worked as a management consultant to a range of start-up, mid-sized and Fortune 500 clients providing strategic business consulting services. From 1994 through April, 2004, Ms. Davison was a co-founder of C-Change, Inc., a management consulting firm working with Fortune 500 companies. Ms. Davison has a BA in economics from Whitman College in Walla Walla, Washington and is a certified Project Management Professional (PMP) by the Project Management Institute.

 Stephen Shay – Vice President

On May 16, 2015, Stephen Shay was appointed as our Vice President. Prior to joining McorpCX, Mr. Shay enjoyed a nearly 21-year career with Microsoft Corporation, where he served as an executive leader in Sales, Operations, and IT. From November 2010 to September 2014, he was General Manager, Customer Experience, responsible for conceptualizing and driving initiatives designed to transform the customer centricity of the organization and delivering simplified, seamless, and successful interactions across the customer and partner lifecycle at Microsoft. From August 2005 to November 2010, Mr. Shay was General Manager, Strategy & Business Development, were he supported Microsoft's acquisition growth strategy.  Mr. Shay earned a Bachelor of Science Degree in Management & Computer Information Systems, from Park University, Kansas City, Missouri and completed additional undergraduate studies in architecture at the University of Kansas.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, director nominees or officers have been the subject of any of the following events:

1.

A petition under the United States federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; or

ii)	Engaging in any type of business practice; or

iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of United States federal or state securities laws or United States federal commodities laws.

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any United States federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Found by a court of competent jurisdiction in a civil action or by the SEC to have violated any United States federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.

Found by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any United States federal commodities law, and the judgment in such civil action or finding by the United States Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

The subject of, or a party to, any United States federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any United States federal or state securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.          Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended, (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Attendance

The Board met 10 times during fiscal 2019. Each member of the Board attended at least 75% of all meetings of our Board and of the committees of the Board on which they served in 2019 that took place since each such director’s appointment to the Board. Although we do not have a formal policy with respect to attendance of directors at our stockholder meetings, all directors are encouraged and expected to attend such meetings if possible. All of our directors who were currently serving on the Board at the time the annual meeting was held in February 2019 attended such meeting.

Independence of Directors

Our Shares are not listed on a national securities exchange or an inter-dealer quotation system that requires that a majority of our Board of Directors consist of independent directors. Under these circumstances, the rules of the SEC require that we identify which of our directors is independent using a definition for independence for directors of a national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, with us, our senior management and our independent registered public accounting firm, our Board of Directors has determined that two of our five current directors, Messrs. Quaye and Perone are independent directors under standards established by the NASDAQ Stock Market. Given the current size of both the Company and the Board the Board has determined that it is not necessary to have a lead independent director.

Board Leadership Structure

Our Board is responsible for overseeing the exercise of corporate power and seeing that our business and affairs are managed to meet our own stated goals and objectives and that the long-term interests of our stockholders are served.

The Board believes that it should maintain flexibility to select our Chairman and our Board leadership structure from time-to-time and policies do not preclude the Company’s Chief Executive Officer from also serving as Chairman of the Board. The Board believes that having a combined Chairman and Chief Executive Officer can, in certain situations, enable the Company to speak with a unified voice to the Company’s stockholders, employees, governmental and regulatory agencies and other stakeholders. Our current Chairman, Gregg Budoi previously served as our Interim President and Chief Executive Officer. Given the Company’s size and Mr. Budoi’s in-depth knowledge of the Company’s business, his leadership in formulating and implementing strategic initiatives and the market environment, the Board believed that having Mr. Budoi serve as Chairman, while having Matthew Kruchko serve as the Company's President and and Chief Executive Officer provides the most decisive and effective leadership for the Company.

The Board believes that its current leadership structure, consisting of having Mr. Kruchko serve as Chief Executive Officer while having the Company’s former Interim Chief Executive Officer serve as Chairman is optimal for the Company because it provides the Company with strong, consistent leadership.

Risk Oversight

The Company’s officers are responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation and implementation of appropriate risk management policies and programs.

Our Board has overall responsibility for overseeing our officers in the execution of these responsibilities and for assessing our overall approach to risk management.

Additionally, while oversight of our risk management process is a full Board responsibility, the responsibility for monitoring financial risks has been delegated to the Board’s audit committee. The audit committee meets periodically with management to review our major financial risk exposures and the steps our management has taken to monitor and control such exposures. Such risk exposures and steps are reported by the audit committee to the full Board.

The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

Our Director Nominations Process

We do not have a standing nominating committee as because of our size as well as the current size of our Board, the Board believes that it is appropriate for the Board as a whole to perform the functions of a nominating committee. Consequently, our Board is responsible for approving candidates for Board membership.

Criteria for Directors

Our Board believes that certain criteria should be met by director nominees to ensure effective corporate governance, support the Company’s strategies and businesses, account for individual director attributes and the effect of the overall mix of those attributes on the Board’s effectiveness, and support the successful recruitment of qualified candidates for the Board. Qualified candidates are those who, in the judgment of the Board, possess certain personal attributes and a sufficient mix of experience and related attributes to assure effective service on the Board. The personal attributes of director nominees that the Board considers include:

•	Experience. Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business operations.

•	Integrity. Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field;

•	Best Interests of All stockholders. Each candidate must be prepared to represent the best interests of all stockholders and not just one particular constituency;

•

Active Participation. Each candidate must be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Board’s sole judgment, interfere with or limit his or her ability to do so;

•

Independence. No candidate, or family member or affiliate or associate (as defined in federal securities laws) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company;

•	Collegiality. Each candidate should contribute positively to the existing chemistry and collegial culture among Board members; and

•

Diversity. Each candidate should contribute to the Board’s overall diversity – diversity being broadly construed to mean a variety of viewpoints, perspectives, personal and professional experiences and backgrounds, such as nationality, gender and ethnicity differences.

Processes for Identifying Director Candidates

The Board has two principal methods for identifying potential Board candidates (other than those proposed by stockholders, as discussed below). First, the Board solicits ideas for possible candidates from a number of sources, including other members of the Board, senior executives, individuals personally known to Board members and research.

The Board will also consider nominees recommended by the Company’s stockholders as candidates for Board membership. A stockholder wishing to nominate a candidate for Board membership should provide written notice to the Board at the following address: 201 Spear Street, Suite 1100, San Francisco, California 94105. To nominate a candidate for election to the Board at a meeting of shareholders, the notice must be received not less than 120 days before the first anniversary of the date of the Company’s proxy statement released to stockholders in connection with the annual meeting held in the prior year. The notice should contain information about both the nominee and the stockholder making the nomination, including such information regarding each nominee required to be included in a proxy statement filed pursuant to SEC rules and regulations and such other information sufficient to allow the Board to determine if the candidate meets the criteria for Board membership described above. The Board may require that the proposed nominee furnish additional information to determine that person’s eligibility to serve as a director. All recommendations will be brought to the attention of the Board.

Evaluation of Director Candidates

The Board will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by stockholders.

If, based upon Board’s initial evaluation, the candidate continues to be of interest, members of the Board may interview the candidate and communicate their evaluation to the rest of the Board. Additional meetings between the candidate and other members of the Board may also be arranged. Ultimately, background and reference checks may also be conducted by the Board.

The Committees of the Board

Due to the Company’s current size, the only committee of the Board is an audit committee. The Board currently does not have a nominating or compensation committee and the functions normally performed by such committees are performed by the Board as a whole.

Special Committee – Selection of President and Chief Executive Officer

On May 6, 2019, the Board formed a special committee of the Board consisting of Mr. Hinshaw, Mr. Budoi and Mr. Quaye (the “Special Committee”), which was tasked with coordinating the search process for a permanent Company President and Chief Executive Officer (Mr. Budoi was serving as the Interim President and Chief Executive Officer at the time the Special Committee was formed). The mandate of the Special Committee was to review, interview, and evaluate all candidates for such position and make a recommendation to the Board as a whole as to which candidate should be appointed by the Board as the Company’s next President and Chief Executive Officer.

After reviewing and analyzing several candidates, on June 7, 2019, the Special Committee recommended to the Board that Rajesh Makhija be appointed as the Company’s President and Chief Executive Officer, which he subsequently was by the Board on that date. After making such recommendation, the Special Committee was disbanded.

Compensation Committee Functions

The Board believes that because of the limited number of executives and employees currently employed by the Company and that the Board is currently composed of only five directors, that having is separate compensation committee is not necessary. Since the Company currently does not have a compensation committee or other committee of the Board performing similar functions, executive officer compensation is determined by the entire Board. The Board determines our compensation objectives, philosophy and forms of compensation and benefits for executive officers The Board continually reviews and considers best practices in executive compensation and stockholder expectations, as well as the size and financial results of the Company in making its decisions regarding appropriate compensation levels. Mr. Hinshaw, the Company’s former President and Chief Executive Officer and current President of McorpCX, LLC, Mr. Makhija, the Company’s former President and Chief Executive Officer, and Mr. Budoi, the Company’s Interim President and Chief Executive Officer until February 3, 2020, were the only officers or employees of the Company who participated in deliberations of the Company’s Board concerning executive officer compensation in 2019, as Mr. Kruchko, the Company’s current President and Chief Executive Officer was not an officer or employee of the Company during 2019. Each of Mr. Budoi, and Mr. Malkhija excused themselves from the Board’s discussions concerning the compensation of the Company’s President and Chief Executive Officer when they were serving in such capacity.

The Board currently does not delegate any of its authority to make compensation decisions to any other person and neither the Board nor Company’s management has ever used a compensation consultant to determine or recommend the amount or form of executive or director compensation.

Audit Committee and Charter

The Company has a separately-designated audit committee of the Board that is comprised of the following directors: Gregg Budoi, Nii Quaye and Matthew Kruchko of which Mr. Quaye and Mr. Kruchko (until February 3, 2020) were determined to be independent directors under the standards established by the NASDAQ Stock Market.  Although Mr. Kruchko was determined to be an independent director on the Board under the standards established by the NASDAQ Stock Market for the entire 2019 fiscal year, upon his appointment as the Company’s President and Chief Executive Officer on February 3, 2020, he is no longer considered to be an independent director. The Board has decided to have Mr. Kruchko remain on the audit committee because of his previous service on the committee and his experience in financial matters with the other public companies.

As the Company’s Interim President and Chief Executive Officer until February 3, 2020, Mr. Budoi is determined not to be an independent director under the standards established by the NASDAQ Stock Market. Despite not being an independent director under the standards established by the NASDAQ Stock Market, the Board decided to appoint him to the audit committee because of his intimate knowledge of both the operations of the Company and the financial management of other public companies in which he was previously associated with.

According to the Company’s audit committee charter, which is available on our website at http://investors.mcorp.cx, our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

Audit Committee Financial Expert

Our Board has also determined that Mr. Quaye (who is an independent director under the standards established by the NASDAQ Stock Market) qualifies as an "audit committee financial expert" as defined in applicable SEC rules.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Whistleblower Policy

We have adopted a whistleblower policy that provides for the protection of our employees from our retaliation where an employee believes that we are violating some law, rule or regulation and wants to disclose the same to proper authorities or to the public at large.  This policy further provides a mechanism whereby the employee may disclose the information to us in a confidential manner and may possibly resolve the issue without the need of going to third parties outside of our organization.

Stockholder Communications with Board

Stockholders who wish to communicate with the Board should send written correspondence to the Board in the care of the Secretary, McorpCX, Inc., 201 Spear Street, Suite 1100, San Francisco, California 94105. The correspondence should indicate that the person sending the correspondence is a stockholder and set out the purpose of such communication. The secretary will: (i) forward the correspondence to the director to whom it is addressed; or, (ii) attempt to handle the inquiry directly where it is a request for information about the Company or in the case of correspondence addressed to the Board generally; or (iii) not forward the correspondence if it is primarily commercial in nature or if it relates to an improper topic. All such correspondence will be summarized for the Board periodically, and each such correspondence will be made available to any director upon request.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of information available to us and a review of the information filed with the SEC, with the exception of the following all officers, directors and owners of 10% or more of our Shares have filed all reports required by Section 16(a) of the Exchange Act for the year ended December 31, 2019: 1) A Form 3 was filed late by Rajesh Makhija, 2) one Form 4 was filed late by Michael Hinshaw to report five separate transactions, which were each reported late, 3) one Form 4 was filed late by Lynn Davison to report one transaction late, 4) one Form 4 was filed late by Stephen Shay to report one transaction late, and 5) one Form 4 was filed late by Rajesh Makhija to report two transactions late.

EXECUTIVE COMPENSATION

On February 1, 2011, we entered into an employment agreement with Lynn Davison, pursuant to which she agreed to serve as our Vice President. This initial agreement provided for an annual base salary of $132,000 but was subsequently increased to $162,000 effective August 22, 2014 and again increased to $202,500 effective January 1, 2019. In addition, Ms. Davison is eligible for bonus compensation as established by us from time to time. On February 7, 2011, we granted Ms. Davison 10-year options to purchase 300,000 Shares at an exercise price of $0.35 per Share. A Board resolution dated December 17, 2015 later reset the exercise price of these options to $0.05 per Share. On September 3, 2013, we granted Ms. Davison an additional 10-year options to purchase 300,000 Shares at an exercise price of $0.40 per Share. On May 15, 2015, we granted Ms. Davison an additional 10-year options to purchase 100,000 Shares at an exercise price of $0.75 per Share.

All of the options granted to Ms. Davison have fully vested and are exercisable pursuant to their respective terms. In August 2019, the Board cancelled 300,000 stock options with an exercise price of $0.40 per Share previously granted to Ms. Davison in connection with Ms. Davison entering into a private stock purchase agreement with Mr. Hinshaw to acquire shares currently owned by Mr. Hinshaw.

On May 15, 2016, the Company entered into an employment agreement with Stephen Shay pursuant to which he agreed to serve as our Vice President. This initial agreement provided for an annual base salary of $240,000. In addition, Mr. Shay is eligible for bonus compensation as established by us from time to time.

On May 15, 2015, we granted Mr. Shay 10-year options to purchase 600,000 Shares with an exercise price of $0.75 per Share. These stock options were subsequently cancelled by the Board in August of 2019 in connection with Mr. Shay entering into a private stock purchase agreement with Mr. Hinshaw to acquire shares currently owned by Mr. Hinshaw.

In connection with his original appointment as the Company’s Interim President and Chief Executive Officer in August 2018, the Company and Mr. Budoi entered into an executive employment agreement dated August 16, 2018 (the “Budoi Employment Agreement”), under which Mr. Budoi was to be paid a base salary of $204,000 subject to an adjustment to $300,000 upon the occurrence of any of the following events: (i) the Company raises an aggregate of at least $5.0 million in connection with the new issuance of any form of equity securities, or (ii) the acquisition of another company with annual revenues that when combined with the Company’s revenues over that previous 12 calendar month period equals $5.0 million or more on an annualized pro forma basis.

The Budoi Employment Agreement also provided that Mr. Budoi was entitled to receive a one-time signing bonus of $100,000 contingent upon the achievement of certain milestone events, including (i) the completion of an equity financing in excess of $5.0 million, (ii) the completion of an acquisition of a new business with annualized revenues (which when combined with the Company’s annual revenues over the previous 12 months) that are in excess of $5.0 million per year, or (iii) the determination by the Board that Mr. Budoi has successfully executed a strategic plan developed by the Board that includes the acquisition and/or disposition of material assets or business operations in a transaction approved by the Board and the Company’s stockholders, if required, in each case to be achieved prior to the one year anniversary of the effective date of Mr. Budoi’s employment agreement.

In addition, Mr. Budoi was entitled to participate in the Company’s employee benefit plans and receive stock options under the Company’s Amended and Restated Stock Option Plan (the “Option Plan”). Mr. Budoi’s employment as our Interim President and Chief Executive Officer was for an initial term expiring October 31, 2018 with automatic renewals (subject to right of the Company and Mr. Budoi to elect not to renew) for additional one month periods. Upon the initial expiration of the Budoi Employment Agreement on October 31, 2018, Mr. Budoi and the Company agreed to amend the employment agreement as follows:

(a)

For the months of November and December 2018 Mr. Budoi agreed to not receive any compensation and effective January 1, 2019, Mr. Budoi’s base salary shall be reduced to $60,000 subject to an adjustment by the Board in connection with the determination by the Board that Mr. Budoi has successfully executed a strategic plan developed by the Board that may include the acquisition, joint venture, licensing and/or merger of new business operations or technology in a transaction approved by the Board and the Company’s stockholders, if required, in each case to be achieved prior to the one year anniversary of the effective date of Mr. Budoi’s employment agreement.

(b)

Mr. Budoi’s one-time signing bonus shall be increased to an amount of up to $200,000 contingent upon the determination by the Board that Mr. Budoi has successfully executed a strategic plan developed by the Board that may include the acquisition, joint venture, licensing and/or merger of new business operations or technology in a transaction approved by the Board and the Company’s stockholders, if required, in each case to be achieved prior to the one year anniversary of the effective date of Mr. Budoi’s employment agreement.

The Board also granted Gregg Budoi 290,000 stock options with an exercise price of $0.30(Canadian) per Share. The options vest incrementally in three roughly equal installments on August 16, 2019, August 16, 2020 and August 16, 2021, respectively. The stock options are subject to accelerated vesting in connection with a change in control of the Company, pursuant to the terms of the Option Plan.

The Budoi Employment Agreement, as amended, was terminated upon Mr. Budoi’s resignation as our Interim President and Chief Executive Officer on June 7, 2019. Mr. Budoi did not enter a new employment agreement with the Company during his tenure as our Interim President and Chief Executive Officer from September 30, 2019 through February 3, 2020.

While he was serving as our President and Chief Executive Officer, Michael Hinshaw did not have a written employment agreement with the Company. However, pursuant to the terms of a verbal agreement between Mr. Hinshaw and the Company, Mr. Hinshaw received an annual base salary of $300,000 for his executive services as the Company’s President and Chief Executive Officer.

In connection with his appointment as President of McorpCX, LLC in August 2018, Michael Hinshaw has entered into an executive compensation agreement with McorpCX, LLC under which he will be paid a base salary of $250,000 and will be entitled to receive the following additional incentive remuneration (collectively, “Variable Compensation”):

●

Quarterly payments equal to (i) 2.5% of all gross revenues generated by McorpCX, LLC, plus (ii) an additional 2.5% (for a total of 5%) of all gross revenues generated by McorpCX, LLC in excess of $5.0 million per year, and

●

An amount up to 10% of the aggregate of all fees received by McorpCX, LLC from existing clients of McorpCX, LLC for projects that were not agreed to as of the effective date of Mr. Hinshaw’s employment agreement (“New Projects”), and for all projects with clients of the McorpCX, LLC that were not clients of the McorpCX, LLC as of the effective date of Mr. Hinshaw’s employment agreement (“New Clients”), where such New Projects or projects from New Clients were originated by Mr. Hinshaw, provided that the aggregate sales commission paid to both Mr. Hinshaw and to other persons related to the same New Project or project from a New Client will not exceed 15% of the total fees received by McorpCX, LLC on such New Project or project from a New Client.

In addition, Mr. Hinshaw will be entitled to participate in any deferred compensation plan that may be adopted by McorpCX, LLC reflecting Mr. Hinshaw’s right to receive awards from a share of the deferred compensation pool that will be comprised of up to 50% of the annual cash flow of McorpCX, LLC, which will include net income (i) plus depreciation and amortization expense, (ii) less principal payments made on any indebtedness, and (iii) less any capital expenditures paid in cash during a fiscal year.

The initial term of Mr. Hinshaw’s employment is six months from the date of his employment agreement, with automatic renewals (subject to right of McorpCX, LLC and Mr. Hinshaw to elect not to renew) for additional three month periods. McorpCX, LLC may terminate Mr. Hinshaw’s employment without cause (or Mr. Hinshaw can terminate the agreement upon good reason) in which case Mr. Hinshaw is entitled to payment of six months’ salary as severance plus all Variable Compensation earned by Mr. Hinshaw during the previous twelve months.

From June 7, 2019 until his resignation on September 30, 2019 Rajesh Makhija served as our President and Chief Executive Officer. Mr. Makhija executed an executive employment agreement (the “Makhija Employment Agreement”) with the Company dated June 7, 2019, which provided Mr. Makhija was to be paid an initial base salary of $120,000. Additionally, Mr. Makhija was entitled to receive a one-time performance bonus of $150,000, if prior to the one year anniversary of the effective date of the Makhija Employment Agreement, any two of the following events occur: (i) the Company has “annualized revenue” (defined as recognized revenue plus monthly contracted recurring revenue (multi-year contracts with clients that have known amounts of annual net revenue) with a term greater than twelve months as of the 12th month after the effective date times 12) greater than $7,000,000 as of the 12th calendar month following the effective date of the Makhija Employment Agreement plus (C) the annualized revenue of any completed acquisition, merger or similar arrangement with another company, and/or (ii) the Board determines that Mr. Makhija has successfully executed a strategic plan approved by the Board, and the stockholders if required, which may include the acquisition, merger, joint venture, or other transaction and/or (iii) has raised capital from new investors in an amount equaling $1,500,000 or more that will enable the execution of a Board approved strategic plan, in each case to be achieved prior to the one year anniversary of the effective date of the Employment Agreement. If only one of the above events occur, Mr. Makhija would have been entitled to a performance bonus of $50,000.

Mr. Makhija was also eligible to receive an annual bonus based on his achievement against specific criteria which was to be determined jointly by the Board and Mr. Makhija within 90 days of the effective date of the Makhija Employment Agreement. The amount of bonus earned due to the Company meeting any target EBIDTA and/or net revenue was capped at 75% of his base salary.

The Makhija Employment Agreement was terminated upon Mr. Makhija’s resignation as our President and Chief Executive Officer on September 30, 2019.

The Company has yet to enter an employment agreement with Matthew Kruchko since his appointment as our President and Chief Executive Officer in February 2020.

The following table sets forth information with respect to compensation paid by us to our “named executive officers” (which includes our principle executive officer or “PEO” and our two highest compensated officers in 2019 outside of our PEO) for each of the last two years as well as all persons who served as our PEO during 2019, but were not serving in such position at the end of such year.

Executive Officer Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value &
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Michael Hinshaw	2019	344,192 [2]	0	0	0	0	0	183,941 [3]	528,133
President [1]	2018	348,314 [2]	0	0	0	0	0	23,442 [3]	371,756

Gregg Budoi	2019	25,923 [5]	0	0	0	0	0	0	25,923
President, CEO [4]	2018	42,500 [5]	0	0	77,699 [6]	0	0	58,578 [7]	178,777

Rajesh Makhija	2019	37,769	0	0	0	0	0	0	37,769
President, CEO [8]	2018	0	0	0	0	0	0	0	0

Stephen Shay	2019	240,000	7,133	0	0	0	0	6,000 [9]	253,133
Vice President	2018	240,000	0	0	0	0	0	6,000 [9]	246,000

[1]	Mr. Hinshaw resigned as the Company’s President and Chief Executive Officer in August 2018 and was appointed the President of the Company’s wholly owned subsidiary, McoprCX, LLC at such time.
[2]

In addition to Mr. Hinshaw’s salary of $250,000, his compensation also includes variable compensation in the form of quarterly payments equal to (i) 2.5% of all gross revenues generated by McorpCX, LLC, plus (ii) an additional 2.5% (for a total of 5%) of all gross revenues generated by McorpCX, LLC in excess of $5.0 million per year.

[3]

All other compensation for Michael Hinshaw for the year ended 2019 consisted of sales commissions of $156,681, and for each of the years ended 2019 and 2018, payments for health insurance in the amount of $25,260 and $23,442, respectively.

[4]	Mr. Budoi served as our Interim Chief Executive Officer from August 16, 2018 until June 7, 2019 and again from September 30, 2019 until February 3, 2020.
[5]

In 2019, Mr. Budoi’s salary includes salary earned only for the periods he served as Interim President and Chief Executive Officer. In 2018, for the months of November and December, Budoi agreed to not receive any compensation.

[6]

On August 16, 2018, the Company granted 290,000 stock options to Mr. Budoi. These options had an exercise price of $0.30 (Canadian) and are scheduled to vest incrementally in roughly equal amounts on August 16, 2019, 2020 and 2021.

[7]

All other compensation for Mr. Budoi consisted of consulting fees earned by Mr. Budoi pursuant to a consulting agreement dated September 26, 2017, which terminated on August 16, 2018 in connection with Mr. Budoi’s appointment as our Interim Chief Executive Officer.

[8]	Mr. Makhija was appointed our President and Chief Executive Officer on June 7, 2019 and resigned September 30, 2019. His salary includes salary earned only for the period of employment.
[9]	All other compensation for Stephen Shay for each of the years ended 2019 and 2018 consisted of cash payments to Mr. Shay intended to cover the cost of health insurance premiums.

The following table sets forth information with respect to compensation paid by us to our non-employee directors (all directors except for Mr. Hinshaw and Mr. Budoi) during the last completed fiscal year ended December 31, 2019.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value &
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Nii Quaye	0	0	0	0	0	0	0
Matthew Kruchko	0	0	0	0	0	0	0
Guiseppe Perone	0	0	0	0	0	0	0

(1)	The table above does not include Barry MacNeil as he was appointed subsequent to year end on February 3, 2020.

Non-employee members of our board of directors may receive stock options granted under the Company’s Amended and Restated Stock Option Plan (the “Plan”) as consideration for their services on our board of directors. Should any director be awarded option grants the amount of those grants would be proportionate to their level of involvement with the activities of the board of directors (meeting attendance, service on committees, etc.). Additionally, in August 2017, the Company decided to pay a $2,500 monthly fee to our non-employee directors in consideration for their service on our board of directors. As of January 1, 2019, Mr. Quaye and Mr. Kruchko agreed that they would no long receive any monthly compensation to participate on the Board and no fees were paid to any of our non-employee directors during 2019.

There are no retirement, pension, or profit sharing plans for the benefit of our officers and directors other than the Plan. Securities offered under the Plan will consist exclusively of our shares of common stock. The aggregate number of shares of common stock reserved for issuance under the Plan is fixed at 10% of the total number of issued and outstanding shares of common stock from time to time, such that the shares of common stock reserved for issuance under the Plan will increase automatically with increases in the total number of shares of common stock issued and outstanding.

If an option awarded under the Plan expires, is surrendered in exchange for another option, or terminates for any reason during the term of the Plan prior to its exercise in full, the shares of common stock subject to but not delivered under such option will be available for issuance pursuant to the exercise of future options granted under the Plan.

The following table sets forth information with respect to outstanding equity awards held by our named executive officers at December 31, 2019.

Outstanding Equity Awards at December 31, 2019
			Equity Incentive				Equity Incentive
	Number of	Number of	Plan Awards:			Number of	Plan Awards:
	Securities	Securities	Securities			Shares	Number of
	Underlying	Underlying	Underlying			Or Units of	Unearned
	Unexercised	Unexercised	Unexercised	Option	Option	Stock	Shares,
	Options	Options	Unearned	Exercise	Expiration	that have not	Units that
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	have not vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Gregg Budoi	96,667	193,333	0	$0.23	8/16/2023	0	0

Compensation Committee Interlocks and Insider Participation

Since the Company currently does not have a compensation committee or other committee of the Board performing similar functions, executive officer compensation is determined by the entire Board. Mr. Kruchko, our current President and Chief Executive Officer, Mr. Budoi, our former Interim President and Chief Executive Officer, Mr. Makhija, our former President and Chief Executive Officer, and Mr. Hinshaw, our former President and Chief Executive Officer and the current President of the Company’s wholly-owned subsidiary, McorpCX, LLC are the only officers or employees of the Company who participated in deliberations of the Board concerning executive officer compensation. However, each of Mr. Kruchko, Mr. Makhija, Mr. Hinshaw and Mr. Budoi excused themselves from our Board’s discussions concerning the compensation of our President and Chief Executive Officer when such person was serving in that capacity. With the exception of each of Mr. Budoi, Mr. Makhija, and Mr. Hinshaw, no member of our Board was, during the year ended December 31, 2019, an officer, former officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure by the Company under the SEC rules requiring disclosure of certain relationships and related party transactions. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Board, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Board, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our board of directors, during the year ended December 31, 2019.

.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transactions

The Company did not engage in any transactions with related parties requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended since January 1, 2019 and other than the transactions contemplated in the Unit Purchase Agreement between the Company and mfifty, LLC (“mfifty”) a company controlled by Michael Hinshaw, there are currently no such transactions proposed.

As described further in this Proxy Statement, the Company is planning to sell all of membership interests in the Company’s wholly-owned subsidiary, McorpCX. LLC, to Mfifty which is controlled by Michael Hinshaw, the current president of McorpCX, LLC, who has beneficial ownership over 5,200,000 Shares, representing approximately 25% of the total outstanding Shares, for aggregate consideration of $1,108,000, consisting of $352,000 in cash consisting of $100,000 received upon the signing of the Unit Purchase Agreement and $252,000 to be received at the closing of the transaction along with a $756,000 promissory note.

Although as of the date of this Proxy Statement Michael Hinshaw has beneficial ownership of 5,200,000 Shares, representing approximately 25% of the total outstanding Shares, the terms of the Unit Purchase Agreement require Mr. Hinshaw to sell all of these Shares to one or more third parties selected by the Company for gross proceeds of $52,000 as a closing condition to the LLC Sale Transaction.

Review and Approval of Related Party Transactions

The Board understands that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. As a result, the Board prefers to avoid related party transactions. However, the Board recognizes that there are situations where related party transactions may be in, but may not be inconsistent with, the best interests of the Company and its stockholders.

As a result, the Board is responsible for reviewing and approving the terms and conditions of all proposed transactions between us, any of our officers, directors or stockholders who beneficially own more than 5% of our outstanding Shares, or relatives or affiliates of any such officers, directors or stockholders, to ensure that such related party transactions are fair and are in our overall best interest and that of our stockholders.

The Board has not adopted any specific procedures for conduct of reviews and considers each transaction in light of the facts and circumstances. In the course of its review and approval of a transaction, the Board considers, among other factors it deems appropriate:

•	whether the transaction is fair and reasonable to us;

•	the business reasons for the transaction; and

•	whether the transaction is material, taking into account the significance of the transaction.

Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Board that considers the transaction.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 8, 2020 the total number of shares owned beneficially by each of our directors, director nominees and named executive officers, individually and directors and all executive officers as a group, and the present owners of 5% or more of our total outstanding Shares.  Shares subject to options and warrants exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the number of shares held and the percentage ownership of such each individual but are not treated as outstanding for purposes of computing the percentage ownership of others.

The information in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Exchange Act. We have determined beneficial ownership in accordance with the rules of the SEC or other information we believe to be reliable. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws where applicable.

Applicable percentage ownership is based on 20,426,158 shares of common stock outstanding as of May 8, 2020.

	Shares of Common Stock
	Beneficially Owned
Name and Address of Beneficial Owner	Number	%
Michael Hinshaw	5,200,000	25.46%
201 Spear Street, Suite 1100
San Francisco, CA 94105

Stephen Shay	0	*
201 Spear St. Suite 1100
San Francisco, CA 94105

Barry MacNeil	20,000	*
201 Spear Street, Suite 1100
San Francisco, CA 94105

Guiseppe Perone	25,000	*
201 Spear Street, Suite 1100
San Francisco, CA 94105

Gregg Budoi	96,667[1]	*
201 Spear Street, Suite 1100
San Francisco, CA 94105

Matthew Kruchko	66,667[2]	*
201 Spear Street, Suite 1100
San Francisco, CA 94105

Nii-Ayikwei Quaye	66,667[3]	*
201 Spear Street, Suite 1100
San Francisco, CA 94105
All officers and directors as a group (8 individuals)	5,505,001	25.82%

Alex Guidi	2,762,302[4]	13.77%
2040 – 885 West Georgia Street
Vancouver, British Columbia V6C 3E8

Eva Lundin	2,900,000[5]	14.20%
6 Rue de Rive
1204 Geneva, Switzerland

Peter Loretto	1,443,262[6]	7.07%
350-6165 HWY 17
Delta British Columbia V4K 5B8

*Represents beneficial ownership of less than 1%.

[1]	Includes 96,667 shares issuable pursuant to presently exercisable stock option and options that become exercisable within 60 days of May 8, 2020.

[2]	Includes 66,667 shares issuable pursuant to presently exercisable stock option and options that become exercisable within 60 days of May 8, 2020.

[3]	Includes 66,667 shares issuable pursuant to presently exercisable stock option and options that become exercisable within 60 days of May 8, 2020.

[4]	Based on Schedule 13D filed by the reporting person with the SEC on February 24, 2016.

[5]	Based on Schedule 13G filed by the reporting person with the SEC on February 18, 2016.

[6]

Based on Schedule 13G filed by the reporting person with the SEC on February 11, 2016. Mr. Loretto has sole voting and dispositive power over 1,425,000 shares of our common stock and has shared voting and dispositive power over the remaining 18,262 shares of our common stock he beneficially owns.

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents information as of December 31, 2019 with respect to compensation plans under which our Shares may be issued.

Number of securities
	Number of securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	future issuance under
	of outstanding options,	outstanding options,	equity compensation plans
	warrants and rights	warrants and rights	(excluding securities
Plan category	(a)	(b)	in column (a)) (c)
[1]
Equity compensation plans approved by security holders	1,140,000	$0.35	902,616
Equity compensation plans not approved by securities holders	None	None	None

Total	1,140,000	$0.35	902,616

[1] The aggregate number of Shares reserved for issuance under the Plan is fixed at 10% of the total number of issued and outstanding Shares from time to time, such that the Shares reserved for issuance under the Plan will increase automatically with increases in the total number of Shares issued and outstanding.

PROPOSAL 4 – AMENDMENT TO THE ARTICLES OF INCORPORATION TO DECREASE THE QUORUM REQUIREMENT FOR STOCKHOLDER MEETINGS

The Board has approved an amendment to the Company’s articles of incorporation (the “Articles”) to establish a quorum threshold of one-third of the total outstanding Shares for future stockholder meetings.

Currently, the Articles do not establish a quorum requirement for the Company’s meetings of stockholders. Section 602(a) of the California Corporation Code (the “California Code”) provides that “unless otherwise provided in the articles, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall quorum consist of less than one-third (or in the case of a mutual water company, 20 percent) of the shares entitled to vote at the meeting”

The Board believes that a quorum consisting of a majority of the issued and outstanding Shares entitled to vote at a meeting may at times be impractical for the Company, as it may limit the Company’s ability to properly convene a meeting of stockholders and hinder and restrict the Company’s ability to take action at a meeting of stockholders the Company’s experience over the last few years is that a significant number of the Company’s stockholders do not, either directly or through their brokerage accounts, complete their proxies or otherwise deliver voting instructions. Accordingly, securing a quorum at meetings of the Company’s stockholders has become a challenge despite the Company’s best efforts to solicit participation of the Company’s stockholders. For example, the 2018 annual meeting was to be held on February 1, 2019, but had to be adjourned until February 8, 2019 due to a lack of quorum as holders of only 41.9% of the then outstanding Shares were present either in person or by proxy at the original meeting date. If the Company again fails to achieve a quorum for any future stockholder meeting, the Company will have to set a new time and location for the meeting, and depending on the timing, the Company may be required to prepare new proxy materials for such meeting. Preparing proxy materials and the costs that accompany any proxy solicitation, including costs related to printing and mailing proxy materials to stockholders, is a large expense, and there is significant risk that even if the Company delays a meeting of stockholders the Company may still not be able to acquire quorum for such stockholder meeting.

The Board believes that reducing the quorum requirement to one-third of the Shares entitled to vote on a proposal will markedly reduce, although not eliminate, the risk of failing to achieve a quorum for any given matter. Consequently, the Board has determined that it is in the best interest of the Company and its stockholders to establish a quorum threshold of one-third of the total number of Shares entitled to vote at a stockholder meeting.

For the foregoing we reason, the Board proposes to amend the Articles to provide that a quorum for any stockholder meeting be one-third (1/3) of the total outstanding Shares entitled to vote.

If this proposal is adopted by the Company’s stockholders, a new Article EIGHT shall be added to the Articles. The text of the amendment will read in full as follows:

“A quorum shall exist at any meeting of the shareholders if one-third of the shares entitled to be cast are represented in person or by proxy.”

The full text of the proposed certificate of amendment to the Articles is attached to this Proxy Statement as Annex B. The affirmative vote of a majority of the Shares outstanding on the Record Date is required to approve this amendment to the Articles. If the proposed amendment is adopted by Company’s stockholders, it will be effective when the Company files the certificate of amendment to the Articles with the Secretary of State of the State of California.

Currently, Section 6 of Article II of the Company’s bylaws (the “Bylaws”) provide that the presence in person or by proxy of the holders of a majority of the Shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. If the proposed amendment to the Articles is adopted by the Company’s stockholders at the Special Meeting, the Board intends to approve conforming changes to the Bylaws by amending Section 6 of Article II of the Bylaws to provide for a one-third quorum threshold for future stockholder meetings.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ESTABLISH A QUORUM THRESHOLD OF ONE-THIRD OF THE TOTAL OUTSTANDING SHARES OF COMMON STOCK FOR FUTURE STOCKHOLDER MEETINGS.

PROPOSAL 5 – AMENDMENT TO THE BYLAWS TO CHANGE THE COMPOSITION OF THE BOARD FROM A SET FIVE DIRECTORS TO A RANGE OF BETWEEN FIVE AND NINE DIRECTORS

The Board has approved an amendment to the Bylaws to change the composition of the Board from a set five (5) directors to a range of between five (5) and nine (9) directors with the specific number to be determined by the Board in their discretion from time-to-time, and to permit stockholders to make further amendments to this section of the Bylaws through the approval of a majority of Shares voting at a meeting of stockholders, as opposed to the approval of stockholders holding a majority of all outstanding Shares.

Currently our Section 2 of Article III of the Bylaws provide that the authorized number of directors on the Board shall be five (5) until changed by a duly adopted amendment to that bylaw adopted by the vote or written consent of a majority of the outstanding Shares entitled to vote.

Although the Board is not currently considering any particular candidate to join the Board in the event this amendment is passed by the Company’s stockholders, the Board believes that by having the flexibility to increase the size of the Board to up to nine directors will enable the Board to add additional diverse perspectives to the Board as the Company looks to grow and develop new business operations. The Board feels that the current limit of five directors is insufficient for the Company’s governance needs, and that as a result of this limitation, the Board is not able to nominate qualified candidates to the Board.

Due to the previous issues the Company has had in soliciting a majority of its stockholders to vote in stockholder meetings and consistent with the Board’s desire to reduce the quorum requirement for meetings of stockholders, the Board has deemed it to be in the best interests of the Company to amend Section 2 of Article III of the Bylaws to permit that section to be amended at a future meeting of stockholders by stockholders holding a majority of Shares voting at such stockholder meeting (if quorum is present at such meeting) as opposed to a majority of all of the Shares outstanding at the time of such stockholder meeting.

For the foregoing reason, we propose to amend the Bylaws to provide that the composition of the Board should be a range of between five (5) and nine (9) directors with the specific number to be determined by the Board in their discretion from time-to-time, and that any amendment to this section of the Bylaws should be given effect by either the written consent of a majority of the outstanding Shares entitled to vote or a majority of Shares voting at a duly called meeting of stockholders where quorum is present.

If this proposal is adopted by the Company’s stockholders at the Special Meeting, Section 2 of Article III of the Bylaws will read in full as follows:

“The authorized number of directors shall be not less than five (5) nor more than nine (9), the specific number to be set by resolution of the board of directors. This section 2 of Article III of these bylaws may only be changed by a duly adopted amendment to this section adopted by the written consent of a majority of the outstanding shares entitled to vote or a majority of shares voting at a duly called meeting of stockholders where quorum is present. However, an amendment that would reduce the authorized number of directors to a number fewer than five (5) cannot be adopted if the votes cast against its adoption at a shareholders’ meeting or the shares not consenting to an action by written consent are equal to more than one-sixth (16-2/3 percent) of the outstanding shares entitled to vote.”

The full text of the proposed amendment to the Bylaws is attached to this Proxy Statement as Annex C. The affirmative vote of a majority of the Shares outstanding on the Record Date is required to approve this proposed amendment to the Bylaws.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S BYLAWS TO CHANGE THE COMPOSITION OF THE BOARD FROM A SET FIVE DIRECTORS TO A RANGE OF BETWEEN FIVE AND NINE DIRECTORS WITH THE SPECIFIC NUMBER TO BE DETERMINED BY THE BOARD IN THEIR DISCRETION FROM TIME-TO-TIME.

PROPOSAL 6- NAME CHANGE AMENDMENT TO ARTICLES

In connection with the transactions contemplated in the Unit Purchase Agreement, the Board of Directors has approved an amendment to the Articles to change the corporate name of the Company from McorpCX, Inc. to MCX Technologies Corporation.

This is name change is consistent with both a covenant of the Company in the Unit Purchase Agreement to change the name of the Company to a name bearing no similarity to “McorpCX,” and with planned strategic direction of the Company after the LLC Sale Transaction is completed.

Since the Company’s current professional customer experience (CX) and related consulting services business is conducted through McorpCX, LLC, and the Company intends on focusing on becoming a technology-centric company assuming the completion of the sale of McorpCX, LLC, the Board believes that MCX Technologies Corporation is a name that reflects the Company’s planned strategic business focus.

The full text of the proposed certificate of amendment to the Articles is attached to this Proxy Statement as Annex D. The affirmative vote of a majority of the Shares outstanding on the Record Date is required to approve this amendment to the Articles. If the proposed amendment is adopted by the Company’s stockholders, it will be effective when the Company files the certificate of amendment to the Articles with the Secretary of State of the State of California.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM MCORPCX TO MCX Technologies Corporation.

PROPOSAL 7- INDEPENDENT ACCOUNTANTS AND AUDITORS

Ratification of Independent Auditors

The Board requests that stockholders ratify the selection of MaloneBailey LLP as our independent auditors as a matter of good corporate practice.

Stockholder ratification of the selection of MaloneBailey LLP is not required by the Bylaws or other applicable legal requirements. However, the Board is submitting the selection of MaloneBailey LLP to the Company’s stockholders for ratification as a matter of good corporate practice. In the event that this selection of MaloneBailey LLP as the Company’s independent registered public accounting firm is not ratified by the Company’s stockholders at the Special Meeting, the appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm will be reconsidered by each of the Board and the Company’s audit committee. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

We do not anticipate that representatives of MaloneBailey LLP will be present at the Special Meeting to respond to questions about financial statements and related matters or to make a statement (though they will have the opportunity to make a statement at the meeting if they desire to do so).

The selection of MaloneBailey LLP must be ratified by a majority of the votes cast at the Special Meeting, in person or by proxy, in favor of such ratification.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF MALONEBAILEY LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

ACCOUNTANTS’ FEES

The following table presents fees for professional audit services for the audit of the Company's annual financial statements for fiscal year 2019 and 2018 and fees billed for other services rendered during 2019 and 2087:

	Year Ended December 31,

	MaloneBailey LLP
	2019	2018
Audit Fees(1)	$56,500	$47,500
Audit-Related Fees(2)	$-	$-
Tax Fees(3)	$-	$-
All Other Fees	$-	$-
	$56,500	$47,500

(1)

Audit Fees consist of fees for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K, the review of the interim financial statements included in its Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2)

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.  This category includes fees related to consultation regarding generally accepted accounting principles.

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning. The fee includes the preparation of the Company's income tax returns, franchise tax reports, and other tax filings.

Although the Company’s audit committee currently does not have a formal policy in place to pre-approve all audit and non-audit services provided by the Company’s independent auditor and the fees for such non-audit services, the Company’s audit committee has adopted a policy to review on an annual basis the performance, objectivity and independence of our independent auditor.

AUDIT COMMITTEE REPORT

The Company’s audit committee monitors and oversees the Company's financial reporting process on behalf of our Board. Management has primary responsibility for the Company's financial statements and the financial reporting process, including the Company's system of internal controls.

The audit committee met five times in the fiscal year ended December 31, 2019. Each member of the audit committee attended all of the meetings of the committee from the date on which they became a member of the audit committee.

The audit committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2019 with the Company’s management but did not discuss with MaloneBailey LLP the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees). The audit committee also did not discuss with MaloneBailey LLP the overall scope and plans for their audit. The audit committee did not meet with MaloneBailey LLP without management present during the year ended December 31, 2019, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The audit committee has received the written disclosures and the letter from MaloneBailey LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding MaloneBailey LLP’s communications with the audit committee concerning independence.  The audit committee did not discuss with MaloneBailey LLP their independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2019, be included in the Company’s Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

Respectfully submitted by:

Gregg Budoi

Nii A. Quaye

Matthew Kruchko

PROPOSAL 8 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company believes that the compensation policies for our named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote” gives you as a stockholder the opportunity to approve or not approve the compensation of the Company’s named executive officers that is disclosed in this Proxy Statement. This advisory stockholder vote occurs every year and is expected to next occur at the Company’s next annual meeting of stockholders. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Company asks that you indicate your support for the Company’s executive compensation policies and practices as described in this Proxy Statement by voting “FOR” the following resolution:

RESOLVED that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2020 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation tables, narrative disclosure and other related tables and disclosure.

Since this say-on-pay vote is advisory, it will not be binding on the Board. However, the Board values the opinions of the Company’s stockholders and will review the voting results and take them into consideration when making future decisions regarding executive compensation. The affirmative vote of the holders of a majority of the Shares represented in person or by proxy entitled to vote on the proposal will be required for approval.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 9 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company is asking the Company’s stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 8 above should occur every year, every two years or every three years. The Company has had annual votes on executive compensation starting with the Company’s 2014 annual meeting of stockholders.

While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. The believes that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with Stockholders and the adoptions of material changes to compensation programs.

THE BOARD RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

STOCKHOLDER PROPOSALS

Any proposal which a Stockholder wishes to include in the proxy statement and proxy relating to the next annual meeting of stockholders as well as any nominations to our Board pursuant to Rule 14a-11 of the Exchange Act must be received by the Company on or before [      ], 2020. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 under the Exchange Act and all other applicable requirements.

Stockholders wishing to bring any other item before the next annual meeting, other than in accordance with the process of Rule 14a-8 under the Exchange Act, must submit written notice of such proposal to the Company no later than [      ], 2020. If the Company receives notice of a stockholder proposal after [      ], 2020, such notice will be considered untimely and the Company’s management will have discretionary authority to vote proxies received with respect to such proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SPECIAL MEETING

The Proxy Statement and the Company’s Form 10-K and all subsequent reports filed with the SEC are available on the Company's website at www.mcorpcx.com.

The Company makes available, free of charge, the Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the SEC, to stockholders upon written request to Matthew Kruchko, President and Chief Executive Officer McorpCX, Inc., 201 Spear Street, Suite 1100, San Francisco, California 94105.

DUPLICATE ANNUAL REPORT AND PROXY STATEMENT

If you are a stockholder of record and share an address with another stockholder and have received only one copy of the Proxy Statement, you may write or call the Company to request a separate copy of these materials at no cost to you. In addition, if you are a stockholder of record and share an address with another stockholder and have received multiple copies of the Proxy Statement, you may write or call the Company to request delivery of a single copy of such materials in the future. You may write to the Company at McorpCX, Inc., 201 Spear Street, Suite 1100, San Francisco, California 94105.

OTHER MATTERS

As of the date of this Proxy Statement, management has not been notified of any stockholder proposals intended to be raised at the Special Meeting outside of the Company’s proxy solicitation process nor does it know of any other matters, which will be presented for consideration at the Special Meeting. However, if any other stockholder proposals or other business should come before the Special Meeting, the persons named in the enclosed Proxy (or their substitutes) will have discretionary authority to take such action as is in accordance with their best judgment.

MISCELLANEOUS

The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Company’s solicitation of proxies. Proxies are being solicited through the mail. Certain executive officers and other employees of the Company, on behalf of the Company and without additional compensation, may also solicit proxies personally, by telephone or other electronic means.

/s/ Matthew Kruchko

President and Chief Executive Officer

[       ], 2020

ANNEX A

UNIT PURCHASE AGREEMENT

among:

McorpCX, Inc..

a California corporation

and

mfifty, LLC

a California limited liability company

__________________________________

Dated as of April 15, 2020

1	Description of Transaction.		1

	1.1	Purchase and Sale of Acquired Units..	1
	1.2	Purchase Price.	1
	1.3	Method of Payment	1
	1.4	Transactions to be Effected at Closing	2
	1.5	Closing	2

2	Representations and Warranties of the Seller Member		2

	2.1	Organization and Standing	2
	2.2	Authority; Binding Nature of Agreement	3
	2.3	Non−Contravention / No Consents or Approvals	3
	2.4	No Legal Proceedings.	3
	2.5	Title and Ownership.	4
	2.6	Undisclosed Liabilities..	4
	2.7	Affiliate Agreements	4
	2.8	Brokers	4

3	Representations and Warranties of Purchaser		4

	3.1	Organizational Matters	4
	3.2	Authority; Binding Nature of Agreement	4
	3.3	Non-Contravention; Consents.	5
	3.4	No Legal Proceedings	5
	3.5	Independent Investigation	5
	3.6	Indebtedness	5
	3.7	Investment Intention	5
	3.8	Brokers	5
	3.9	Financing	5

4	Certain Covenants of the Parties		6

	4.1	Filings and Consents.	6
	4.2	Public Announcements	6
	4.3	Seller Member Shareholder Meeting	6
	4.4	Sale of Seller Member Securities by Purchaser Affiliates	6
	4.5	Change of Company Name	7
	4.6	Purchase of Stock	7

5	Tax Matters		7

	5.1	Liability for Transfer Taxes	7
	5.2	Survival	7

6	Conditions Precedent to Obligations of Purchaser		7

	6.1	Accuracy of Representations	7
	6.2	Performance of Covenants	7
	6.3	Agreements and Documents	8

	6.4	Seller Member Shareholder Approval	8
	6.5	TSX-V Approval	8
	6.6	Indemnification Agreement	8
	6.7	No Restraints	8
	6.8	No Legal Proceedings	8

7	Conditions Precedent to Obligations of the Seller Member		8

	7.1	Accuracy of Representations	8
	7.2	Performance of Covenants	9
	7.3	Closing Certificate	9
	7.4	Signing Cash Consideration	9
	7.5	Closing Cash Consideration	9
	7.6	Execution of Promissory Note	9
	7.7	Execution of Security Agreement	9
	7.8	Sale of Hinshaw Shares	9
	7.9	Termination of Rights to Davison Shares	9
	7.10	Termination of Rights to Shay Shares	9
	7.11	Termination of Rights to Clark Shares..	9
	7.12	Sale of LuckFound Shares	9
	7.13	No Restraints	9
	7.14	No Legal Proceedings	9

8	Termination		10

	8.1	Termination Events	10
	8.2	Termination Procedures	11
	8.3	General Effect of Termination	11

9	Indemnification, Etc.		11

	9.1	Survival of Representations, Etc.	11
	9.2	Indemnification.	12
	9.3	Limitations.	12
	9.4	Defense of Third Party Claims	13
	9.5	Exercise of Remedies.	14
	9.6	Exclusive Remedy	14
	9.7	Tax Treatment of Indemnification Payments	15

10	Miscellaneous Provisions		15

	10.1	Further Assurances	15
	10.2	Fees and Expenses	15
	10.3	Notices	15
	10.4	Headings	16
	10.5	Counterparts and Exchanges by Electronic Transmission	16
	10.6	Governing Law; Dispute Resolution	16
	10.7	Successors and Assigns	18
	10.8	Remedies Cumulative; Specific Performance	18
	10.9	Waiver	19

10.10	Waiver of Jury Trial	19
10.11	Amendments	19
10.12	Severability	19
10.13	Parties in Interest	19
10.14	Entire Agreement	19
10.15	Construction	19

Exhibits and Schedules

Exhibit A     Certain Definitions

Exhibit B     Form of Unit Assignment

Exhibit C     Form of Promissory Note

Exhibit D     Form of Security and Pledge Agreement

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (this “Agreement”) is made and entered into as of April 15, 2020, by and among McorpCX, Inc. an California corporation (“Seller Member”) and mfifty, LLC, a California limited liability company (“Purchaser”). Capitalized terms not defined herein have the meaning set forth in Exhibit A, attached hereto.

Recitals

A.     The Seller Member currently owns all of the outstanding membership units of limited liability company interest (the “Units”) in McorpCX, LLC, a Delaware limited liability company (“McorpCX LLC” or the “Company”).

B.     Upon the terms and subject to the conditions set forth in this Agreement, Purchaser desires to acquire from the Seller Member all of the Units held by the Seller Member (the “Acquired Units”), and the Seller Member desire to sell to Purchaser all of the Units held by them.

C.     In connection with the sale of the Acquired Units, Michael Hinshaw, the sole member and manager of the Purchaser, as well as several executives and other employees/consultants of McorpCX LLC intend to sell an aggregate of 5,200,000 shares of common stock of the Seller Member.

D.     Michael Hinshaw is also the current President of McorpCX LLC and has been responsible for managing McorpCX LLC’s operations since that company’s inception.

Agreement

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Description of Transaction.

1.1     Purchase and Sale of Acquired Units. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Seller Member, shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from the Seller Member, all of such Seller Member’s right, title and interest in and to all of the Acquired Units free and clear from all Encumbrances, in consideration for payment of the Purchase Price (as defined in Section 1.2).

1.2     Purchase Price.

(a)     Upon the terms and subject to the conditions set forth in this Agreement, the aggregate consideration payable by Purchaser (or an Affiliate of Purchaser) in respect of the Acquired Units shall be equal to one million one hundred and eight thousand United States dollars ($1,108,000 USD) (the “Purchase Price”). The parties agree and acknowledge that the Purchase Price has been negotiated by the parties at arms-length and represents their mutual agreement as to the purchase price for the Acquired Units. The parties agree that no consideration is or will be paid for the value of any referrals (direct or indirect) to or from the Purchaser, the Seller, McorpCX LLC or any of their respective Affiliates, and that no party hereto has promised or is obligated to make any such referral in the future.

1.3     Method of Payment(a)     . The Purchase Price shall be paid by the Purchaser as follows: (a) on or immediately prior to the date of this Agreement, the Company shall authorize and distribute a cash dividend to the Seller Member of one hundred thousand United States dollars ($100,000 USD) (the “Signing Cash Consideration”), and (b) at or prior to the Closing, the Purchaser shall (i) pay to Seller Member two hundred and fifty two thousand United States dollars ($252,000) in cash (the “Closing Cash Consideration”) and (ii) execute a seven hundred and fifty six thousand United States dollars ($756,000 USD) secured promissory note issued to the Seller Member by the Purchaser, substantially in the form attached hereto as Exhibit C (the “Promissory Note”).

1.4     Transactions to be Effected at Closing.

(a)     At Closing, Purchaser shall deliver to Seller Member:

(i)     The Closing Cash Consideration, by certified check or wire transfer of immediately available funds to an account of the Seller Member designated in writing by the Seller Member prior to the Closing Date;

(ii)     The Promissory Note executed by the Purchaser along with the corresponding security and pledge agreement, substantially in the form attached hereto as Exhibit D (the “Security Agreement”) executed by the Purchaser; and

(iii)     All other agreements, documents instruments or certificates required to be delivered by the Purchaser pursuant Section 7 of this Agreement.

(b)     At the Closing, Seller Member shall deliver to the Purchaser:

(i)     A unit assignment agreement in the form attached hereto as Exhibit B (the “Unit Assignment Agreement”) and all other documentation evidencing ownership of all of the Acquired Units free and clear of all Encumbrances;

(ii)     A written resignation from each director or manager of McorpCX LLC, other than Michael Hinshaw, with such resignation effective as of the Closing Date; and

(iii)     all other agreements, documents instruments or certificates required to be delivered by the Seller Member pursuant Section 6 of this Agreement.

1.5     Closing. The closing of the sale and transfer of the Acquired Units from Seller Member to Purchaser and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Seller Member, 201 Spear Street, Suite 1100,
San Francisco, California 94105, at 12:00 p.m. (Pacific time) on a date mutually agreed upon by Purchaser and the Seller Member, after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date”.

2.           Representations and Warranties of the Seller Member

The Seller Member represents and warrants to Purchaser that the following statements are true and correct as of the date of this Agreement:

2.1     Organization and Standing. The Seller Member and the Company have each been duly formed, and is validly existing and in good standing (to the extent that the laws of the jurisdiction of its formation recognize the concept of good standing), under the laws of the State of California.

2.2     Authority; Binding Nature of Agreement. The Seller Member has the right, power and authority to enter into and to perform its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which the Seller Member is or will be a party. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereunder have been duly and validly approved by the Seller Member’s board of directors (the “Seller’s Board”) and the managers of the Company.  The Seller’s Board has determined that the sale of the Acquired Units to the Purchaser, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of the Seller Member and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to the Seller Member’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Seller Member’s common stock, excluding the Hinshaw Shares, the Davison Shares, the Shay Shares, and the Clark Shares, and the LuckFound Shares (each as defined below) (the “Shareholder Approval”), no other corporate proceedings on the part of the Seller Member necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by the Seller Member and (assuming due authorization, execution and delivery by the Purchaser) constitutes a valid and binding obligation of the Seller Member, enforceable against the Seller Member in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.3     Non−Contravention / No Consents or Approvals. Neither: (i) the execution, delivery or performance by the Seller Member of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement; nor (ii) the consummation by the Seller Member of any of the transactions contemplated by this Agreement or any such other agreement, document or instrument, will (with or without notice or lapse of time):

(a)     contravene, conflict with or result in a violation of: (i) any provisions of any organizational documents of the Seller Member or the Company; or (ii) any resolution adopted by the directors of the Seller Member or the Company;

(b)     contravene, conflict with or result in a violation of, or give any Governmental Entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Seller Member is subject; or

(c)     contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract to which the Seller Member or the Company is a party or by which it is bound.

Except for the filing with the United States Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of the Seller Member’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”), the Seller Member is not required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the performance of this Agreement, except for  any filing, notice or Consent which, if not made or obtained, would not reasonably be expected to result in a material adverse effect on the Seller Member’s ability to consummate the transactions contemplated hereby.

2.4     No Legal Proceedings. No Legal Proceedings are pending or, to the knowledge of the Seller Member, threatened to restrain (or which would have the effect of so restraining) the entry into, performance of, compliance with and enforcement of any of the obligations of the Seller Member hereunder.

2.5     Title and Ownership. The Seller Member is the record and beneficial owner of the Acquired Units, free and clear of all Encumbrances. Except for the rights created pursuant to this Agreement, the Seller Member is not a party to any option, warrant, purchase right or other Contract that could require the Seller Member to sell, transfer or otherwise dispose of any Acquired Units (other than this Agreement). The Seller Member is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Acquired Units. Upon Closing, Purchaser shall have good, valid and marketable title to the Acquired Units, free and clear of all Encumbrances.

2.6     Undisclosed Liabilities. Except for the liabilities assigned to the Company by the Seller Member pursuant to the terms of the Contribution Agreement dated August 16, 2018 between the Seller Member and the Company (the “Contribution Agreement”), the Seller Member has not assigned to the Company any liabilities outside of the ordinary course of the Company’s business, the Company will not be liable upon the completion of the transactions contemplated herein for any liabilities outside of the ordinary course of the Company’s business that were first incurred by the Seller Member after the date of the Contribution Agreement, and since January 1, 2020, the Company has not authorized or paid any dividends, distributions or similar payments to Seller Member other than as contemplated under this Agreement (an “Undisclosed Liability”).

2.7     Affiliate Agreements. Except pursuant to the terms of this Agreement or the transactions contemplated hereunder, or as set forth in Schedule 2.76, neither Seller Member nor to the Seller Member’s knowledge, any of its Affiliates (excluding Michael Hinshaw, Lynn Davison and Stephen Shay), (a) is a party to any Contract or arrangement with the Company; (b) has any pending (or, to the Company's knowledge, threatened) action, claim, suit or proceeding against the Company; or (c) owes or is owed any indebtedness to or by the Company.

2.8     Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement.

3.           Representations and Warranties of Purchaser

Purchaser represents and warrants to and for the benefit of the Seller Members as follows:

3.1     Organizational Matters. The Purchaser has been duly formed, and is validly existing and in good standing (to the extent that the laws of the jurisdiction of its formation recognize the concept of good standing), under the laws of the State of California.

3.2     Authority; Binding Nature of Agreement. Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement and under each other agreement, document and instrument referred to in this Agreement to which he is a party; and the execution, delivery and performance by the Purchaser of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. This Agreement and each other agreement, document or instrument referred to in this Agreement to which Purchaser is a party constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3     Non-Contravention; Consents.

(a)     Non-Contravention. Neither: (i) the execution, delivery or performance by Purchaser of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement; nor (ii) the consummation by Purchaser of the transactions contemplated by this Agreement or any of such other agreements, documents or instruments, will (with or without notice or lapse of time) contravene, conflict with or result in a violation of: (A) any provision of any material contract by which Purchaser is bound; or (B) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Purchaser is subject.

(b)     Consents. Purchaser will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement; or (ii) the consummation of the transactions contemplated by this Agreement.

3.4     No Legal Proceedings. No Legal Proceedings are pending or, to the actual knowledge of the Purchaser, threatened to restrain (or which would have the effect of so restraining) the entry into, performance of, compliance with and enforcement of any of the obligations of the Purchaser hereunder.

3.5     Independent Investigation. Purchaser acknowledges and agrees that (i) in making its decision to enter this Agreement and consummate the transactions contemplated hereby, Purchaser has relied solely upon the express warranties of the Seller Member set forth in Section 2 of this Agreement and (ii) neither the Seller Member nor any other Person has made any representation or warranty as to the Seller Member, the Acquired Units, McorpCX LLC or this Agreement, except as expressly set forth in Section 2 of this Agreement.

3.6     Indebtedness. The Promissory Note will rank senior in right of payment with all of the Purchaser’s existing and future indebtedness.

3.7     Investment Intention. The Purchaser is acquiring Acquired Units for its own account, for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Acquired Units in a manner that would violate the registration or qualification requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) or any applicable securities laws. The Purchaser understands that the Acquired Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration or qualification under the Securities Act and any applicable securities laws, except pursuant to an exemption from such registration or qualification under the Securities Act and such applicable securities laws. The Purchaser is an “accredited investor” as defined under Rule 501(a) of the Securities Act, is able to bear the economic risk of holding the Acquired Units for an indefinite period (including total loss of its investment) and (either alone or together with its representatives) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Units.

3.8     Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement.

3.9     Financing. Purchaser has access to funds sufficient to pay or fund the Signing Cash Consideration and the Closing Cash Consideration, and as otherwise needed to consummate the transactions contemplated by this Agreement.

4.           Certain Covenants of the Parties

4.1     Filings and Consents.

(a)     Regulatory Filing. Purchaser and Seller Member shall cooperate and use their respective reasonable best efforts to prepare all documentation, to affect all filings and notices and to obtain all Permits, Consents, approvals and authorizations of all third parties and Governmental Entities, including but not limited to the TSX-V, necessary to consummate the transactions contemplated by this Agreement. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all Permits, Consents, approvals, waivers and authorizations of all third parties and Governmental Entities, including but not limited to TSX-V, necessary or advisable to consummate the transactions contemplated by this Agreement and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated by this Agreement.

(b)     Efforts. Purchaser and the Seller Member shall use best efforts to take, or cause to be taken, all actions necessary to consummate and make effective the transactions contemplated by this Agreement on a timely basis. Without limiting the generality of the foregoing, each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement; and (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement.

4.2     Public Announcements. From and after the date of this Agreement, none of the Purchaser or its Representatives and Affiliates shall issue or make any press release or public statement regarding this Agreement or any of the transactions contemplated by this Agreement, without Seller Member’s prior written consent. During the period prior to Closing, none of Seller Member, the Company, nor the Purchaser shall issue or make, on behalf of itself or any of its respective Affiliates, any press release about this Agreement or any of the transactions contemplated by this Agreement, until and unless the parties hereto have approved the text of such press release, which approval shall not be unreasonably withheld, conditioned or delayed.

4.3     Seller Member Shareholder Meeting. The Seller’s Board shall duly and properly convene, and thereafter shall cause to occur, a meeting of the holders of the Seller Member’s common stock (the “Seller Member Meeting”) for purposes of obtaining the Shareholder Approval, and at such meeting shall submit to such shareholders a motion contemplating the Shareholder Approval. The Seller’s Board shall recommend that the holders of the Seller Member’s common stock approve this Agreement, including the transactions described hereunder, and shall not withdraw or modify in any manner adverse to the Purchaser any such recommendation. In connection with the Seller Member Meeting, the Seller’s Board shall (a) deliver the Proxy Statement (or cause the Proxy Statement to be delivered) to each holder of record of the Seller Member’s common stock as of the applicable record date.

4.4     Sale of Seller Member Securities by Purchaser Affiliates. Prior to the Closing the Purchaser shall (a) cause Michael Hinshaw to sell or otherwise transfer 5,200,000 shares of the Seller Member’s common stock (the “Hinshaw Shares”) to one or more third parties on terms approved by the Seller Member, (b) cause Lynn Davison to terminate her right to purchase 300,000 shares of the Seller Member’s common stock (the “Davison Shares”) under the terms of the stock purchase agreement dated September 3, 2019 between Mr. Hinshaw and Ms. Davison, (c) cause Stephen Shay to terminate his right to purchase 300,000 shares of the Seller Member’s common stock (the “Shay Shares”) under the terms of the stock purchase agreement dated September 3, 2019 between Mr. Hinshaw and Mr. Shay, and (d) cause Graham Clark to terminate all of his rights to acquire 250,000 shares of the Seller Member’s common stock (the “Clark Shares”) under the terms of the Agreement and Acceptance of Gift dated September 3, 2019 between Mr. Hinshaw and Mr. Clark. Additionally, Purchaser shall use best efforts, which efforts will not include the payment of any funds, to cause Luckfound.org to sell or otherwise transfer all 750,000 shares of the Seller Member’s common stock currently owned by Luckfound.org (the “LuckFound Shares”) to one or more third parties on terms approved by the Seller Member.

4.5     Change of Company Name. Seller Member shall use commercially reasonable efforts to cause the company name of the Seller Member to be changed to a name bearing no similarity to “McorpCX LLC”, as determined by the Seller Member and approved by the Seller Member’s shareholders.

4.6     Purchase of Stock. On or prior to Closing, the Seller Member will (a) find one or more third parties to purchase the Hinshaw Shares held in the name of Michael Hinshaw for USD $52,000 on a cash basis, free and clear of all liens, and (b) find one or more third parties to purchase the LuckFound Shares held in the name of LuckFound free and clear of all liens, on terms approved by the Seller Member.

4.7     New Liabilities. During the period between the date of this Agreement and the Closing, the Seller Member’s board of directors will not (a) approve or otherwise cause the Company to incur any new liabilities outside of the ordinary course of the Company’s business or (b) authorize, vote in favor of or otherwise accept any distributions, dividends or other similar payments from the Company not contemplated by this Agreement.

5.           Tax Matters

5.1     Liability for Transfer Taxes. Seller Member or Purchaser, as the case may be, shall be responsible for any sales Tax, use Tax, real property transfer or gains Tax, asset transfer Tax, documentary stamp Tax or similar Tax attributable to the transactions contemplated hereby in accordance with whether the primary legal liability for such Tax is imposed on Seller Member or Purchaser under applicable Legal Requirements. Seller Member and Purchaser agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

5.2     Survival. Notwithstanding anything to the contrary in this Agreement, the obligations of the parties set forth in this Section 5 shall be unconditional and absolute and shall survive the Closing until five (5) years after the Closing Date.

6.           Conditions Precedent to Obligations of Purchaser

The obligations of Purchaser to cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing, of each of the following conditions:

6.1     Accuracy of Representations. The Seller Member representations and warranties in Section 2 of this shall have been accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the Closing Date as if made as of the Closing Date, except where inaccuracies in such representations and warranties could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Seller Member to consummate the transactions contemplated by this Agreement.

6.2     Performance of Covenants. Each of the covenants and obligations that the Seller Member is required to comply with or to perform at or prior to the Closing shall have been complied with and performed.

6.3     Agreements and Documents. Purchaser shall have received the following agreements and documents, each of which, as applicable, shall be in full force and effect:

(a)     The Unit Assignment Agreement, duly executed by the Seller Member and delivered to the Purchaser;

(b)     a certificate duly executed by the Seller Member and containing the representation and warranty of the Seller Member that the conditions set forth in Sections 6.1 and 6.2, in each case with respect to the Seller Member, have been duly satisfied (each, a “Seller Member Closing Certificate”);

(c)     certificates of non-foreign status, in form and substance reasonably satisfactory to Purchaser, in accordance with Treasury Regulation § 1.1445-2(b), duly executed by the Seller Member;

(d)     an IRS Form W-9 duly executed by the Seller Member; and

(e)     certified resolutions or minutes of the Seller Member evidencing votes adopted by the directors of the Seller Member approving this Agreement and the transactions contemplated hereby.

6.4     Seller Member Shareholder Approval. The Shareholder Approval shall have been obtained.

6.5     TSX-V Approval. The TSX-V shall have approved the transactions contemplated under this Agreement.

6.6     Indemnification Agreement. The Seller Member shall have entered into an indemnification agreement with Michael Hinshaw, on terms and conditions reasonably satisfactory to both the Seller Member and Mr. Hinshaw.

6.7     No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing or otherwise impeding the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction or other Governmental Entity and remain in effect, and there shall not be any applicable Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

6.8     No Legal Proceedings. No Governmental Entity and no other Person shall have commenced, and no Governmental Entity shall have threatened in writing to commence, any Legal Proceeding: (a) challenging the transactions contemplated by this Agreement or seeking the recovery of damages in connection with the transactions contemplated by this Agreement; (b) seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to its ownership of the Acquired Units; or (c) that may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

7.           Conditions Precedent to Obligations of the Seller Member

The obligations of the Seller Member to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

7.1     Accuracy of Representations. Each of the Purchaser’s representations and warranties in Section 3 of this Agreement shall have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if made as of the Closing Date.

7.2     Performance of Covenants. Each of the covenants and obligations that Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed.

7.3     Closing Certificate. The Seller Member shall have received a certificate duly executed by Purchaser and containing the representation and warranty of Purchaser that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

7.4     Signing Cash Consideration. The Seller Member shall have received from the Company the Signing Cash Consideration.

7.5     Closing Cash Consideration. The Seller Member shall have received from Purchaser the Closing Cash Consideration, pursuant to Section 1.4(a)(i).

7.6     Execution of Promissory Note. The Purchaser shall have properly executed and delivered to the Seller Member the Promissory Note.

7.7     Execution of Security Agreement. The Purchaser shall have properly executed and delivered to the Seller Member the Security Agreement.

7.8     Sale of Hinshaw Shares. Michael Hinshaw shall have completed the sale of all of the Hinshaw Shares on terms reasonably satisfactory to the Seller Member, and shall no longer be the registered or beneficial holder of any of (i) the Hinshaw Shares, or (ii) any other shares of the Seller Member’s common stock.

7.9     Termination of Rights to Davison Shares. Prior to the Closing, Lynn Davison shall have terminated all rights to purchase or otherwise acquire the Davison Shares on terms reasonably satisfactory to the Seller Member.

7.10   Termination of Rights to Shay Shares. Prior to the Closing, Stephen Shay shall have terminated all rights to purchase or otherwise acquire the Shay Shares on terms reasonably satisfactory to the Seller Member.

7.11   Termination of Rights to Clark Shares. Prior to the Closing, Graham Clark shall have terminated all rights to acquire the Clark Shares on terms reasonably satisfactory to the Seller Member.

7.12   Sale of LuckFound Shares. Prior to the Closing, all of the LuckFound Shares shall have been sold to third parties on terms reasonably satisfactory to the Seller Member and Luckfound.org shall no longer be a registered or beneficial holder of the LuckFound Shares.

7.13   No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction or other Governmental Entity and remain in effect, and there shall not be any applicable Legal Requirement enacted or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that makes consummation of such transactions illegal.

7.14   No Legal Proceedings. No Governmental Entity and no other Person shall have commenced, and no Governmental Entity shall have threatened in writing to commence, any Legal Proceeding: any Legal Proceeding: (a) challenging the transactions contemplated by this Agreement or seeking the recovery of damages in connection with the transactions contemplated by this Agreement; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.

8.           Termination

8.1     Termination Events. This Agreement may be terminated prior to the Closing:

(a)     by the mutual written consent of Purchaser and the Seller Member;

(b)     by Purchaser if the Closing has not taken place on or before 5:00 p.m. (San Francisco time) on September 1, 2020 (the “End Date”) and any condition set forth in Section 6 has not been satisfied or waived as of the time of termination (in each case other than as a result of any failure on the part of Purchaser to comply with or perform any covenant or obligation of Purchaser set forth in this Agreement);

(c)     by the Seller Member if the Closing has not taken place on or before 5:00 p.m. (San Francisco time) on the End Date and any condition set forth in Section 7 has not been satisfied or waived as of the time of termination (in each case other than as a result of any failure on the part of the Seller Member to comply with or perform any covenant or obligation set forth in this Agreement);

(d)     by Purchaser or the Seller Member if: (i) a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) there shall be any applicable Legal Requirement enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would make consummation of such transactions illegal;

(e)     by Purchaser if: (i) any of the representations and warranties of the Seller Member contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 6.1 would not be satisfied; or (ii) any of the covenants of the Seller Member contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of the Seller Member as of a date subsequent to the date of this Agreement or a breach of a covenant by the Seller Member is curable by the Seller Member through the use of commercially reasonable efforts within ten (10) Business Days after Purchaser notifies the Seller Member in writing of the existence of such inaccuracy or breach (the “Seller Cure Period”), then Purchaser may not terminate this Agreement under this Section 8.1(e) as a result of such inaccuracy or breach prior to the expiration of the Seller Cure Period, provided the Seller Member, during the Seller Cure Period, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 8.1(e) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Seller Cure Period); or

(f)     by the Seller Member if: (i) any of Purchaser’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 7.1 would not be satisfied; or (ii) if any of Purchaser’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Purchaser’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Purchaser is curable by Purchaser through the use of commercially reasonable efforts within ten (10) Business Days after the Seller Member notifies Purchaser in writing of the existence of such inaccuracy or breach (the “Purchaser Cure Period”), then the Seller Member may not terminate this Agreement under this Section 8.1(f) as a result of such inaccuracy or breach prior to the expiration of the Purchaser Cure Period, provided Purchaser, during the Purchaser Cure Period, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that the Seller Member may not terminate this Agreement pursuant to this Section 8.1(f) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Purchaser Cure Period).

8.2     Termination Procedures. If Purchaser wishes to terminate this Agreement pursuant to Section 8.1, Purchaser shall deliver to the Seller Member a written notice stating that Purchaser is terminating this Agreement and setting forth a brief description of the basis on which Purchaser is terminating this Agreement. If the Seller Member wishes to terminate this Agreement pursuant to Section 8.1, the Seller Member shall deliver to Purchaser a written notice stating that the Seller Member is terminating this Agreement and setting forth a brief description of the basis on which the Seller Member is terminating this Agreement.

8.3     General Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither of Purchaser or the Seller Member shall be relieved of any obligation or liability arising from any prior material breach by such party of any representation and warranty, or any willful breach by such party of any covenant or obligation, contained in this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 4.2.

9.           Indemnification, Etc.

9.1     Survival of Representations, Etc.

(a)     Seller Member Representations. All representations and warranties made by the Seller Member in Section 2 of this Agreement shall survive the Closing until the date that is three (3) years following the Closing Date; provided, however, that if, at any time on or prior to the expiration date referred to in this sentence, any Purchaser Indemnitee delivers to the Seller Member a written notice alleging the existence of an inaccuracy in or a breach of any of the Seller Member’s representations and warranties in Section 2 of this Agreement and asserting a claim for recovery under Section  9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved.

(b)     Purchaser Representations. All representations and warranties made by Purchaser in Section 3 of this Agreement shall survive the Closing until the date that is three (3) years following the Closing Date; provided, however, that if, at any time on or prior to the expiration date referred to in this sentence, the Seller Member Indemnitee delivers to Purchaser a written notice alleging the existence of an inaccuracy in or a breach of any of the Purchaser’s representations and warranties in Section 3 of this Agreement and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved.

(c)     Intentional Misrepresentation; Fraud; Willful Misconduct. Notwithstanding anything to the contrary contained in Section 9.1, in the event of any intentional misrepresentation, fraud or willful misconduct of the Purchaser or the Seller Member, the limitations set forth in Sections 9.1, shall not apply to such Person.

9.2     Indemnification.

(a)     Indemnification. From and after the Closing (but subject to Section 9.1),

(i)     Subject to Section 9.3, the Seller Member shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages which are suffered or incurred at any time by any of the Purchaser Indemnitees (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of or are related to:

(A)     any inaccuracy in or breach of any representation or warranty made by the Seller Member in Section 2 of this Agreement as of the date of this Agreement or as if such representation or warranty was made on and as of the Closing, or in the Seller Member Closing Certificate (in each case without giving effect to any materiality or similar qualifications limiting the scope of such representation or warranty); or

(B)     any breach of any covenant or obligation of the Seller Member in this Agreement required to be performed prior to, or at the Closing Date.

(ii)     Purchaser shall hold harmless and indemnify the Seller Member Indemnitees from and against, and shall compensate and reimburse the Seller Member Indemnitees for, any Damages which are suffered or incurred at any time by the Seller Member Indemnitees (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of or are related to:

(A)     any inaccuracy in or breach of any representation or warranty made by Purchaser in Section 3 as of the date of this Agreement or as if such representation or warranty was made on and as of the Closing, or in the certificate delivered pursuant to Section 7.3 (in each case, without giving effect to any materiality or similar qualifications limiting the scope of such representation or warranty); or

(B)     any breach of any covenant or obligation of Purchaser in this Agreement required to be performed prior to, or at the Closing Date; or

(C)     any liability arising from or related to the conduct of the business of McorpCX LLC prior to the Closing Date, excluding any liability related to conduct that was explicitly approved by the Seller Member’s board of director or any Undisclosed Liability as described in Section 2.6; or

(D)     any liability arising from or related to the conduct of the business of McorpCX LLC on or after the Closing Date.

9.3     Limitations.

(a)     Damages. In no event shall any party hereto be liable to any other party hereto or such other party’s Affiliates, directors, employees, attorneys or agents for any punitive damages or indirect damages that are not reasonably foreseeable in respect of any breach of this Agreement (excluding any such damages payable to a third party).

(b)     Insurance Proceeds. The amount of any Damages for which indemnification is provided under this Section 9 shall be net of any proceeds actually recovered by the Indemnified Party in respect of such matter (A) under any insurance policies, or under any insurance policies held by Purchaser at or prior to the Closing, or (B) from any third party, in each case less any costs and expenses and any premiums incurred by such Indemnified Party or its Affiliates in connection with the pursuit or recovery of such amounts, including any increase in insurance premiums, retroactive premiums, costs associated with any loss of insurance and replacement thereof or self-insured component of such insurance coverage, and in each case, no right of subrogation shall accrue to any insurer or third party hereunder. If any proceeds to be netted hereunder with respect to such Damages are actually received by the Indemnified Party after payment by the Indemnifying Party of any amounts otherwise required to be paid to an Indemnified Party pursuant to this Section 9 with respect to such Damages, then the Indemnified Party shall pay to the Indemnifying Party, promptly after such receipt, any amount that the Indemnifying Party would not have been required to pay pursuant to this Section 9 with respect to such Damages had such proceeds been received at the time of such payment. Notwithstanding the fact that the Indemnified Party has recourse against any third party (other than under insurance policies held by Purchaser prior to Closing covering the action, omission or other fact giving rise to Damages for which indemnification may be sought under this Section 9 and that remain in effect after the Closing), such Indemnified Party shall not be obligated to pursue such recourse from any third party.

9.4     Defense of Third Party Claims. The party making a claim for indemnification under this Section 9 is referred to as the “Indemnified Party,” and the party against whom such claim for indemnification is asserted under this Section 9 is referred to as the “Indemnifying Party.”

(a)     Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any claim or Legal Proceeding (whether against the Seller Member, Purchaser or any other Person) made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof. The failure to promptly give such written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Damages that have been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in or, upon providing written notice to the Indemnified Party within fifteen (15) days of receipt of such notice of such Third Party Claim in which the Indemnifying Party acknowledges without qualification its indemnification obligation hereunder (subject only to the applicable limitations set forth in this Section 9), to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.4(b), it shall have the right to take such reasonable action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party, then the Indemnifying Party shall be responsible for the fees and expenses of the Indemnified Party; provided, however, in such case, if there are multiple Indemnified Parties, the Indemnifying Party shall only be liable for one counsel to the Indemnified Parties, as well as one local counsel in each jurisdiction for which the Indemnified Parties reasonably determine such local counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to give timely and sufficient notification to the Indemnified Party in writing of its election to defend as provided in this Agreement, or loses its right to defend such Third Party Claim by failing to diligently defend such Third Party Claim, the Indemnified Party may, subject to Section 9.4(b), without prejudice to its right to indemnification hereunder, pay, compromise and defend such Third Party Claim and seek indemnification for any and all Damages based upon, arising from or relating to such Third Party Claim subject to the limitations in this Section 9. Notwithstanding anything to the contrary contained in this Section 9.4, the Indemnifying Party shall not be entitled to assume control of a Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, investigation or allegation, (ii) the Third Party Claim seeks injunctive or other equitable relief or relief other than for monetary Damages against the Indemnified Party, (iii) the Indemnified Party reasonably believes that the Third Party Claim, if adversely determined, would impair in any material respect the financial condition, business, operations, reputation or prospects of the Indemnified Party or any of its Affiliates, or (iv) an actual or readily apparent conflict of interest (as determined by the Indemnified Party after obtaining advice of counsel) exists between the Indemnifying Party and the Indemnified Party with respect to the Third Party Claim that precludes effective joint representation. If, pursuant to this Section 9.4(a), the Indemnified Party so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys’ fees and other expenses of defending the Third Party Claim which are incurred from time to time, promptly following the presentation to the Indemnifying Party of itemized bills for such attorneys’ fees and other expenses, subject, however, to any applicable limitations set forth in this Section 9. Subject to any applicable limitations set forth in this Section 9, all expenses (including attorneys’ fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party.

(b)     Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). If the Indemnified Party has assumed the defense pursuant to Section 9.4(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)     Cooperation. The Indemnifying Party and the Indemnified Party shall each use commercially reasonable efforts in good faith to cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including, upon the reasonable request of the defending party, providing copies of records within the non-defending party’s possession or control relating to such Third Party Claim and making available, without expense (other than reimbursement of actual out-of-pocket expenses), Representatives of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

9.5     Exercise of Remedies.

(a)     Purchaser shall have the exclusive right to assert any indemnification claim against Seller Member and to exercise any other remedy of any Purchaser Indemnitee under this Agreement.

(b)     The Seller Member shall have the exclusive right to assert any indemnification claim against Purchaser or its Affiliates, and to exercise any other remedy of the Seller Member under this Agreement.

9.6     Exclusive Remedy. Except (a) in the event of fraud, willful misconduct or intentional misrepresentation and (b) for nonmonetary equitable remedies, from and after the Closing, the rights to indemnification, compensation and reimbursement set forth in this Section 9 shall be the sole and exclusive monetary remedy of the Purchaser Indemnitees and the Seller Member Indemnitees with respect to any breach of any representation, warranty or covenant set forth in this Agreement or in any certificate delivered pursuant to this Agreement.

9.7     Tax Treatment of Indemnification Payments. Purchaser and the Seller Member agree to treat any payment of an indemnification amount as an adjustment to the Purchase Price to the extent permissible under applicable Legal Requirements.

10.         Miscellaneous Provisions

10.1     Further Assurances. From time to time following the Closing, the Seller Member shall execute and deliver, or cause to be executed and delivered, to Purchaser such other instruments of conveyance and transfer as Purchaser may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Purchaser in the Acquired Units.

10.2     Fees and Expenses. Except as otherwise expressly required by this Agreement, each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions; and (c) the consummation of the transactions contemplated by this Agreement.

10.3     Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by e-mail before 5:00 p.m. (San Francisco time) on the day sent by e-mail and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a Business Day and receipt is confirmed, or if sent by e-mail after 5:00 p.m. (San Francisco time) on the day sent by facsimile or e-mail and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or email address set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Seller Member:

McorpCX, Inc.
201 Spear Street, Suite 1100,
San Francisco, California 94105
Attention: Barry MacNeil
Telephone: (604) 609-3358

Email: macneil@iremco.com

with a copy (which shall not constitute notice) to:

Davis Wright Tremaine LLP
865 South Figueroa, Suite 2400
Los Angeles, California 90017
Attention: Andrew J. Bond
Telephone: (213) 633-8666

Email: Andrewbond@dwt.com

If to Purchaser:

mfifty, LLC
524 San Anselmo Ave., Suite 147
San Anselmo California 94960

Attention: Michael Hinshaw
Telephone: (415) 517-5727
Email: mhinshaw@mfifty.com

with a copy (which shall not constitute notice) to

Koley Jessen P.C., L.L.O.

1125 S. 103rd St., Suite 800

Omaha, Nebraska 68124

Attention: Brian L. Harr
Telephone: (402) 343-3750
Email: brian.harr@koleyjessen.com

10.4     Headings. The bold-faced headings and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.5     Counterparts and Exchanges by Electronic Transmission. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes..

10.6     Governing Law; Dispute Resolution.

(a)     Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b)     Venue. Except as otherwise provided in Section 10.6(c), any action, suit or other Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement (including an action, suit or other Legal Proceeding based upon intentional misrepresentation, willful misconduct or fraud) shall be brought or otherwise commenced exclusively in any state or federal court located in San Francisco, California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of each state and federal court located in San Francisco, California (and, in each case, each appellate court located in such city) in connection with any such action, suit or Legal Proceeding; (ii) agrees that each state and federal court located in San Francisco, California, shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or Legal Proceeding commenced in any state or federal court located in the State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or Legal Proceeding has been brought in an inconvenient forum, that the venue of such action, suit or Legal Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c)     Indemnification Claims. Any claim for indemnification, compensation or reimbursement pursuant to Section 9 shall be brought and resolved exclusively in accordance with this Section 10.6(c) (it being understood that, for the avoidance of doubt and without limiting any portion of Section 10.6(c): (i)  at the option of any party, any claim based upon intentional misrepresentation, willful misconduct or fraud may be brought and resolved in accordance with Section 10.6(c) rather than in accordance with this Section 10.6(c); and (ii) nothing in this Section 10.6(c) shall prevent any Purchaser Indemnitee or Seller Member Indemnitee from seeking preliminary injunctive relief or any other equitable remedy from a court of competent jurisdiction).

(i)     If any Purchaser Indemnitee or Seller Member Indemnitee has or claims in good faith to have incurred or suffered, or believes in good faith that it may incur or suffer, Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of this Agreement, such Purchaser Indemnitee may deliver, or such Seller Member Indemnitee may deliver, a claim notice (a “Claim Notice”) to the Seller Member or Purchaser, as applicable. Each Claim Notice shall: (i) state that the Indemnified Party believes in good faith that it is entitled to indemnification, compensation or reimbursement under Section 9 of this Agreement; (ii) contain a brief description of the facts and circumstances supporting the Indemnified Party’s claim; and (iii) if practicable, contain a non-binding, preliminary, good faith estimate of the amount to which the Indemnified Party might be entitled (the aggregate amount of such estimate, as it may be modified by the Indemnified Party in good faith from time to time, being referred to as the “Claimed Amount”).

(ii)     During the forty-five (45) day period commencing upon receipt by the Seller Member or Purchaser, as applicable, of a Claim Notice from or on behalf of an Indemnified Party (the “Dispute Period”), the Seller Member or Purchaser, as applicable, may deliver to the Purchaser or Seller Member, as applicable, a written response (the “Response Notice”) in which it: (i) agrees that the full Claimed Amount is owed to the Indemnified Party; (ii) agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party; or (iii) indicates that no part of the Claimed Amount is owed to the Indemnified Party. If the Response Notice is delivered in accordance with clause “(ii)” or “(iii)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Seller Member’s agent’s or Purchaser’s position, as applicable, that only a portion or no part of the Claimed Amount is owed to the Indemnified Party, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnified Party pursuant to the Response Notice (or the entire Claimed Amount, if Purchaser or the Seller Member, as applicable, asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnified Party) being referred to as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by or on behalf of the Indemnified Party to the Claimed Amount). If a Response Notice is not received by or on behalf of the Indemnified Party from the Seller Member or Purchaser, as applicable, prior to the expiration of the Dispute Period, then the Seller Member or Purchaser, as applicable, shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount is owed to the Indemnified Party.

(iii)     If Purchaser or the Seller Member, as applicable, in its Response Notice agrees that the full Claimed Amount is owed to the Indemnified Party, or if no Response Notice is received by or on behalf of the Indemnified Party from Purchaser or the Seller Member, as applicable, prior to the expiration of the Dispute Period, then, subject to the limitations in Section 9.3, the Indemnifying Party shall take such necessary action to cause the Indemnified Party to be paid the Claimed Amount within ten (10) Business Days.

(iv)     If Purchaser or the Seller Member, as applicable, delivers a Response Notice to the Seller Member or Purchaser, as applicable, during the Dispute Period agreeing that part, but not all, of the Claimed Amount is owed to the Indemnified Party (the “Agreed Amount”), then, subject to the limitations in Section 9.3, the Indemnifying Party shall take such necessary action to cause the Indemnified Party to be paid the Agreed Amount within 10 Business Days.

(v)     If Purchaser or the Seller Member, as applicable, delivers a Response Notice to the Seller Member or the Purchaser, as applicable, during the Dispute Period indicating that there is a Contested Amount, the Seller Member and the Purchaser Indemnitee shall use commercially reasonable efforts in good faith to resolve the dispute related to the Contested Amount within the forty five (45) day period (the “Initial Resolution Period”) commencing upon receipt by Seller Member or the Purchaser Indemnitee, as applicable, of such Response Notice. If the Seller Member and the Purchaser Indemnitee resolve such dispute, such resolution shall be binding on the Seller Member and such Purchaser Indemnitee and a settlement agreement stipulating the amount owed to such Purchaser Indemnitee or Seller Indemnitee (the “Stipulated Amount”) shall be signed by Purchaser and the Seller Member. Thereafter, subject to the limitations in Section 9.3, the Indemnifying Party shall take such necessary action to cause the Indemnified Party to be paid the Stipulated Amount.

(vi)     In the event that there is a dispute relating to any Claim Notice or Contested Amount (whether it is a matter between the Purchaser Indemnitee, on the one hand, and the Seller Member, on the other hand, or it is a matter that is subject to a claim or Legal Proceeding asserted or commenced by a third party brought against the Purchaser Indemnitee) and such dispute is not resolved within the Initial Resolution Period, such dispute (an “Arbitrable Dispute”) shall be settled by binding arbitration in accordance with the procedures set forth under the commercial rules then in effect of the American Arbitration Association. Notwithstanding the preceding sentence, nothing in this Agreement shall prevent the Indemnified Party from seeking preliminary injunctive relief from a court of competent jurisdiction pending resolution of any Arbitrable Dispute. Upon resolution of any arbitration described in this clause “(vi),” Purchaser and Seller Member, as applicable, subject to the limitations in Section 9.3, shall thereafter take such necessary action to cause the Indemnified Party to be paid the amount set forth in such resolution within 10 Business Days (or such shorter time set forth in the resolution). .

10.7     Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon: (a) the Seller Member and its successors and assigns (if any); and (b) Purchaser and its successors and assigns (if any). This Agreement shall not inure to the benefit of any Person other than: (i) the Purchaser and (ii) the other Purchaser Indemnitees; (iii) the Seller Member; (iv) the other Seller Member Indemnitees; and (v) the respective successors and assigns (if any) of the foregoing.

10.8     Remedies Cumulative; Specific Performance. Except as expressly set forth in this Agreement, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party of any covenant, obligation or other provision set forth in this Agreement: (a) the non-breaching party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) the non-breaching party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

10.9       Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.10   Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.11     Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and the Seller Member.

10.12     Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.13     Parties in Interest. Except for the provisions of Section 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any employee, creditor or other Person other than Purchaser and the Seller Member and their respective successors and assigns (if any).

10.14     Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof;

10.15     Construction.

(a)     Gender; Etc. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)     Ambiguities. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)     Interpretation. As used in this Agreement, (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; and (ii) the use of the word “or” shall not be exclusive.

(d)     References. Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

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The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

PURCHASER:

mfifty, LLC,

a California Limited Liability Company

By: /s/ Michael Hinshaw
Name: Michael Hinshaw
Title: Manager

THE SELLER MEMBER:

McorpCX, Inc.,

a California Limited Liability Company

By: /s/ Matthew Kruchko
Name: Matthew Kruchko
Title: President and Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

(a)     Definitions. For purposes of this Agreement (including this Exhibit A):

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term “control” (and correlative terms) means the power, whether by Contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Business Day” means any day other than: (a) a Saturday, Sunday or federal holiday; or (b) a day on which banking institutions in San Francisco, California, are authorized or required to be closed.

“Code” means the Internal Revenue Code of 1986, as amended. All references to the Code, Treasury Regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

“Consent” means any approval, consent, ratification, permission, waiver, order or authorization (including any Governmental Authorization).

“Contract” means any legally binding written, oral or other agreement (including “click-through” agreement), contract, license, sublicense, subcontract, settlement agreement, lease, instrument, note, purchase order, warranty, insurance policy, benefit plan or other legally binding commitment or undertaking of any nature.

“Damages” includes any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including out-of-pockets costs of investigation) or expense of any nature.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, intangible property right, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security or restriction on the transfer, use or ownership of any security or other asset).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Governmental Authorization” means any permit, license, approval, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise provided by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

“Governmental Entity” means any: (a) multinational or supranational body exercising legislative, judicial or regulatory powers, (b) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (c) federal, state, local, municipal, foreign or other government; or (d) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Income Tax” means any federal, state, local or foreign Tax measured by or imposed on net income.

“IRS” means the United States Internal Revenue Service.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel, and with respect to any hearing, inquiry, audit, examination or investigation solely to the extent the subject of such hearing, inquiry, audit or examination has been provided notice thereof by the applicable Governmental Entity.

“Legal Requirement” means any federal, state, local, municipal, foreign, supranational or other law, statute, constitution, treaty, requirement of common law, directive, resolution, ordinance, code, edict, writ, decree, rule, regulation, judgment, ruling, injunction or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Material Adverse Effect” means, with respect to any party to this Agreement, any effect that, taken individually or together with any other effect, would materially impair or delay the ability of any of any party to this Agreement to perform their respective obligations under this Agreement or otherwise materially impede or delay the consummation of the transactions contemplated under this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws of general applicability or interpretations thereof by Governmental Entities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements, (iii) changes in general economic conditions generally, (iv) the announcement of this Agreement or any of the transactions contemplated thereunder, or (v) changes that are the result of natural disasters, calamities, acts of God or acts of war or terrorism, provided that the effect of such changes described in clauses (i), (ii), (iii) and (v) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact, if any, they have on the Seller Member on the one hand or the Purchaser on the other hand, as measured relative to similarly situated entities.

“Order” means any order, writ, injunction, judgment, decree, ruling or award of any arbitrator or any court or other Governmental Entity.

“Permits” means, collectively, all licenses, certificates, registrations, Consents, Orders, franchises, permits, approvals or other similar authorizations issued, granted or approved by any Agency or Governmental Entity in connection with the operation of the Company, together with all renewals or modifications thereof.

“Person” means any individual, Entity or Governmental Entity.

“Purchaser Indemnitees” means the following Persons: (a) Purchaser; (b) Purchaser’s current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; (d)  the respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above; provided, however, that the Seller Member shall not be deemed to be “Purchaser Indemnitees.”

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Seller Member Indemnitees” the following Persons: (a) the Seller Member (b) the Seller Member’s current and future Affiliates, (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above.

“Tax” means: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), escheat payments or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity; and (ii) any liability for the payment of amounts determined by reference to amounts described in clause “(i)” as a result of any obligation under any agreement or arrangement, as a result being a transferee or successor, or otherwise.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable Legal Requirement relating to any Tax, including any claim for refund, amended return or declaration of estimated Tax.

“Treasury Regulations” means the regulations promulgated under the Code, including temporary regulations.

“TSX-V” means the TSX Venture Exchange.

(b)     Index of Defined Terms. The following terms, as used in this Agreement (including this Exhibit A) have the meanings given to them in the section or place indicated below:

Term	Section or Place Where Defined
Acquired Units	Recital C
Agreed Amount	Section 10.6(c)(iv)
Agreement	Introduction.
Arbitrable Dispute	Section 10.6(c)(vi)
Claim Notice	Section 10.6(c)(i)
Claimed Amount	Section 10.6(c)(i)
Closing	Section 1.5
Closing Cash Consideration	Section 1.3
Closing Date	Section 1.5
Contested Amount	Section 10.6(c)(ii)
Continuation Agreement	Recital D
Continuation Agreement Fee	Section 1.2
Contribution Agreement	Section 2.6
Dispute Period	Section 10.6(c)(ii)
End Date	Section 8.1(b)
Hinshaw Shares	Section 4.4
Indemnified Party	Section 9.4

Term	Section or Place Where Defined
Indemnifying Party	Section 9.4
Initial Resolution Period	Section 10.6(c)(v)
LuckFound Shares	Section 4.4
McorpCX LLC	Recital A
Promissory Note	Section 1.3
Proxy Statement	Section 2.3(c)
Purchaser	Introduction
Purchaser Cure Period	Section 8.1(f)
Purchase Price	Section 1.2(a)
Response Notice	Section 10.6(c)(ii)
SEC	Section 2.2
Securities Act	Section 3.8
Security Agreement	Section 1.4(a)(ii)
Seller Member Closing Certificate	Section 6.3(b)
Seller Member Cure Period	Section 8.1(e)
Seller Member Meeting	Section 4.3
Seller Member	Introduction
Seller’s Board	Section 2.2
Shareholder Approval	Section 2.2
Signing Cash Consideration	Section 1.3
Stipulated Amount	Section 10.8(c)(v)
Third Party Claim	Section 9.4(a)
Undisclosed Liability	Section 2.6
Units	Recital A
Unit Assignment Agreement	Section 1.4(b)(i)

EXHIBIT B

FORM OF UNIT ASSIGNMENT

UNIT ASSIGNMENT

FOR VALUE RECEIVED,                                                                                  (the “Assignor”) hereby sells, assigns and transfers unto _____________________________, _____________ Membership Units of McorpCX , LLC (the “Company”), standing in Assignor’s name on the books of the Company and does hereby irrevocably constitute and appoint _________________________ to transfer such units on the books of the Company with full power of substitution in the premises.

Dated: _________________, 2020

[Assignor]

By:
Name:
Title:

EXHIBIT C

FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
DISPOSED OF UNLESS REGISTERED UNDER THAT ACT
OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MFIFTY, LLC

Secured Promissory Note

$756,000	___________ ___, 2020

1.          Principal. For value received, mfifty, LLC, a California limited liability company (the “Maker”), hereby unconditionally promises to pay to McorpCX, Inc., a California corporation (the “Payee”), the aggregate principal sum of Seven Hundred and Fifty Six Thousand Dollars ($756,000) (the “Principal”), all in accordance with the terms and conditions of this Secured Promissory Note (this “Note”).

2.           Interest. The Maker hereby unconditionally promises to pay to the order of the Payee interest (“Interest”), which will accrue daily on the Outstanding Balance (defined below) at an initial rate of 0.99%, to be recalculated at the end of each twelve (12) month period commencing on the date of this Note based on the annual Applicable Federal Rate for mid-term loans on the first (1st) business day following each such twelve (12) month period (the “Interest Rate”); provided however, that if any provisions of this Note would require Maker to pay interest at a rate exceeding the highest rate allowed by applicable law, Maker shall instead pay interest under this Note at the highest rate permitted by applicable law. Interest will be calculated on the basis of a year of 365 days, and charged for the actual number of days elapsed. Any overdue amount of the Outstanding Balance or other overdue amounts owing hereunder, whether at stated maturity, by acceleration or otherwise (an “Overdue Amount”), shall bear interest, payable in cash on demand, at a rate equal to five percent (5%) per annum in excess of the Interest Rate (the “Default Interest Rate”). An Overdue Amount shall bear interest at the Default Interest Rate from the date an Overdue Amount was due, until such Overdue Amount is paid in full.

3.           Payments of Principal and Interest. The entire unpaid Principal, together with all accrued and unpaid Interest (collectively, the “Outstanding Balance”) shall become due and payable as set forth below:

(a)	Interest shall become due and payable monthly, in arrears, on the first business day of each calendar month (each a “Calendar Month”) during the term of this Note;

(b)

Principal shall begin to become due and payable on the first Business Day of the first Calendar Month following the date of this Note in accordance with the following schedule (each a “Principal Payment”):

i.	During the first twelve (12) Calendar Months following the date of this Note, the monthly Principal Payments shall be $7,292;

ii.

During twelve (12) Calendar Months immediately following the completion of the twelve month period described in (i) above, the Monthly Principal Payments shall be the product of the Assumed Gross Revenue of McorpCX LLC (the “Company”) multiplied by 8.75% and then divided by twelve (12). For the purposes of this Note, “Assumed Gross Revenue” for any twelve (12) Calendar Month payment period shall be equal to 150% of the actual gross revenue generated by the Company during the previous twelve (12) Calendar Months calculated in accordance with United States Generally Accepted Accounting Principles;

iii.

During the twelve (12) Calendar Months immediately following the completion of the twelve month period described in (ii) above, the Monthly Principal Payments shall be the product of the Assumed Gross Revenue of the Company multiplied by 8.75% and then divided by twelve (12);

iv.

During the twelve (12) Calendar Months immediately following the completion of the twelve month period described in (iii) above, the Monthly Principal Payments shall be the product of the Assumed Gross Revenue of the Company multiplied by 8.75% and then divided by twelve (12);

v.

If any amount of the Outstanding Balance remains outstanding as at the end of the payment period described in (iv), then the remaining Outstanding Balance shall be payable through in twelve (12) Calendar Month periods where Monthly Principal Payments shall be the product of the Assumed Gross Revenue of the Company multiplied by 8.75% and then divided by twelve (12) during each such period, until there is no Outstanding Balance; and

vi.	If the actual gross revenue of the Company exceeds the Assumed Gross Revenue during any of the periods described in this Section 3(b), and there is an Outstanding Balance, then 8.75% of the difference shall be paid to the Maker as a principal repayment within four (4) Calendar Months after the applicable twelve Calendar Month Period.

(c)

Maker will have the right, at any time, to prepay all or any portion of the Outstanding Balance without premium or penalty upon one (1) Business Day’s prior written notice to the Payee; provided that each prepayment shall be accompanied by payment in cash of all accrued and unpaid Interest on the amount so prepaid to the date of prepayment.

(d)	All payments (including prepayments) on this Note will be applied to the payment of accrued and unpaid Interest before being applied to the payment of Principal.

4.           Membership Interest Purchase Agreement. This Note is being executed and delivered pursuant to that certain Unit Purchase Agreement (the “Purchase Agreement”), dated April ___, 2020, by and among Maker and Payee. This Note constitutes a portion of the Purchase Price delivered for the membership units of the Company.

5.           Definitions. Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement.

6.         Manner of Payment. Principal, Interest, and all other amounts due under this Note will be payable, in U.S. dollars, by wire transfer in immediately available funds to an account designated by Payee in writing. If any payment of Principal or Interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day, and such extension of time will be taken into account in calculating the amount of interest payable under this Note.

7.           Covenants of Maker. The Maker agrees that for as long as there remains an Outstanding Balance Maker will:

(a)

Prepare an income statement for the Company in accordance with Generally Accepted Accounting Principles in the United States for each twelve (12) Calendar Month period commencing on the date of this Note and provide each such income statement to Payee within four (4) Calendar Months of the end of each such twelve Calendar Month period; and

(b)

Continue the operations of the Company as conducted as of the date of this Note; provided, however, the Company may modify the products and services it offers to maximize its profits to meet changing market opportunities or demands, as determined by its board of managers in good faith; and

(c)

Ensure that Michael Hinshaw does not, for himself or for any other organization: (i) perform consulting services, (ii) give speeches or (iii) provide advisory services to corporations or other entities of the type he currently provides as an employee of the Company, consistent with the limitations set forth in Sections 7 and 8 of his Employee Intellectual Property Agreement, dated as of August 16, 2018 (the “IP Agreement”); and the Company’s Board of Managers will not waive such restrictions or otherwise give Mr. Hinshaw permission to engage in any of the activities limited by the terms of Sections 7 and 8 of the IP Agreement.

8.         Security. Repayment of this Note is secured pursuant to the Security Agreement. Payee’s sole recourse under this Note shall be to the collateral described in the Security Agreement and the Maker shall have no liability under this Note beyond its interest in the collateral, except to the extent of any Damages suffered by Payee as a result of Maker’s, or its agent’s or affiliates, intentional misconduct or fraud with respect to the collateral.

9.           Events of Default. The occurrence of any one or more of the following events with respect to Maker will constitute an event of default hereunder (“Event of Default”):

(a)     If Maker fails to pay when due any payment of Principal or Interest on this Note and such failure continues for five (5) Business Days;

(b)     If Maker, under any law, enters into any merger or consolidation and is not the surviving entity, or sells, leases or otherwise disposes of all or substantially all of its assets;

(c)     If the Company, under any law, enters into any merger or consolidation and is not the surviving entity, or sells, leases or otherwise disposes of all or substantially all of its assets, or if the Maker sells any of its interests in the Company.

(d)     If Maker, under any law, (i) is dissolved, liquidated or wound up, or otherwise ceases doing business; (ii) fails to, or admits in writing its inability generally to, pay its debts as they become due; (iii) consents to or suffers the appointment of a trustee, receiver, assignee, liquidator, or similar official to take the possession, custody, or control of the any real property or all or substantially all of the assets of Maker; (iv) makes a general assignment for the benefit of its creditors; (v) institutes a proceeding, or has an involuntary proceeding instituted against it (other than by Payee), seeking a judgment of insolvency, bankruptcy, or any other similar relief under any bankruptcy, insolvency, or other similar law affecting creditors’ rights that is not dismissed within one hundred and twenty (120) calendar days thereafter; (vi) admits in writing its inability or fail generally to pay its debts as they become due; or (vii) takes any action for the purpose of effecting any of the foregoing;

(e)     If Maker shall fail or omit to perform or observe any covenant, obligation or agreement in this Note, the Purchase Agreement, or the Security Agreement, and such failure is not cured within the earlier of (i) five (5) Business Days of written notice by Payee and (ii) ten (10) Business Days after any officer or director of Maker has knowledge that an Event of Default has occurred;

(f)     Any “Event of Default” under and as defined in the Security Agreement.

Maker shall notify Payee orally and in writing promptly (but in no event later than five (5) Business Days) after any officer or director of Maker has knowledge that an Event of Default has occurred.

10.        Remedies. Upon the occurrence and during the continuance of an Event of Default, Payee may, at their option, (a) by written notice to Maker, declare the entire unpaid Outstanding Balance of this Note immediately due and payable, or (b) exercise any and all rights and remedies available to them under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note and its rights under the Security Agreement, subject to the limitation on recourse set forth in Section 8 of this Note. Maker will pay all out-of-pocket, reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee’s exercise of any or all of its rights and remedies under this Note or the Security Agreement, including reasonable attorneys’ fees.

11.         General Provisions.

(a)     Non-Negotiability. This Note will not be assigned or transferred by the Maker (including by operation of law or otherwise) without the express prior written consent of the Payee, and any assignment in contravention of this restriction shall be null and void.

(b)     Successors. All of the terms and conditions of this Note are binding upon, and inure to the benefit of and are enforceable by, Maker, Payee, and their permitted respective successors and assigns.

(c)     Notices. All notices, requests, demands and other communications required or permitted under this Note shall be in writing (which shall include notice by email) and shall be deemed to have been duly made and received when personally served, or when delivered an overnight courier service, expenses prepaid, or, if sent by email, delivered at the addresses as set forth below

If to Payee, then to:

McorpCX, Inc.

201 Spear Street, Suite 1100,

San Francisco, California 94105

Attention: Matthew Kruchko

Telephone: (415) 526-2655

Email: mkruchko@mcorp.cx

with a copy, given in the manner prescribed above, to:

Davis Wright Tremaine LLP

865 South Figueroa, Suite 2400

Los Angeles, California 90017

Attention: Andrew J. Bond

Telephone: (213) 633-8666

Email: andrewbond@dwt.com

If to Maker, then to:

mfifty, LLC

524 San Anselmo Ave., Suite 147

San Anselmo California 94960

Attention: Michael Hinshaw

Telephone: (415) 517-5727

Email:     mhinshaw@mfifty.com

with a copy, given in the manner prescribed above, to:

Koley Jessen P.C., L.L.O.

1125 S. 103rd St., Suite 800

Omaha, Nebraska 68124

Attention: Brian L. Harr

Telephone: (402) 343-3750

Email: brian.harr@koleyjessen.com

Any party may alter the address to which communications are to be sent by giving the other parties written notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

(d)     Waiver. No failure on the part of the Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies provided herein are cumulative and not exclusive of any other remedy given hereunder or any remedy existing at law or in equity or by statute or otherwise. Maker waives demand and notice of demand, presentment for payment, protest and notice of protest, notice of dishonor, nonpayment and notice of nonpayment, diligence and all other notices of any kind and, to the full extent permitted by Law, the right to plead any statute of limitations as a defense, in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(e)     Waiver of Jury Trial. MAKER AND PAYEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of this Note, including, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Maker and Payee each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Maker and Payee each further represent and warrant that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE. In the event of an action, this Note may be filed as a written consent to trial by a court.

(f)     Headings. The article and section headings contained in this Note are inserted for convenience only and will not affect in any way the meaning or interpretation of this Note.

(g)    Governing Law. This Note and the performance of the obligations of Maker and Payee hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law principles. Any controversy or claim arising out of or related to this Note that the Parties are unable to resolve shall be submitted to the state or federal courts located in the State of California sitting in the County of San Francisco or the United States District Court of the Northern District of California and such courts shall be the sole forums for the resolution of all disputes hereunder.

(h)     Amendments. No amendment, modification, replacement, termination, or cancellation of any provision of this Note will be valid, unless the same will be in writing and signed by the party waiving compliance.

(i)     Severability. The provisions of this Note will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that, if any provision of this Note, as applied to any party or to any circumstance, is adjudged by a Governmental Entity, arbitrator, or mediator not to be enforceable in accordance with its terms, Maker and Payee agree that the Governmental Entity, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(j)     Expenses. Except as otherwise expressly provided in this Note (including Section 10 hereof) and in the Purchase Agreement, Maker and Payee will each bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Note, including all fees and expenses of agents, representatives, financial advisors, legal counsel, and accountants.

(k)     Construction. Maker and Payee have participated jointly in the negotiation and drafting of this Note. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Note.

(l)     Replacement. Upon receipt by the Maker of evidence satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Maker, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Maker shall execute and deliver to Payee a replacement promissory note of like tenor and denomination as this Note.

 [Signature Page Follows]

Maker has executed and delivered this Note as of the date first above written.

MAKER: mfifty, LLC, a California Limited Liability Company By: Name: Michael Hinshaw Title: Manager

EXHIBIT D

FORM OF SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT

This Security and Pledge Agreement (this “Agreement”), dated as of [            ], 2020, is entered into by and among mfifty, LLC, a California limited liability company (the “Debtor”), and McorpCX, Inc. (the “Holder”). The Debtor and Holder are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

recitals:

WHEREAS, pursuant to a Unit Purchase Agreement of even date herewith by and among the Debtor and the Holder (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Purchase Agreement”), for the benefit of the Holder, the Debtor has made that certain Secured Promissory Note in the principal amount of $756,000 in favor of the Holder (the “Note”);

WHEREAS, pursuant to the terms of the Purchase Agreement, Debtor has used the proceeds of the Note to acquire all of the membership units (the “Units”) in McorpCX, LLC, a limited liability company, existing under the laws of the State of California (the “Company”); and

WHEREAS, the acceptance of the Note by the Holder is subject to the condition, among others, that the Debtor secures the payment of the Note, as more fully described herein in the manner set forth herein.

agreement:

NOW, THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.     Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given them in the Article 9 of the Uniform Commercial Code as in effect on the date of this Agreement in the State of California. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a)     “Code” means the Uniform Commercial Code as in effect in the State of California on the date hereof and as amended from time to time except to the extent that the conflicts-of-law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

(b)     “Event of Default” means (i) any “Event of Default” under and as defined in the Note, (ii) this Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien on and security interest in any material portion of the collateral purported to be covered thereby, and (iii) any representation, warranty, certification or statement of fact made or deemed made by the Debtor herein, or in any other document required to be delivered in connection with the Note or this Agreement, shall be incorrect in any material respect (or, in the case of any representation and warranty that is qualified as to materiality, shall be incorrect in any respect after giving effect to any qualification therein) when made or deemed made.

(c)     “Governmental Authority” means any court, arbitrator (public or private), or government or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof.

(d)     “Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement.

(e)     “Lien” means any lien, pledge, mortgage, deed of trust, security interest, adverse claim, easement, option, right of first refusal, or any other similar encumbrance or restriction.

(f)     “Person” means any individual, limited liability company, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

(g)     “Pledged Equity” means the Units, and all other shares of capital stock, or partnership and other ownership interest, of whatever class or character of the Company or any successor-in-interest of the Company, now or hereafter owned by the Debtor, and all certificates evidencing the same, including, without limitation:

(i)     all of Debtor’s economic rights in the Company, including without limitation any and all rights to share in the profits and losses of the Company and to receive payments and any other distributions from the Company;

(ii)     all of Debtor’s governance and management rights in the Company, including without limitation any and all rights to vote, to consent to Company actions, to obtain information about the Company and to otherwise participate in the management of the Company; and

(iii)     all of Debtor’s rights as a member of the Company.

(h)     “Pledged Collateral” means all of the Debtor’s right, title and interest in, the Pledged Equity, including, without limitation, all of the Units acquired by Debtor pursuant to the Purchase Agreement, and all of the personal property of the Company in the possession of the Debtor, including without limitation the:

(i)     all Accounts, Instruments, Documents, Chattel Paper (whether tangible or electronic), Insurance, Receivables, Inventory, Equipment, Goods, Payment Intangibles, Letter-of-Credit Rights, Fixtures, Supporting Obligations, Software and other General Intangibles of the Company in the possession of the Debtor; and

(ii)     the Pledged Equity, including all of the Units; and

(iii)     all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Pledged Collateral and, to the extent related to any Pledged Collateral, all books, correspondence, credit files, records, invoices and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Debtor or any computer bureau or service company from time to time acting for the Debtor).

(i)     “Secured Obligations” shall mean and include the following: all now existing and hereafter arising obligations, liabilities, and indebtedness of the Debtor to the Holder, whether for principal, interest, fees, expenses or otherwise, of the Debtor to the Holder, in each case now existing or hereafter incurred under the Note, as may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof, in whole or in part (including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Debtor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding).

2.     As security for the due and punctual payment and performance of the Secured Obligations in full, Debtor hereby agrees that the Holder shall have, and Debtor hereby grants to and creates in favor of the Holder, a continuing first priority lien on and security interest in and to the Pledged Collateral. Without limiting the generality of the forgoing, Debtor further agrees that with respect to each item of the Pledged Collateral, as to which (a) the creation of a valid and enforceable security interest is not governed exclusively by the Code, or (b) the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Holder taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements, such Debtor will at its expense execute and deliver to the Holder and hereby does authorize the Holder to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Holder from time to time for the purpose of creating a valid and perfected Lien on such item enforceable against the Debtor and all third parties to secure the Secured Obligations; provided, however, such authorization does not in any way limit the Debtor’s obligation to file all necessary financing statements or otherwise perform its perfection obligations hereunder.

3 .     The Debtor represents and warrants to the Holder that (a) except for the security interest granted to and created in favor of the Holder or arising prior to purchase by Debtor, all the Pledged Collateral is free and clear of any Lien, (b) the Debtor will defend the Pledged Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein arising after the purchase by Debtor, (c) the exact legal name of Debtor is as set forth on the signature page hereto, and (d) the state of incorporation, formation or organization as applicable, of the Debtor is as set forth on Schedule A hereto.

4.     The Debtor also represents and warrants that the Pledged Equity constitutes all of the issued and outstanding equity interests held by Debtor in the Company on the date hereof, whether or not registered in the name of Debtor and includes the Units. Debtor is the record and beneficial owner of, and has good and marketable title to, the Pledged Equity pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or arising prior to purchase by Debtor. The Debtor further represents that the Company has not opted into Article 8 of the Uniform Commercial Code applicable to the Company and the Debtor shall not permit the limited liability company agreement of the Company to be amended to insert such an “opt-in” provision without the prior written consent of the Holder.

5.     The Debtor will faithfully preserve and protect the Holder’s security interest in the Pledged Collateral, as a perfected security interest under the Code, superior and prior to the rights of all third Persons arising after the purchase by Debtor, and will do all such other acts and things and will, execute, deliver, file and record, and Debtor hereby authorizes the Holder and its representatives and designees to so file (to the extent the Debtor fails to do so), all documents and instruments, including, without limitation, financing statements (and amendments thereto and continuations thereof), security agreements, assignments and documents with respect to the Pledged Collateral, as the Holder deems necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); provided, that the Holder shall pay any filing fees and taxes related thereto.

6.     The Debtor covenants and agrees that:

(a)     it will defend the Holder’s right, title and lien on and security interest in and to the Pledged Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Pledged Collateral pursuant to an agreement between such Person and the Holder or arising prior to purchase by Debtor;

(b)     it will not suffer or permit to exist on any Pledged Collateral any Lien;

(c)     it will not take or omit to take any action, the taking or the omission of which might result in a material alteration or impairment of the Pledged Collateral or of the Holder’s rights under this Agreement;

(d)     it will not sell, assign or otherwise dispose of any portion of the Pledged Collateral;

(e)     it will (i) obtain and maintain sole and exclusive possession of the Pledged Collateral, (ii) maintain its chief executive office and keep the Pledged Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Holder prior notice and taken any action necessary to maintain its security interest therein, and (iv) keep materially accurate and complete books and records concerning the Pledged Collateral and such other books and records as reasonably necessary to protect the Holder’s interest in the Pledged Collateral;

(f)      it will promptly furnish to the Holder such information and documents relating to the Pledged Collateral as the Holder may reasonably request;

(g)     it will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice to the Holder;

(h)     it will not change its name without providing thirty (30) days prior written notice to the Holder;

(i)      it hereby authorizes the Holder to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Pledged Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Debtor agrees to furnish all such information to the Holder. Any such financing statements, continuation statements, or amendments may be signed by the Holder on behalf of such Debtor if the Holder so elects and may be filed at any time in any jurisdiction; and

(j)      it shall at any time and from time to time take such steps as are necessary to insure the continued perfection of the Holder’s security interest in the Pledged Collateral, with the same priority required hereby and the preservation of its rights therein.

7.     So long as no Event of Default shall have occurred and be continuing, the Debtor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity, including the Units for all purposes not inconsistent with the terms of this Agreement, provided that the Debtor agrees that it will not vote the Pledged Equity in any manner that is inconsistent with the terms of this Agreement; and the Holder shall execute and deliver to the Debtor or cause to be executed and delivered to the Debtor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Debtor may reasonably request for the purpose of enabling the Debtor to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement. Except as otherwise provided in this Agreement, the Debtor shall be entitled to receive and retain any non-liquidating dividends, distributions or proceeds on the Pledged Equity paid in cash, and, except that Debtor shall not be entitled to receive, unless Holder consents in writing thereto, any liquidating distributions, dividends and proceeds on the Pledged Equity paid in cash or in kind, and all of such items shall be paid to Holder.

8.     Debtor assumes full responsibility for taking any and all necessary steps to preserve the Holder’s rights with respect to the Pledged Collateral. The Holder shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Holder takes such action for that purpose as the Debtor shall request in writing; provided that such requested action will not, in the judgment of the Holder, impair the security interest in the Pledged Collateral created hereby or the Holder’s rights in, or the value of, the Pledged Collateral; provided further that such written request is received by the Holder in sufficient time to permit the Holder to take the requested action.

9.     The pledge, security interests, other Liens and Secured Obligations of the Debtor shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by the Holder, or any obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of the Debtor as a matter of law or equity. Without limiting the generality of the foregoing, the Debtor hereby consents to, and the pledge, security interests, and other Liens given by the Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a)     Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of the Note or any of the Secured Obligations and regardless of any Law or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Note, or any rights of the Holder or any other Person with respect thereto;

(b)     Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Note as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional note(s); or any amendment, modification or supplement to, or refinancing or refunding of, the Note or any of the Secured Obligations;

(c)     Any failure to assert any breach of or default under the Note or any of the Secured Obligations; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Debtor or any other Person under or in connection with the Note or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

(d)     Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Holder or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Holder or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any Pledged Collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

(e)    Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the existing structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable Law of any jurisdiction) made by Holder or the Debtor or by any other Person in connection with any such proceeding;

(f)     Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to the Note or any of the Secured Obligations; or any discharge by operation of law or release of any Debtor or any other Person from the performance or observance of the Note or any of the Secured Obligations; or

(g)     Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including Debtor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.

10.     Waivers. the Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of Pledged Collateral, or the like and the Debtor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable Law, Debtor hereby further waives each of the following:

(a)     All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Debtor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any Law or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under the Note or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of the Debtor or any other Person to comply with the Note or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Debtor or any other Person;

(b)     Any right to any marshaling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor or any other Person of any other right or remedy under or in connection with the Note or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Holder or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, the Note, or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or the Note, and any requirement that such Debtor receive notice of any such acceptance; and

(c)     Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Holder (including commencement or completion of any judicial proceeding or non-judicial sale or other action in respect of the Pledged Collateral for any of the Secured Obligations), which results in denial or impairment of the right of the Holder to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

11.     (a)     At any time and from time to time after an Event of Default (as defined in the Note) then exists and continues and without prior notice to or consent of any Debtor, the Holder may at its option take such actions as the Holder reasonably deems appropriate (i) to attach, perfect, continue, preserve and protect the Holder’s security interest in or Lien on the Pledged Collateral, (ii) to inspect, audit and verify the Pledged Collateral, including reviewing all of the Debtor’s books and records and copying and making excerpts therefrom; provided that prior to an Event of Default, the same is done with advance notice during normal business hours to the extent access to such Debtor’s premises is required, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtor to the Holder for the benefit of the Holder within ten (10) calendar days after demand;

(b)     At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Holder may at its option take such action as the Holder deems appropriate (i) to maintain, repair, protect and insure the Pledged Collateral, (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtor hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtor to the Holder for the benefit of the Holder within ten (10) calendar days after demand.

12.     After there exists any Event of Default under the Note and for so long as such Event of Default continues:

(a)     The Holder shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided at Law and as set forth below, including, without limitation, to take over and collect all of any Debtor’s accounts that constitute Pledged Collateral and all other Pledged Collateral, and to this end the Debtor hereby appoints the Holder, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Pledged Collateral wherever found, and for such purposes, enter upon any premises upon which the Pledged Collateral may be found and remove the Pledged Collateral therefrom, (ii) require any Debtor to assemble the Pledged Collateral and deliver it to the Holder or to any place designated by the Holder at the Debtor’s expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Holder may designate, (iv) demand payment of such accounts, (v) enforce payment of such accounts by legal proceedings or otherwise, (vi) exercise all of any Debtor’s rights and remedies with respect to the collection of such accounts, (vii) settle, adjust, compromise, extend or renew such accounts, (viii) to the extent permitted by applicable Law, sell or assign such accounts upon such terms, for such amounts and at such time or times as the Holder deems advisable, (ix) discharge and release such accounts, (x) take control, in any manner, of any item of payment or proceeds from any account debtor, (xi) prepare, file and sign any Debtor’s name on any proof of claim in a relief proceeding or similar document against any account debtor, (xii) prepare, file and sign any Debtor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with such accounts, (xiii) do all acts and things necessary, in the Holder’s sole discretion, to fulfill Debtor’s obligations to the Holder under the Note or otherwise, (xiv) endorse the name of any Debtor upon any check, chattel paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the accounts or Inventory, (xv) use any Debtor’s stationery and sign such Debtor’s name to verifications of such accounts and notices thereof to account debtors, (xvi) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to such accounts or other Pledged Collateral or proceeds thereof to which any Debtor has access, (xvii) demand, sue for, collect, compromise and give acquittances for any and all Pledged Collateral, (xviii) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Pledged Collateral, and (xix) take such other action as the Holder may deem appropriate, including extending or modifying the terms of payment of any Debtor’s debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Holder pursuant to this Agreement, except claims for physical damage to the Pledged Collateral arising from gross negligence or willful misconduct by the Holder.

(b)     The Holder shall have the right to lease, sell or otherwise dispose of all or any of the Pledged Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Debtor that, in the absence of any contrary requirement of Law, ten (10) calendar days’ prior notice of a public or private sale of Pledged Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Holder, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Holder shall have the right to conduct such sales on any Debtor’s premises or elsewhere and shall have the right to use any Debtor’s premises without charge for such sales for such time or times as the Holder may see fit. The Holder may purchase all or any part of the Pledged Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

(c)     The Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.), will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Holder may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other Government Authority or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the Note. Without limiting the generality of the foregoing, the Debtor agrees that in the event the Holder shall exercise its rights hereunder or pursuant to the Note, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Pledged Collateral, Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Holder requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Holder and any other Persons in making any application for the prior consent or approval of any Government Authority or any other Person to the exercise by the Holder or any such rights relating to all or any of the Pledged Collateral. Furthermore, because Debtor agrees that the remedies at law of the Holder for failure of such Debtor to comply with this Subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, Debtor agrees that this Subsection (c) may be specifically enforced.

13.     If the Holder repossesses or seeks to repossess any of the Pledged Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Holder to store any Pledged Collateral on any premises of the Debtor, and the Debtor hereby agrees to lease to the Holder on a month-to-month tenancy for a period not to exceed ninety (90) calendar days at the Holder’s election, at a rental rate equal to One Dollar ($1.00) per month (if such Debtor owns the premises), and at the current rental rate per month (if the Debtor leases the premises), the premises on which the Pledged Collateral is located; provided it is located on premises owned or leased by the Debtor.

14.     Upon indefeasible payment in full of the Secured Obligations, this Agreement shall automatically terminate and be of no further force and effect, and the Holder shall thereupon promptly return to the Debtor such of the Pledged Collateral and such other documents delivered by the Debtor or obtained by the Holder hereunder as may then be in the Holder’s possession, subject to the rights of third parties. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

15.     No failure or delay on the part of the Holder in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Holder hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Holder under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Holder may enforce any one or more remedies hereunder successively or concurrently at its option.

16.     All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in the Purchase Agreement.

17.     The Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Summary attached hereto as Schedule A is accurate and complete in all material respects and contains no material omission or misrepresentation. The Debtor shall promptly notify the Holder of any changes in the information set forth thereon and take all actions that may be required as a result in the change of such information to maintain the Holder’s perfection in the Pledged Collateral.

18.     This Agreement shall be binding upon, and inure to the benefit of, the Holder and its respective successors and assigns, and the Debtor and each of its respective successors and assigns, except that the Debtor may not assign or transfer its obligations hereunder or any interest herein.

19.     This Agreement shall be deemed to be a contract under the Laws of the State of California and for all purposes shall be governed by, and construed in accordance with, the Laws of the State of California excluding its rules relating to conflicts-of-law. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of San Francisco County, California (or if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California) and the parties hereby consent to the personal and exclusive jurisdiction of these courts and hereby agree that such courts are a convenient forum for any disputes hereunder.

20.     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21.   EXCEPT AS PROHIBITED BY LAW, DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

22.     This Agreement may be executed in any number of counterparts, and by different Parties in separate counterparts, each of which, when so executed, shall be deemed an original. All such counterparts shall constitute one and the same instrument and each such counterpart may be delivered by facsimile transmission or portable document format via e-mail. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

DEBTOR:

MFIFTY, LLC, a California Limited Liability Company

By:
Name: Michael Hinshaw
Title: Manager

HOLDER:

MCORPCX, INC., a California Limited Liability Company

By:
Name: Matthew Kruchko
Title:     President and Chief Executive Officer

SCHEDULE A
TO
SECURITY and Pledge AGREEMENT

SECURITY INTEREST DATA SUMMARY

MFIFTY, LLC

1.     The chief executive office of MFIFTY, LLC. (the “Debtor”) is located at:

524 San Anselmo Ave., Suite 147
San Anselmo California 94960

2.     The Debtor’s true and full name is as follows: mfifty, LLC. The Debtor uses no trade names or fictitious names.

3.     The Debtor’s form of organization is as follows: Limited Liability Company

4.     The Debtor’s state of organization is as follows: California

5.     The Debtor’s EIN # is as follows:  [           ]

6.     The Debtor’s organization ID # (if any exists) is as follows: 201909910644

7.     All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above.

ANNEX B

CERTIFICATE OF AMENDMENT

OF

ARTICLE OF INCORPORATION

OF

MCORPCX, INC.

The undersigned certifies that:

1.	He is the President and Secretary, of McorpCX, Inc., a California corporation (the “Corporation”).

2.	The Articles of Incorporation of the Corporation are amended by adding the following new eighth article:

EIGHTH: A quorum shall exist at any meeting of the shareholders if one-third of the shares entitled to be cast are represented in person or by proxy

3.	The forgoing amendment to the Corporation’s Articles of Incorporation has been approved by the Corporation’s board of directors.

4.

The forgoing amendment to the Corporation’s Articles of Incorporation has been duly approved by the required vote of the Corporation’s shareholders in accordance with Sections 902 and 152 of the California Corporation Code. The total number of outstanding shares of the Corporation is 20,426,158. The number of shares voting in favor of the amendment was [      ], which exceeded the vote required. The percentage vote required to pass the amendment was more than 50% of the Corporation’s total outstanding shares, and the percentage of the votes in favor of the amendment was [      ]%.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE: [         ], 2020

__________________________________ Matthew Kruchko, President and Secretary

ANNEX C

AMENDMENT TO BYLAWS

OF

MCORPCX, INC.

Section 2 of Article III of the Bylaws of McorpCX, Inc. is deleted in its entirety and replaced with the following:

“Section 2.      NUMBER OF DIRECTORS. The authorized number of directors shall be not less than five (5) nor more than nine (9), the specific number to be set by resolution of the board of directors. This section 2 of Article III of these bylaws may only be changed by a duly adopted amendment to this section adopted by the written consent of a majority of the outstanding shares entitled to vote or a majority of shares voting at a duly called meeting of shareholders where quorum is present. However, an amendment that would reduce the authorized number of directors to a number fewer than five (5) cannot be adopted if the votes cast against its adoption at a shareholders' meeting or the shares not consenting to an action by written consent are equal to more than one-sixth (16-2/3 percent) of the outstanding shares entitled to vote.”

ANNEX D

CERTIFICATE OF AMENDMENT

OF

ARTICLE OF INCORPORATION

OF

MCORPCX, INC.

The undersigned certifies that:

5.	I am the President and Secretary, of McorpCX, Inc., a California corporation (the “Corporation”).

6.	The Articles of Incorporation of the Corporation are amended to read as follows:

 The Name of the Corporation is changed to:     MCX Technologies Corporation

7.	The forgoing amendment to the Corporation’s Articles of Incorporation has been approved by the Corporation’s board of directors.

8.

The forgoing amendment to the Corporation’s Articles of Incorporation has been duly approved by the required vote of the Corporation’s shareholders in accordance with Sections 902 and 152 of the California Corporation Code. The total number of outstanding shares of the Corporation is [ ]. The number of shares voting in favor of the amendment was [        ], which exceeded the vote required. The percentage vote required to pass the amendment was more than 50% of the Corporation’s total outstanding shares, and the percentage of the votes in favor of the amendment was [ ]%.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE: [        ], 2020

__________________________________ Matthew Kruchko, President and Secretary

ANNEX E

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

McorpCX,, Inc. (the “Company”) has prepared unaudited pro forma condensed combined financial statements (“unaudited pro forma statements”) to assist readers in understanding the nature and effects of the sale of all of the outstanding limited liability company membership interests in the Company’s wholly-owned subsidiary, McorpCX, LLC, pursuant to the terms of the Unit Purchase Agreement dated April 15, 2020, between the Company and mfifty, LLC (the “Unit Purchase Agreement”). The unaudited pro forma statements are based on the Company’s historical consolidated financial statements adjusted to give effect to the transactions contemplated in the Unit Purchase Agreement. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2019 and 2018, have been prepared with the assumption that the transactions contemplated under the Unit Purchase Agreement occurred as of January 1, 2018. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2019 has been prepared with the assumption that the Sale Transactions were completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the transactions contemplated under the Unit Purchase Agreement occurred on the dates indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by the Company based upon assumptions deemed appropriate by the Company's management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma statements should be read in conjunction with the (i) audited financial statements for the Company for the fiscal years ended December 31, 2019 and 2018 included in our annual report on Form 10-K for the year ended December 31, 2019, filed with the United States Securities and Exchange Commission on March 27. 2020.

Capitalized terms not otherwise defined herein shall have the meaning as set forth in this Proxy Statement.

McorpCX, Inc.

Unaudited Pro Forma Consolidated Statements of Operations

Year Ended December 31,

	Registrant Historical		Adjustments		Notes	Pro Forma
	2019	2018*	2019	2018*		2019	2018*

Revenue, net	$3,240,009	$3,987,199	$(3,240,009)	$(1,575,637)	(a)	$-	$2,411,562
Cost of goods sold	1,501,372	2,164,240	(1,392,404)	(788,030)	(a)	108,968	1,376,210
Gross profit	1,738,637	1,822,959	(1,847,605)	(787,607)		(108,968)	1,035,352
Operating and administrative expenses	2,494,124	2,227,174	(1,907,139)	(738,353)	(b)	586,985	1,488,821

Net operating loss	(755,487)	(404,215)	59,534	(49,254)		(695,953)	(453,469)
Interest and other expenses	(5,468)	(7,001)	10,377	6,026	(b)	4,909	(975)

Net loss	$(760,955)	$(411,216)	$69,911	$(43,228)		$(691,044)	$(454,444)

Net loss per share-basic and diluted	$(0.04)	$(0.02)	$(0.00)	$0.00		$(0.03)	$(0.02)

Weighted average common shares
outstanding-basic and diluted	20,426,158	20,426,158	20,426,158	20,426,158		20,426,158	20,426,158

The accompanying notes are an integral part of these consolidated financial statements.

McorpCX, Inc.

Unaudited Pro Forma Consolidated Balance Sheets

As of December 31, 2019

	Registrant Historical	Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$588,848	$142,331	(c), (e)	$731,179
Note receivable, current portion	-	87,504	(d)	87,504
Accounts receivable	486,317	(486,317)	(e)	-
Total current assets	1,075,165	(256,482)		818,683
Long term assets:
Property and equipment, net	87,551	(2,551)	(e)	85,000
Note receivable, long term portion	-	668,496	(d)	668,496
Other assets	55,444	(43,784)	(e)	11,660
Total assets	$1,218,160	$365,679		$1,583,839

Liabilities and Shareholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$253,824	$(198,518)	(e)	$55,306
Deferred revenue	32,358	(32,358)	(e)	-
Lease payable	7,539	(7,539)	(e)	-
Other current liabilities	1,682	6,394	(e)	8,076
Total current liabilities	295,403	(232,021)		63,382

Total liabilities	295,403	(232,021)		63,382
Shareholders' equity:
Common stock, no par value, 500,000,000 shares authorized, 20,426,158 shares issued and outstanding at December 31, 2019	-	-		-
Additional paid-in capital	6,517,885	(536,983)	(f)	5,980,902
Accumulated deficit	(5,595,128)	1,134,683	(f)	(4,460,445)
Total shareholders' equity	922,757	597,700		1,520,457
Total liabilities and shareholders' equity	$1,218,160	$365,679		$1,583,839

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

a)	This adjustment reflects the elimination of revenues and cost of goods sold of the LLC entity.
b)

This adjustment reflects the elimination of operating and administrative expenses and other expenses. Not included in the pro-forma results are anticipated savings due to costs that may be reduced or eliminated.

c)	This adjustment represents the receipt of cash consideration at the closing of the transaction which consisted of $252,000 cash paid at closing and $100,000 cash dividend paid at signing.
d)	This adjustment represents the current and long-term portion of a secured promissory note in the amount of $756,000 issued to the Seller (INC) by the Purchaser (LLC).
e)	These adjustments reflect the elimination of assets and liabilities attributable to the LLC entity subsequent to August 16, 2018.
f)

This adjustment reflects the gain of $1,108,000 arising from the transaction as of 15 April 2020. This estimated gain has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

* McorpCX INC was created on August 16, 2018.

.

ANNEX F

COMPREHENSIVE VALUATION REPORT

MCORPCX, LLC

San Francisco, California

March 18, 2020

Evans & Evans, Inc.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020

MCORPCX, LLC

Page

1.0	ASSIGNMENT AND BACKGROUND	1

2.0	VALUATION OPINION	4

3.0	DEFINITION OF FAIR MARKET VALUE	4

4.0	SCOPE OF THE REPORT	5

5.0	CONDITIONS OF THE REPORT	8

6.0	ASSUMPTIONS OF THE REPORT	10

7.0	FINANCIAL HISTORY	11

8.0	FINANCIAL PROJECTIONS	12

9.0	TANGIBLE ASSET BACKING	12

10.0	REDUNDANT ASSETS	13

11.0	BUSINESS AND MARKET ASSESSMENTS	13

12.0	VALUATION METHODOLOGIES	15

13.0	MCORP VALUATION APPROACHES	17

14.0	VALUATION OF THE COMPANY	20

15.0	QUALIFICATIONS AND CERTIFICATION	26

16.0	RESTRICTIONS AND CONDITIONS	28

17.0	EXHIBITS	28

(i)

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 1

MCORPCX, LLC

1.0	ASSIGNMENT AND BACKGROUND

1.1	Assignment

Evans & Evans, Inc. (“Evans & Evans” or the “authors of the Report”) was retained by McorpCX, Inc. (the “Issuer”) of San Francisco, California to prepare a Comprehensive Valuation Report (the “Report”) in order to provide an independent opinion as to the fair market value of 100% of the issued and outstanding shares of the Issuer’s wholly owned subsidiary McorpCX, LLC (the “Company” or “Mcorp”) as at January 31, 2020 (the “Valuation Date”).

Evans & Evans understands Issuer’s shares are listed for trading on the TSX Venture Exchange (the “Exchange” or “TSX-V”) under the symbol “MCX” and the OTCQB under the symbol “MCXI”. Issuer management noted to Evans & Evans that the Issuer is contemplating the sale of 100% of the issued and outstanding shares of the Company (the “Proposed Transaction”). Evans & Evans understands the Report may be included or referenced in the Issuer’s public disclosure documents and may be submitted to the regulatory authorities in conjunction with the Proposed Transaction.

This Report is intended to provide to the Issuer with independent information, analysis, and an opinion that provides specific evidence as to the fair market value related to the Company as at the Valuation Date. It does not replace the Issuer’s own assessment of the value of Mcorp.

As Evans & Evans will be relying extensively on information, materials and representations provided to us by the Company's management and associated representatives, the authors of the Report will require that management of Mcorp confirm to Evans & Evans in writing that the information and management's representations contained in the Report are accurate, correct and complete, and that there are no material omissions of information that would affect the conclusions contained in the Report.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 2

Evans & Evans, or its staff and associates, do not assume any responsibility or liability for losses incurred by the Issuer, and/or its shareholders, management or any other parties as a result of the circulation, publication, reproduction, or use of the Report, or any excerpts thereto contrary to the provisions of this section of the Report. Evans & Evans also reserves the right to review all calculations included or referred to in the Report and, if Evans & Evans considers it necessary, to revise the Report in light of any information existing at the Valuation Date which becomes known to Evans & Evans after the date of the Report.

Unless otherwise indicated, all monetary amounts are stated in United States dollars.

1.2	Background

Customer experience management is the practice of building and reacting to consumer interactions to serve their expectation. In addition, to increase loyalty and advocacy, it involves a strategy that demands process change and an array of technologies to succeed.

The Issuer was incorporated in the State of California on December 14, 2001. The Issuer is a customer experience (“CX”) management solutions company dedicated to helping organizations improve customer experiences, increase customer loyalty, reduce costs and increase revenue. The Issuer operated as The Innes Group, Inc., d/b/a MCorp Consulting until filing a Certificate of Amendment to the Articles of Incorporation renaming the Issuer Touchpoint Metrics, Inc., effective October 18, 2011. During quarter 1, 2015, the Issuer filed a d/b/a (doing business as) with the State of California Secretary of State to begin doing business as McorpCX. On June 11, 2015, at the Annual General Meeting, shareholders passed a resolution to change the name of the Issuer to McorpCX, Inc.

The Issuer formed a wholly owned subsidiary, McorpCX, LLC (“McorpCX LLC”) as a limited liability company in the state of Delaware on December 14, 2017. On August 16, 2018, the Issuer entered into a contribution agreement with its wholly owned subsidiary McorpCX LLC, pursuant to which the Issuer transferred to McorpCX LLC all of the Issuer’s assets and liabilities related to the customer experience consulting business, excluding the underlying technology and databases related thereto which remained with the Issuer.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 3

The Company delivers consulting and technology solutions to customer-centric organizations that are designed to help corporations improve their customer listening and customer experience management capabilities. The professional and related services include a range of customer experience management services such as research, training, strategy consulting and process optimization

The Company’s consulting services are project based and include the articulation of customer-centric strategies and implementation roadmaps in support of these strategies. The performance obligation in these projects is the delivery of specific findings reports as it pertains to the analysis of a client customer’s experience. These projects include milestone payments for completion of different phases of the project and are included in the transaction price. These milestone payments are deemed to be fixed because the milestones are within the control of the Company.

Financial Results

The Company’s fiscal year end is December 31. As can be seen from the chart below Mcorp’s revenues have fluctuated over the past several years. Gross margins have also fluctuated as the primary cost of revenues is salaries. As revenues grow the Company traditionally has to hire contractors beyond its employees.

Profits before taxes have also fluctuated over the past five years from a loss of $310,000 to a profit of $370,000. The income for the Company does not include the costs associated with operating as a reporting issuer. The Company’s services have been the primary driver of the Issuer’s revenues over the past five years.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 4

2.0	VALUATION OPINION

It is the opinion of Evans & Evans, given the scope of its engagement and with reference to its engagement letter the fair market value of 100% of the issued and outstanding shares of the Company is in the range of $870,000 to $1,030,000.

A Comprehensive Valuation Report provides the highest level of assurance regarding the valuation conclusion. This Valuation Opinion as well as the entire Report is subject to the scope of the work conducted (refer to section 4.0) as well as the assumptions made (refer to section 6.0) and to all of the other sections of the Report.

3.0	DEFINITION OF FAIR MARKET VALUE

Fair market value is defined as the highest price, expressed in terms of cash equivalents, at which property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arms-length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 5

With respect to the market for the shares of a company viewed “en bloc” there are, in essence, as many “prices” for any business interest as there are purchasers and each purchaser for a particular “pool of assets”, be it represented by overlying shares or the assets themselves, can likely pay a price unique to it because of its ability to utilize the assets in a manner peculiar to it. In any open market transaction, a purchaser will review a potential acquisition in relation to what economies of scale (e.g., reduced or eliminated competition, ensured source of material supply or sales, cost savings arising on business combinations following acquisitions, and so on), or “synergies” that may result from such an acquisition.

Theoretically, each corporate purchaser can be presumed to be able to enjoy such economies of scale in differing degrees and therefore each purchaser could pay a different price for a particular pool of assets than can each other purchaser. Based on our experience, it is only in negotiations with such a special purchaser that potential synergies can be quantified and even then, the purchaser is generally in a better position to quantify the value of any special benefits than is the vendor.

In this engagement Evans & Evans was not able to expose the Company for sale in the open market and was therefore unable to determine the existence of any special interest purchasers who might be prepared to pay a price equal or greater than the fair market value (assuming the existence of special interest purchasers) outlined in the Report. As noted above, special interest purchasers might be prepared to pay a price higher than fair market value for the synergies noted above. The shares of the Company have been valued en bloc.

4.0	SCOPE OF THE REPORT

The authors of the Report have reached the assessments contained herein by relying on and undertaking the following:

●

Interviewed representatives of McorpCX to gain an understanding of the history of the Company. The interviews were to gain insight into the Company’s current and future plans. The reader should be aware Evans & Evans was engaged to prepare a valuation on the Issuer’s consulting business in 2017, but such work was never completed.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 6

●	Reviewed the Company’s website at www.mcorpcx.com. Reviewed the Company’s case studies as available on the corporate website.

●

Reviewed the Issuer’s news releases for the 18 months preceding the date of the Report. Evans & Evans found that over the period of review, there were a limited number of press releases that primarily related to the operations of the Issuer and were not specific to the operations of the Company.

●	Reviewed the audited financial statements for the Issuer for the years ended December 31, 2011-2014, as audited by Hillary CPA Group.

●	Reviewed the audited financial statements for the Issuer for the years ended 2015-2016, as audited by Malone Bailey LLP. From the years 2001-2015 the Issuer’s name was Touchpoint Metrics, Inc.

●	Reviewed the Issuer’s Annual Report for the year ended December 31, 2016.

●

Reviewed the Issuer’s 10-K quarterly report for the years ended December 31, 2017 and 2018 and the audited consolidated financial statements contained therein. The financial statements were audited by Malone Bailey LLP

●	Reviewed the Issuer’s 10-Q quarterly report for the three and nine months ended September 30, 2019.

●	Reviewed the Company’s unconsolidated management-prepared trial balance for the 12 months ended December 31, 2019.

●	Reviewed the Company’s unconsolidated management-prepared monthly income statement for the 12 months ended December 31, 2018.

●

Reviewed Issuer’s management-prepared statement of profit and loss for the consulting business for the years ended December 31, 2015 to 2017 prior to the formation of the Company. The profit and loss statements also included the firm’s top 10 customers for FY 2015-2016.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 7

●	Reviewed details on the breakdown of revenues from new and existing customers for 2017 to 2019. Revenues from existing customers ranged from 65% to 85% for the period under review.

●	Reviewed information on the number of staff of the Company and the staff compensation. The Company has four employees who deliver services and 12 regular contract consultants.

●	Reviewed a template of Mcorp’s Services Agreement.

●

Reviewed the Contribution Agreement dated August 16, 2018, by and between the Issuer and the Company. The agreement outlines the terms by which the Issuer transferred the customer experience services business to the Company.

●	Reviewed the Consulting Agreement between the Issuer and its former Chief Financial Officer.

●	Reviewed the profiles of Michael Hinshaw, Lynn Davison, and Stephen Shay, the leadership team of the Company.

●	Reviewed information on mergers and acquisitions involving consulting companies.

●

Reviewed information on the Company’ market from such sources as: Fortune Business Insights; Forbes; International Data Corporation; MarketsandMarkets, Allied Market Research, Reports and Data; and TechSci Research.

●

Reviewed financial and stock market trading data on the following companies whose shares are listed for trading on North American Stock exchanges: Huron Consulting Group Inc.; FTI Consulting, Inc.; Marsh & McLennan Companies, Inc.; Resources Connection, Inc.; Genpact Limited; Exponent, Inc.; CynergisTek, Inc.; and, The Hackett Group, Inc.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 8

Scope Restrictions

●

Evans & Evans requested, but did not receive any financial projections for the Company. Management noted projections had not been historically prepared given the project-based nature of the Company’s market.

5.0	CONDITIONS OF THE REPORT

●

The Report is intended for placement on the Issuer’s file and may be submitted to the TSXV and made available to the Issuer’s shareholders. The final Report may be referenced in any materials provided to the Issuer’s shareholders.

●	The Report is not intended for use in any court proceedings unrelated to the approval of the Proposed Transaction or for submission to any tax authorities.

●	Any use beyond that defined above is done so without the consent of Evans & Evans and readers are advised of such restricted use as set out above.

●

Evans & Evans did rely only on the information, materials and representations provided to it by the Issuer. Evans & Evans did apply generally accepted valuation principles to the financial information it did receive from the Issuer.

●

We have assumed that the information which is contained in the Report is accurate, correct and complete, and that there are no material omissions of information that would affect the conclusions contained in the Report that the Issuer is aware of. Evans & Evans did attempt to verify the accuracy or completeness of the data and information available.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 9

●

Should the assumptions used in the Report be found to be incorrect, then the valuation conclusion may be rendered invalid and would likely have to be reviewed in light of correct and/or additional information.

●	Evans & Evans denies any responsibility, financial or legal or other, for any use and/or improper use of the Report however occasioned.

●

Evans & Evans’s assessments and conclusion is based on the information that has been made available to it. Evans & Evans reserves the right to review all information and calculations included or referred to in the Report and, if it considers it necessary, to revise part and/or its entire Report in light of any information which becomes known to Evans & Evans during or after the date of this Report.

●

The Report, and more specifically the assessments and views contained therein, is meant as independent review of the Company as at January 31, 2020. The authors of the Report make no representations, conclusions, or assessments, expressed or implied, regarding the Company or events after the date of which final information was provided to Evans & Evans. The information and assessments contained in the Report pertain only to the conditions prevailing at the time the Valuation Report was substantially completed between February of 2020 and the date of the Report.

●

Evans & Evans as well as all of its Principal’s, Partner’s, staff or associates’ total liability for any errors, omissions or negligent acts, whether they are in contract or in tort or in breach of fiduciary duty or otherwise, arising from any professional services performed or not performed by Evans & Evans, its Principal, Partner, any of its directors, officers, shareholders or employees, shall be limited to the fees charged and paid for the Report. No claim shall be brought against any of the above parties, in contract or in tort, more than two years after the date of the Report.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 10

6.0	ASSUMPTIONS OF THE REPORT

In arriving at its conclusions, Evans & Evans have made the following assumptions:

1)

Evans & Evans has assumed that the Company and all of its related parties and their principals have no current and/or other contingent liabilities, unusual contractual arrangements, or substantial commitments, other than in the ordinary course of business, nor litigation pending or threatened, nor judgments rendered against, other than those disclosed by management and included in the Report, (the Report is not a formal fairness opinion) that would affect Evans & Evans’ evaluation or comments.

2)

An audit of the financial statements for the years ended December 31, 2019 and 2018 and the statement of profit and loss for the consulting business for the years ended December 31, 2015 to 2017 would not result in any material changes to the unaudited financial statements provided to the authors of the Report.

3)

There was no material change in the financial position of the Company between the date of the most recent financial statements (December 31, 2019) and the Valuation Date (January 31, 2020) unless noted in the Report.

4)	At the Valuation Date, no specific special purchaser(s) was/were identified that would pay a premium to purchase 100% of the issued and outstanding shares of the Company.

5)	The tax rate applicable to the Company’s operations is 29.7%.

6)	The book value of assets on the Company’s balance sheet, at the Valuation Date, is assumed to equal fair market value unless otherwise noted.

7)	The Company has satisfactory title to all of their assets and there are no liens or encumbrances on such assets nor have any assets been pledged in any way.

8)

The Company has complied with all government taxation, import and export and regulatory practices as well as all aspects of its contractual agreements that would have an effect on the Report, and there are no other material agreements entered into by the Issuer that are not disclosed in the Report or the Issuer’s disclosure documents.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 11

9)

The Company’s financial information, as provided by the Issuer representatives and management, is assumed to be accurate and complete. Evans & Evans has not verified the accuracy or completeness of this financial data. Stated costs, revenues and deferred costs are all assumed to be correct.

This Report is based upon information made available to Evans & Evans and on the assumptions that have been made.

Evans & Evans reserves the right to review all information and calculations included or referred to in this Report and, if it considers it necessary, to revise its views in the light of any information which becomes known to it during or after the date of this Report.

7.0	FINANCIAL HISTORY

Financial Position

The authors of the Report reviewed the following financial statements for the Issuer which are summarized and common sized for reference in Exhibit 1.0 - Historical Balance Sheet and Exhibit 2.0 - Historical Income Statement:

1)	Income statements and balance sheets for the years ended December 31, 2019 and 2018 for the Company;

2)	Statement of profit and loss for the consulting business for the years ended December 31, 2015 to 2017;

3)	Balance sheet for the Company as of December 31, 2019.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 12

8.0	FINANCIAL PROJECTIONS

Company management has not constructed any long-term financial projections. Such longer-term projections are deemed by the Company’s management to be speculative given the project-based nature of the Company’s operations.

9.0	TANGIBLE ASSET BACKING

In determining the underlying book value of the common shares of the Company, it is useful to view the tangible asset backing (“TAB”) of the firm at the Valuation Date.

The value of a firm’s tangible assets affects a purchaser’s analysis of the risk inherent in investing in that firm. TAB is defined as the aggregate fair market value of all tangible and identifiable intangible assets of a business, where the latter have values that can be separately determined under a going-concern assumption, minus all liabilities.

Tangible assets represent the assets required in operations such as fixed assets and working capital net of operating liabilities such as bank debt. Identifiable intangible assets are assets such as patents, trademarks, customer relationships and licenses.

TAB provides insight into the risk associated with the particular investment because, in a worst-case scenario, the net tangible assets of the company could be sold. The proceeds realized could then be used to relieve the liabilities of the company and recoup shareholder investment. The TAB also provides an indication of the capital investment required to enter the market. In this case, the TAB provides an indication of the potential financial barrier to entry for new competitors.

Valuation theory holds that tangible asset backing is relevant, given the higher TAB, generally the higher the value of a firm. The authors of the Report have reviewed the December 31, 2019 balance sheet of the Company and made certain adjustments in order to determine the tangible asset backing of the Issuer as at the Valuation Date. The TAB of the Company is the same as the value arrived at under the Net Asset Method.

The reader is advised to refer to Exhibit 5.0 - Net Asset Method for the detailed calculations.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 13

10.0	REDUNDANT ASSETS

Redundant assets are defined as those assets, which are not required in the day-to-day operation of a business, and accordingly can be liquidated or put to some alternative use without any “financial risk” to the business. The fair market value of a corporation’s redundant assets increases the fair market value of its shares otherwise determined under an Income Approach. This is considered an under-levered financial position. Alternatively, a company’s capital structure may be over-levered when compared to industry norms and would require an equity injection. The degree of over-leverage is considered as negative redundancy and must be adjusted for in determining the company’s fair market value.

In reviewing the Company’s financial position as at the Valuation Date, Evans & Evans was of the view of the Company had no redundant assets and no ability to take on debt.

11.0	BUSINESS AND MARKET ASSESSMENTS

In arriving at the valuation conclusions contained herein, Evans & Evans considered the following.

1)

The Company is dependent on Michael Hinshaw, the President of the Company for strategic planning, business development and delivery of services. Further, he has strong relationships with many of the long-time clients. The loss of his services for any reason would have a material impact on operations.

2)

In addition to Mr. Hinshaw, and two other key employees, the Company relies upon a group of contract consultants to deliver services. Employee compensation is by far the Company’s largest expense. The Company’s professional fee costs increased significantly in 2018 and 2019.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 14

3)	The Company’s net income has varied significantly from year-to-year over the past five years. Even with the revenue growth in 2018, the Company has not been able to stabilize positive net income.

4)

The Company does have customer concentration issues. Three customers have historically accounted for more than 50% of total revenues, with the Company’s largest customer accounting for over 40% of revenues in 2018.

5)	Related to the point above, while customer concentration does exist, Mcorp does have long-term relationships with many of its clients which is positive.

6)

The Company has no long-term contracts in place and the majority of projects are delivered over a period of 60 to 180 days. While many of the customers are long-term, revenues per customer can vary significantly from year to year.

7)

In 2018, the Company’s revenues from consulting services increased by over 140% year-over-year, which was very positive. However, revenues declined in 2019 by almost 19%, primarily due to one account. While 2019 revenues declined, they were still well above prior years.

8)

Evans & Evans found its research that the demand for customer experience management systems is rising across various industries. The customer experience management systems market is expected to gain significant traction owing to the recent technological advancements. The Company delivers services, but the market is largely being driven by technology.

9)	Related to the point above, while technology can provide data, good customer experience comes from strategies, which the Company can help deliver.

10)

The Company is competing against a variety of different technology and services companies, many of which have greater name recognition and access to significantly more operational and financial resources than does Mcorp.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 15

11)

According to Fortune Business Insights, the customer experience market was valued at $6.28 billion and is expected to reach $23.91 billion by 2026, growing at a compound annual growth rate (“CAGR”) of 18.5% over the forecast period.

12)

According a 2019 report from Reports and Data, the customer experience management market was valued at $6,172.8 million in 2018 and is expected to reach $38,508.0 million by the year 2026, growing at a CAGR of 27.4%.

13)

Evans & Evans found in its research that the factors driving the customer experience management market are increasing demand for customer experience management solutions to reduce churn rate, demand for planning personalized customer engagement strategy and customer journeys, adoption of advanced analytic techniques for increasing customer experience, and technological advancements. The Company does have an extended history of delivering strategies for customer experience.

14)

According to data from MarketsandMarkets, the customer experience management market is projected to grow from $7.8 billion in 2019 to $14.5 billion by 2024, growing at a CAGR of 13.3% from 2019 to 2024.

12.0	VALUATION METHODOLOGIES

12.1	Going Concern versus Liquidation Value

The first stage in determining which approach to utilize in valuing a company or an asset is to determine whether the company/asset is a going concern or whether it should be valued based on a liquidation assumption. A business is deemed to be a going concern if its is both conducting operations at a given date and has every reasonable expectation of doing so for the foreseeable future after that date. If a company is deemed to not be a going concern, it is valued based on a liquidation assumption.

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12.2	Overview

In valuing an asset and/or a business, there is no single or specific mathematical formula. The particular approach and the factors to consider will vary in each case. Where there is evidence of open market transactions having occurred involving the shares, or operating assets, of a business interest, those transactions may often form the basis for establishing the value of the company. In the absence of open market transactions, the three basic, generally-accepted approaches for valuing a business interest are:

(a)     The Income / Cash Flow Approach;

(b)     The Market Approach; and

(c)     The Cost or Asset-Based Approach.

A summary of these generally-accepted valuation approaches is provided below.

The Income/Cash Flow Approach is a general way of determining a value indication of a business (or its underlying assets), using one or more methods wherein a value is determined by capitalizing or discounting anticipated future benefits. This approach contemplates the continuation of the operations, as if the business is a “going concern”.

The Market Approach to valuation is a general way of determining a value indication of a business or an equity interest therein using one or more methods that compare the subject entity to similar businesses, business ownership interests and securities (investments) that have been sold. Examples of methods applied under this approach include, as appropriate: (a) the “Guideline Public Company Method”, (b) the “Merger and Acquisition Method”; and (c) analyses of prior transactions of ownership interests in the subject entity.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 17

The Cost Approach is based upon the economic principle of substitution. This basic economic principle asserts that an informed, prudent purchaser will pay no more for an asset than the cost to obtain an opportunity of equal utility (that is, either purchase or construct a similar asset). From an economic perspective, a purchaser will consider the costs that they will avoid and use this as a basis for value. The Cost Approach typically includes a comprehensive and all- inclusive definition of the cost to recreate an asset. Typically, the definition of cost includes the direct material, labor and overhead costs, indirect administrative costs, and all forms of obsolescence applicable to the asset.

The Asset-Based Approach is adopted where either: (a) liquidation is contemplated because the business is not viable as an ongoing operation; (b) the nature of the business is such that asset values constitute the prime determinant of corporate worth (e.g., vacant land, a portfolio of real estate, marketable securities, or investment holding company, etc.); or (c) there are no indicated earnings/cash flows to be capitalized. If consideration of all relevant facts establishes that the Asset-Based Approach is applicable, the method to be employed will be either a going-concern scenario (“Adjusted Net Asset Method”) or a liquidation scenario (on either a forced or an orderly basis), depending on the facts.

Lastly, a combination of the above approaches may be necessary to consider the various elements that are often found within specialized companies and/or are associated with various forms of intellectual property.

13.0	MCORP VALUATION APPROACHES

Given the nature and status of the Company at the Valuation Date as well as the approaches of valuation outlined above, it is the view of the authors of the Report that that the most appropriate approaches in determining the range of the fair market value of the Company at the Valuation Date were a Market Approach and an Asset Approach. Specifically, Evans & Evans utilized the Guideline Public Company (“GPC”) Method and the Net Asset Method.

The GPC Method was deemed appropriate as the Company’s earnings have not stabilized and multiples in the marketplace serve as an indication of value based on comparisons to similar companies.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 18

As the primary asset of the Company is its existing customer base, Evans & Evans determined it was also appropriate to determine the intangible portion of the Company as a group, i.e., the value that could be derived from its customer base (the “Customer Intangibles”). It was necessary to determine the fair market value of the Customer Intangibles as a notional acquirer of the Company would gain benefits and the ability to generate income from such an asset beyond the book value of the tangible assets under consideration. In the opinion of Evans & Evans, the most appropriate method to determine the fair market value of the Customer Intangibles was a Multi-Period Excess Earning (“MPEE”) Method and subsequently adjusting the book value of the Customer Intangibles on the Company’s books using the Net Asset Method.

The reader should note that Evans & Evans also attempted to use a variety of other valuation approaches. In this regard, Evans & Evans considered the following approaches, but were unable to use any of them:

1)

Cost Approach - the Cost Approach is generally appropriate under certain circumstances where an asset is still under development, there is no history of generating cash flows, and future cash flows are so uncertain as to be speculative. A weakness of the Cost Approach is that the cost of the opportunity may bear little relationship to the economic benefits that a purchaser might anticipate deriving from such opportunity upon commercial exploitation of the asset. In the case of the Company, given Mcorp had a sustained history of revenue generation, a Cost Approach was not appropriate.

2)

Income Approach - Capitalized Earnings or Cash Flow Method. The Company does not have a history of positive earnings or cash flows. Management of the Company noted the business is project-based and fluctuates from year to year and therefore earnings / cash flows have yet to stabilize. Accordingly, these methods were deemed inappropriate.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 19

3)

Market Approach - Mergers and Acquisitions Method. Evans & Evans did review certain transactions involving the sales of consulting business as outlined in Exhibit 9.0 of the Report. Given the size of the Company and its market niche, Evans & Evans did not find a sufficient number of transactions upon which to base a conclusion. Evans & Evans did use the data in Exhibit 9.0 to test the reasonableness of the valuation conclusions in the Report.

4)

Market Approach - Trading Price Method. Given the Issuer is a public company with its common shares listed for trading on the TSXV and the Company is the primary revenue driver of the Issuer, the authors of the Report carefully considered the use of a Trading Price Method in determining the fair market value of the Company as at the Valuation Date.

The authors of the Report reviewed the trading data for the Issuer’s shares for period January 1, 2019 to January 31, 2020. While Evans & Evans reviewed the trading data over a 12-month period, the data and analysis focused only the previous 90 to 180 trading days. In the view of Evans & Evans, changes in market conditions, Company results, and other economic factors make a detailed analysis beyond 180 days not as relevant to what shareholders are able to realize from their shareholdings as at the Valuation Date.

The authors of the Report found over the 180 trading days preceding the Valuation Date (January 31, 2020) the Company’s shares closed at an average price of in the range of $0.31 to $0.35 with a daily average trading volume of less than 70 shares. In total over the 180 trading days preceding the Valuation Date only 11,230 (0.3%) of the Company’s shares traded. Such low volumes can also be attributed to the existence of a majority shareholder who is not actively trading large blocs of shares.

Trading Price	January 30, 2020
	Minimum	Average	Maximum
10-Days Preceding	$0.07	$0.07	$0.07
30-Days Preceding	$0.07	$0.08	$0.09
120-Days Preceding	$0.07	$0.10	$0.15
180-Days Preceding	$0.07	$0.10	$0.15

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 20

Trading Volume	January 30, 2020
	Minimum	Average	Maximum	Total	%
10-Days Preceding	0	400	4,000	4,000	0.0%
30-Days Preceding	0	1,633	39,000	49,000	0.2%
120-Days Preceding	0	2,567	167,000	308,000	1.5%
180-Days Preceding	0	2,571	167,000	462,700	2.3%

Market Capitalization Based on Average Share Price - C$

Days Preceding the Date of Review
10	30	120	180
$1,430,000	$1,580,000	$2,000,000	$2,060,000

Given the above, the authors of the Report deemed it necessary to examine the trading history of the Issuer to determine the actual ability of shareholders to realize the implied value of their shares (i.e., sell). In examining the trading volumes of the Issuer over the 180 trading days preceding the Valuation Date it is apparent that daily trading volumes are very low (shares traded on only 20 of the 180 trading days). This indicates that large numbers of shareholders actual ability to realize their shares current trading price is highly unlikely. This provides supporting evidence that trading price is not indicative of fair market value of the Issuer, and by proxy the Company. The thinness of trading over the previous 12 months of operations also suggests that any indication of fair market value from a market capitalization perspective is unlikely.

14.0	VALUATION OF THE COMPANY

14.1	Guideline Public Company Method

Under the GPC Method, valuation multiples are derived from share transactions that represent minority interests in publicly traded companies or recent private transactions. As such, the resulting valuation multiples provide an indication of value on a minority interest, publicly traded basis. The GPC Method involves identifying public companies similar to the subject company with stocks that trade freely in the public markets on a daily basis.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 21

The objective of the GPC Method is to derive multiples to apply to the fundamental financial variables of Mcorp. Since the indication of value is based on minority interest transactions, if one is valuing a controlling interest, it may sometimes be necessary to consider applying a premium for control. A discount for lack of marketability may also be appropriate.

For Mcorp, Evans & Evans identified eight companies as outlined in Table 1 of Exhibit 4.0 - Guideline Public Company Method as a starting point. Companies identified were companies in the energy industry.

Thereafter, Evans & Evans removed one outlier and those companies with revenues in excess of $800 million. The three companies outlined in Table 2 were utilized in the analysis.

Evans & Evans used a multiple of enterprise value (“EV”) to trailing 12-month (“TTM”) revenues as a means of deriving the fair market value of Mcorp at the Valuation Date. Evans & Evans believed the use of trailing multiples was appropriate given the Company’s revenues declined in 2019 and there was limited visibility into results for 2020. The three companies outlined in Table 2 utilized in the analysis had enterprise value to TTM revenue multiples in the range of 0.4x to 1.7x, with an average of 0.9x and a median of 0.7x.

Evans & Evans selected a multiple of 0.5x, below the average and the median. The multiple selected reflects Mcorp’s size and reliance on key individuals. A discount to the EV / TTM revenue multiple was applied to reflect that Mcorp, as a private company, has less liquidity and that the size of Mcorp is smaller than those publicly traded on the Canadian and U.S. stock exchanges. The reader of the Report should note that although the guideline companies may not be direct competitors to Mcorp, they do or may offer similar products and/or services to their target markets and embody similar business, technical and financial risk/reward characteristics that a notional investor would consider as being comparable.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 22

Evans & Evans applied the multiple to the Company’s 2019 revenues of approximately $3.0 million. The Company has no debt as at the Valuation Date and any cash would be left with the Issuer at the closing of the Proposed transaction. The end result was a fair market value of $1,030,000.

14.2	Net Asset Method

14.2.1	Overview

Under the Net Asset Method, the Company’s net assets represent the aggregate value of all tangible and identifiable assets, where the latter have values that can be separately determined, minus all liabilities. The reader is advised to refer to Exhibit 5.0 - Net Asset Method.

As noted above, the primary adjustment to the Company’s balance sheet was the fair market value of the Customer Intangibles.

14.2.2	Fair Market Value of the Customer Intangibles

Evans & Evans considered the financial results for the Company as outlined in Exhibit 1.0. Given the lack of forward-looking results, Evans & Evans made a series of assumptions to determine a reasonable stream of cash flows that could be generated from the Customer Intangibles. The reader is advised to refer Exhibit 6.0 - Fair Market Value of the Customer Intangibles to review the detailed assumptions.

The authors of the Report deemed it appropriate to utilize a MPEE Method in arriving at the fair market value of the Customer Intangibles. Such an approach was deemed appropriate as the Company has existing recurring revenues from its customer base and is projecting continued revenues and net income going forward. Further, such an approach considers the value of the cash flows that will be available to a notional purchaser from the existing customer base.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 23

In the MPEE Method the prospective earnings of the single subject intangible asset must be separated from those of the group of assets by identifying and deducting portions of the total earnings that are attributable to the contributory assets to estimate the remaining or “excess earnings” attributable to the subject intangible asset.

The distinguishing characteristic of a contributory asset is that it is not the subject income-generating asset itself; rather it is an asset that is required to support the subject income-generating asset. The contributory asset charge represents the charge that is required to compensate for an investment in a contributory asset, considering rates of return required by market participants investing in such assets––1 .

Derivation of a Discount Rate

A discount rate is used to convert a future stream of cash flows into value, whereas a capitalization rate (equal to the discount rate minus the cash flow growth rate) is utilized to convert a single period’s cash flow into value. When utilizing debt-free cash flow, the most appropriate discount rate is the weighted average cost of capital (“WACC”), which provides an expected rate of return based on the capital structure, the required yield on the equity of a purchaser of the Company, and the required yield on interest-bearing debt.

The basic formula for computing WACC can be expressed as follows:

WACC - (ke x We) + (kd x [1-t] x Wd)

Where:

WACC =     Weighted average cost of capital

ke      =     Corporation’s cost of equity capital

kd      =     Corporation’s cost of debt capital

We     =     Percentage of equity capital in the capital structure

Wd     =     Percentage of debt capital in the capital structure

t         =     Corporation’s effective income tax rate

1 The Appraisal Foundation – Best Practices for Valuations in Financial Reporting: Intangible Asset Working Group – Contributory Assets.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 24

Based on our independent analysis, we estimated the market cost of debt for a notional purchaser of the Company to be 5.75%. This pre-tax cost of debt was used in our MPEE Method.

The remaining component of WACC, the cost of equity, was derived using the “build-up” method. The method constructs a discount rate by “building up” the components of such a rate. Starting with the risk-free rate prevalent at the Valuation Date (2.04%), a generic equity risk premium, as well as a company-specific risk premium is then added.

An equity risk premium (“ERP”) of 6.04% was utilized based on the Long Horizon expected ERP (supply side) as document in Duff & Phelps 2018 Valuation Handbook - International Guide to Cost of Capital. The build-up method also incorporates a small stock premium of 5.37% based on the 10th decile (market capitalization between $2.5 million and $299.3 million) small stock premium as document in 2018 Valuation Handbook - International Guide to Cost of Capital.

Combining the current long-term government bond yield and the equity-risk and small stock premia provides an estimate of the potential return that investors, in the January 2020 interest rate environment, require for investing in a diversified portfolio of equities. With long-term government bond rates at 2.04% as of the Valuation Date, the implied return requirement for investing in a market basket of publicly traded equities is 13.45%.

This estimated required return captures only systematic or market risk and does not address the risk specific to the Company. For this reason, a notional purchaser of the Company would require a premium to induce investment. A number of factors indicate that an investment in the Company is riskier than an investment in the market. These factors include the, competitive environment, recent results and reliance on management. It is our view that an investor would require at least 850 to 1,050 basis points to compensate for the additional risk to attract investors to the common stock of a notional purchaser of the Company.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 25

Combining the variables discussed (long-term government bond yield, equity risk premium, and an allowance for size and the risks unique to the Company) results in discount rates in the range of 22% to 24%.

Having estimated rates of return for both the debt and equity components of the capital structure, the next step is to weight, at market value, each component based upon the proportion each represents of total capitalization.

The equity weighting was determined through a review of companies in the consulting services industry and the ability of a notional purchaser of the Company to secure debt in current market conditions. A capital structure of 15% debt and 85% equity was utilized for the Company. Applying these weightings results in a WACC of 19.3% to 21%.

Determination of Useful Life / Attrition Rate

Based on industry benchmarking, Evans & Evans determined the useful life of the Customer Intangibles to be eight years.

Conclusions

The MPEE Method results in a fair market value of the Customer Intangibles in the range of $504,000 to $529,000.

14.2.3	Net Asset Value

Evans & Evans undertook a Net Asset Method, as outlined in Exhibit 5.0. Evans & Evans adjusted the Company’ deferred revenues and included an adjustment for stub period net income to account for the timing difference between the date of the most recent financial statements and the Valuation Date. Evans & Evans also adjusted for certain amounts that will be paid to the Issuer prior to the completion of the Proposed Transaction. With regards to the Customer Intangibles, Evans & Evans adjusted the book value to reflect the fair market value of the Customer Intangibles determined in section 14.2.2 above.

Under the Net Asset Method, the fair market value of the Company was determined to be $870,000.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 26

15.0	QUALIFICATIONS AND CERTIFICATION

15.1	Qualifications

The Report preparation, and related fieldwork and due diligence investigations, were carried out by Jennifer Lucas and thereafter reviewed by Michael Evans.

Mr. Michael A. Evans, MBA, CFA, CBV, ASA, Principal, founded Evans & Evans, Inc. in 1989. For the past 34 years, he has been extensively involved in the financial services and management consulting fields in Vancouver, where he was a Vice-President of two firms, The Genesis Group (1986-1989) and Western Venture Development Corporation (1989-1990). Over this period he has been involved in the preparation of over 2,500 technical and assessment reports, business plans, business valuations, and feasibility studies for submission to various Canadian stock exchanges and securities commissions as well as for private purposes. Formerly, he spent three years in the computer industry in Western Canada with Wang Canada Limited (1983-1986) where he worked in the areas of marketing and sales.

Mr. Michael A. Evans holds: a Bachelor of Business Administration degree from Simon Fraser University, British Columbia (1981); a Master’s degree in Business Administration from the University of Portland, Oregon (1983) where he graduated with honors; the professional designations of Chartered Financial Analyst (CFA), Chartered Business Valuator (CBV) and Accredited Senior Appraiser. Mr. Evans is a member of the CFA Institute, the Canadian Institute of Chartered Business Valuators (“CICBV”) and the American Society of Appraisers (“ASA”).

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 27

Ms. Jennifer Lucas, MBA, CBV, ASA, Managing Partner, joined Evans & Evans in 1997. Ms. Lucas possesses several years of relevant experience as an analyst in the public and private sector in British Columbia and Saskatchewan. Her background includes working for the Office of the Superintendent of Financial Institutions of British Columbia as a Financial Analyst. Ms. Lucas has also gained experience in the Personal Security and Telecommunications industries. Since joining Evans & Evans Ms. Lucas has been involved in writing and reviewing over 1,500 valuation and due diligence reports for public and private transactions.

Ms. Lucas holds: a Bachelor of Commerce degree from the University of Saskatchewan (1993), a Masters in Business Administration degree from the University of British Columbia (1995). Ms. Lucas holds the professional designations of Chartered Business Valuator and Accredited Senior Appraiser. She is a member of the CICBV and the ASA.

15.2	Certification

The analyses, opinions, calculations and conclusions were developed, and this Report has been prepared in accordance with the standards set forth by the Canadian Institute of Chartered Business Valuators.

The fee established for the Report has not been contingent upon the value or other opinions presented.

The authors of the Report have no present or prospective interest in the Issuer, and we have no personal interest with respect to the parties involved. For the purposes of the Report, Evans & Evans is independent to the Issuer, the Company and all other interested parties in the Proposed Transaction.

Yours very truly,

EVANS & EVANS, INC.

Comprehensive Valuation Report McorpCX, LLC March 18, 2020	Page 28

16.0	RESTRICTIONS AND CONDITIONS

This Report is intended for the purpose stated in section 1.0 hereof and, in particular, is based on the scope of work and assumptions as to results that could reasonably be expected at the Valuation Date.

The authors of the Report advise the reader to carefully review sections on the Conditions of the Report and the Assumptions of the Report to understand the critical assumptions that the Report is based on. It is not to be the basis of any subsequent valuation and is not to be reproduced or used other than for the purpose of this Report without prior written permission in each specific instance.

Evans & Evans reserves the right to review all information and calculations included or referred to in this Report and, if it consider necessary, to revise its views in the light of any information which becomes known to it during or after the date of this Report. The authors of the Report disclaim any responsibility or liability for losses occasioned to the Issuer, its subsidiaries, investors, shareholders and all other related and other parties including potential investors as a result of the circulation, publication, reproduction or use of this Report or its use contrary to the provisions of this paragraph.

17.0	EXHIBITS

Mcorp CX, Inc.
Comprehensive Valuation Report - McorpCX, LLC
Market Approach - Guideline Public Company Method
Valuation as of January 31, 2020

Exhibit 4.0

FINAL

Table 1 - Identified Guideline Public Companies (1)

Company Name	Ticker	Exchange	Market Capitalization	Enterprise Value	TTM Revenue	TTM EBITDA	EV/ Revenue	EV/ EBITDA
Huron Consulting Group Inc.	HURN	NASDAQ	1,459	1,656	877	98	1.9 x	16.8 x
FTI Consulting, Inc.	FCN	NYSE	4,518	4,533	2,350	346	1.9 x	13.1 x
Marsh & McLennan Companies, Inc.	MMC	NYSE	56,366	67,317	16,650	4,050	4.0 x	16.6 x
Resources Connection, Inc.	RECN	NASDAQ	489	500	718	61	0.7 x	8.3 x
Genpact Limited	G	NYSE	8,409	9,182	3,520	558	2.6 x	16.5 x
Exponent, Inc.	EXPO	NASDAQ	3,771	3,539	391	92	9.0 x	38.6 x
CynergisTek, Inc.	CTEK	NYSE (America)	40	30	72	7	0.4 x	4.6 x
The Hackett Group, Inc.	HCKT	NASDAQ	462	448	261	40	1.7 x	11.3 x
					Average		**2.8 x**	**15.7 x**
					Median		**1.9 x**	**14.8 x**
					Coefficient of Variance		**1.0**	**0.7**

Table 2 - Selected Guideline Public Companies (1)

McorpCX LLC

EV/TTM Revenue multiple (2)	Discount Range (3)	Adjusted EV/Revenue multiple
0.5 x	35.0%	0.33 x
0.5 x	30.0%	0.35 x

	Low	High
Size	15.0%	18.0%
Liquidity of investment	15.0%	17.0%
	30.0%	35.0%

(4) Given required payment to Issuer, cash will be nominal.

Mcorp CX, Inc. **Exhibit 6.0**
Comprehensive Valuation Report - McorpCX, LLC Page 1 of 3

Fair Market Value of Customer Intangibles

Valuation as of January 31, 2020

FINAL

(Canadian Dollars) Multi-Period Excess Earnings ("MPEE") Method		11 months 2020	For the Financial Years Ended December 31, 2021	2022	2023	2024	2025	2026	2027	2028	2029	Notes
Total Revenues		3,262,140	3,920,411	4,116,432	4,322,253	4,451,921	4,585,478	4,723,043	4,864,734	5,010,676	5,160,996	(1)
Consulting Revenue	90.6%	3,262,140	3,550,934	3,728,481	3,914,905	4,032,352	4,153,322	4,277,922	4,406,260	4,538,447	4,674,601	(2)
Growth			*5.0%*	5.0%	5.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	
Revenues from existing relationships	74.7%	2,435,731	2,794,184	2,933,893	3,080,588	3,173,005	3,268,196	3,366,241	3,467,229	3,571,246	3,678,383	(3)
Expected organic growth from existing relationships		*NMF*	*5.0%*	*5.0%*	*5.0%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*	
Total Revenues from existing relationships		2,435,731	2,794,184	2,933,893	3,080,588	3,173,005	3,268,196	3,366,241	3,467,229	3,571,246	3,678,383	
Customers, beginning		100.0%	87.5%	76.6%	67.0%	58.6%	51.3%	44.9%	39.3%	34.4%	30.1%	
Customers, ending		87.5%	76.6%	67.0%	58.6%	51.3%	44.9%	39.3%	34.4%	30.1%	26.3%	
Average customer retention	12.5%	93.8%	82.0%	71.8%	62.8%	55.0%	48.1%	42.1%	36.8%	32.2%	28.2%	(4)
Total Revenues from existing relationships post attrition		2,283,498	2,292,104	2,105,871	1,934,769	1,743,710	1,571,519	1,416,331	1,276,469	1,150,417	1,036,814	
Company level EBIT Margin		8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	
Add: Costs to acquire new relationships		2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	
Adjusted EBIT Margin		10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	
EBIT		228,350	229,210	210,587	193,477	174,371	157,152	141,633	127,647	115,042	103,681	
Income tax expense (benefit)	29.7%	67,820	68,075	62,544	57,463	51,788	46,674	42,065	37,911	34,167	30,793	(5)
Operating Income After Tax		**160,530**	**161,135**	**148,043**	**136,014**	**122,583**	**110,478**	**99,568**	**89,736**	**80,874**	**72,888**	
Plus: Depreciation & Amortization		500	475	451	429	407	387	368	349	332	315	
Less: Contributory Asset Charges												(6)
Net Working Capital	0.4%	10,122	10,160	9,334	8,576	7,729	6,966	6,278	5,658	5,099	4,596	
Fixed Assets	0.0%	294	295	271	249	224	202	182	164	148	133	
Assembled Workforce	1.1%	24,440	24,532	22,539	20,708	18,663	16,820	15,159	13,662	12,313	11,097	
Total Contributory Asset Charges		**34,855**	**34,987**	**32,144**	**29,532**	**26,616**	**23,988**	**21,619**	**19,484**	**17,560**	**15,826**	
Residual cash flows related to the asset		126,175	126,623	116,350	106,911	96,374	86,877	78,317	70,601	63,646	57,377	
Partial Period		0.92	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	
Mid Period Convention		0.46	1.42	2.42	3.42	4.42	5.42	6.42	7.42	8.42	9.42	(7)
Present value factor - low case	20.5%	0.92	0.77	0.64	0.53	0.44	0.36	0.30	0.25	0.21	0.17	
Present value factor - high case	18.8%	0.92	0.78	0.66	0.56	0.47	0.39	0.33	0.28	0.24	0.20	(8)
Present Value of Cash Flow - low case		**115,869**	**97,292**	**74,212**	**56,607**	**42,360**	**31,699**	**23,721**	**17,751**	**13,284**	**9,941**	
Present Value of Cash Flow - high case		**116,625**	**99,269**	**76,804**	**59,423**	**45,103**	**34,235**	**25,986**	**19,724**	**14,972**	**11,365**	
Sum of PV of Tatal Cash Flows - low case		**503,790**										
Sum of PV of Tatal Cash Flows - high case		**528,538**										

Fair Market Value of Customer Relationships (rounded)	**504,000**
Fair Market Value of Customer Relationships (rounded)	**529,000**

Assumptions	
Estimated Useful Life (4)	8 years

Mcorp CX, Inc. | **Exhibit 6.0**
Comprehensive Valuation Report - McorpCX, LLC | **Page 2 of 3**
Fair Market Value of Customer Intangibles
Valuation as of January 31, 2020 | **FINAL**

(Canadian Dollars) Multi-Period Excess Earnings ("MPEE") Method		5.5 months 2030	For the Financial Years Ended December 31, 2031	2032	2033	2034	2035	2036	Notes
Total Revenues		5,315,826	5,475,301	5,639,560	5,808,747	5,983,009	6,162,500	6,347,375	(1)
Consulting Revenue	90.6%	4,814,839	4,959,284	5,108,063	5,261,304	5,419,144	5,581,718	5,749,169	(2)
Growth		3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	
Revenues from existing relationships	75%	3,788,734	3,902,396	4,019,468	4,140,052	4,264,254	4,392,182	4,523,947	(3)
Expected organic growth from existing relationships		*3.0%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*	*3.0%*	
Total Revenues from existing relationships		3,788,734	3,902,396	4,019,468	4,140,052	4,264,254	4,392,182	4,523,947	
Customers, beginning		26.3%	23.0%	20.1%	17.6%	15.4%	13.5%	11.8%	
Customers, ending		23.0%	20.1%	17.6%	15.4%	13.5%	11.8%	10.3%	
Average customer retention	12.5%	24.7%	21.6%	18.9%	16.5%	14.5%	12.7%	11.1%	(4)
Total Revenues from existing relationships post attrition		934,428	842,153	758,991	684,040	616,491	555,613	500,746	
Company level EBIT Margin		8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	
Add: Costs to acquire new relationships		2.0%	0.0%	0.0%	0.0%	0.0%	Add: Costs to	0.0%	
Adjusted EBIT Margin		10.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	
EBIT		93,443	67,372	60,719	54,723	49,319	44,449	40,060	
Income tax expense (benefit)	30%	27,753	20,010	18,034	16,253	14,648	13,201	11,898	(5)
Operating Income After Tax		**65,690**	**47,363**	**42,686**	**38,470**	**34,671**	**31,248**	**28,162**	
Plus: Depreciation		299	284	270	257	244	232	220	
Less: Contributory Asset Charges									(6)
Net Working Capital	0.4%	4,142	3,733	3,364	3,032	2,733	2,463	2,220	
Fixed Assets	0.0%	120	108	98	88	79	71	64	
Assembled Workforce	1.1%	10,001	9,014	8,123	7,321	6,598	5,947	5,359	
Total Contributory Asset Charges		**14,263**	**12,855**	**11,585**	**10,441**	**9,410**	**8,481**	**7,643**	
Residual cash flows related to the asset		51,727	34,792	31,371	28,286	25,505	22,998	20,739	
Partial Period		1.0	1.0	1.0	1.0	1.0	1.0	1.0	
Mid Period Convention		10.42	11.42	12.42	13.42	14.42	15.42	16.42	(7)
		0.14	0.12	0.10	0.08	0.07	0.06	0.05	
Present value factor		0.17	0.14	0.12	0.10	0.08	0.07	0.06	(8)
Present Value of Cash Flow - low case		**7,440**	**4,154**	**3,109**	**2,327**	**1,742**	**1,304**	**976**	
Present Value of Cash Flow - high case		**8,627**	**4,886**	**3,709**	**2,816**	**2,138**	**1,623**	**1,233**

Mcorp CX, Inc. **Exhibit 8.0**

Comprehensive Valuation Report – McorpCX, LLC

Contributory Asset Charges

Valuation as of January 31, 2020 **FINAL**

(Canadian Dollars)		For the Financial Years Ended December 31, 2019	2020	2021	2022	2023	Notes
Revenues		3,564,010	3,920,411	4,116,432	4,322,253	4,451,921	(1)
Net working capital							(2)
Opening working capital		400,203	328,113	305,646	308,702	311,789	
Increase (decrease) in working capital		(144,180)	(46,488)	(9,940)	1,789	8,017	
Ending working capital		256,023	281,625	295,706	310,492	319,806	
Average working capital		328,113	304,869	300,676	309,597	315,798	
Required after-tax return on asset	5.8%	18,866	17,530	17,289	17,802	18,158	
Net working capital contributory asset charge	**0.4%**	**0.5%**	**0.4%**	**0.4%**	**0.4%**	**0.4%**	
Property, plant and equipment							(3)
Beginning balance		2,551	3,051	3,576	4,124	4,696	
Less: Depreciation		500	475	451	429	407	
Plus: Capital expenditures		1,000	1,000	1,000	1,000	1,000	
Ending balance		3,051	3,576	4,124	4,696	5,289	
Average balance		2,801	3,313	3,850	4,410	4,992	
Required after-tax return on fixed assets	5.8%	147	174	203	232	263	
Required after-tax return of fixed assets		352	334	317	301	286	
Total required after-tax return on and of fixed assets		499	508	520	533	549	
Fixed asset contributory asset charge	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	
Assembled workforce							
Level of assembled workforce		244,000	244,000	244,000	244,000	244,000	(4)
Required after-tax return on workforce	18.1%	40,454	44,198	44,198	44,198	44,198	
Assembled workforce contributory asset charge	**1.1%**	**1.1%**	**1.1%**	**1.1%**	**1.0%**	**1.0%**	

Notes:

(1) Based on extrapolated growth in revenues as outlined in Exhibit 6.0.

(2) See Exhibit 1.0

(3) See Exhibit 1.0

(4) Estimated based on current number of full-time employees and consultants.

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